Exhibit (c.3)

AN APPRAISAL OF
BUILDING C, HOHOKAM BUSINESS PARK
A BACK OFFICE BUILDING
LOCATED AT
1515 WEST 14TH STREET
TEMPE, ARIZONA

AN APPRAISAL OF
BUILDING C, HOHOKAM BUSINESS PARK
A BACK OFFICE BUILDING
LOCATED AT
1515 WEST 14TH STREET
TEMPE, ARIZONA

PREPARED FOR
SUTTER SECURITIES, INC.
555 CALIFORNIA STREET, SUITE 3330
SAN FRANCISCO, CALIFORNIA 94104

AT THE REQUEST OF
MR. GILBERT MATTHEWS
SENIOR MANAGING DIRECTOR

EFFECTIVE DATE OF REPORT
JANUARY 18, 2005

REPORT DATE
FEBRUARY 17, 2005

PREPARED BY
RICHARD J. KALINOWSKI, JR., MAI

KALINOWSKI & ASSOCIATES, INC.
REAL ESTATE APPRAISERS AND CONSULTANTS
5110 NORTH 40TH STREET
SUITE 254
PHOENIX, ARIZONA 85018

K&A FILE NO. 04314

▪
Kalinowski & Associates, Inc.

Real Estate Appraisers and Consultants

5110 North 40th Street, Suite 254
Phoenix, Arizona 85018
TEL 602/254-8490
FAX 602/254-8504

February 17, 2005

Mr. Gilbert Matthews
Senior Managing Director
Sutter Securities, Inc.
555 California Street, Suite 3330
San Francisco, California 94104

Re:        Appraisal of Building C, Hohokam Business Park, a back office building located at 1515 West 14th Street, Tempe, Arizona.

Dear Mr. Matthews:

In accordance with your request, I have personally inspected the above-referenced property for the purpose of estimating its current market value. The purpose of this appraisal report is to provide a supported opinion of the “as is” market value of the real estate as of the date of inspection. The intended use of this appraisal report is to assist the client, Sutter Securities, Inc., in loan underwriting decisions. The intended user of this report is Sutter Securities, Inc. This is a complete appraisal in a self-contained report format.

The subject property includes a 15.94 net acre office/industrial site located at the southwest corner of 14th Street and Albert Avenue, and the northwest corner of 16th Street and Albert Avenue, Tempe, Arizona. The address of the property is 1515 West 14th Street, Tempe, Arizona 85281. The site is improved with a 220,000 square foot back office building that is currently occupied by Bank One. The current lease to Bank One has recently been extended for six months. Bank One has announced their intention to vacate the building. This analysis is based on the assumption that the property is vacant.

The subject property includes 1,042 parking spaces, which equates to a ratio of 4.74 spaces per 1,000 square feet of net rentable area. The building was constructed in 1977, according to the public records. However, the building was extensively renovated in 1995 to meet the needs of the current existing tenant, Bank One.

The subject property includes a fully improved single-user back office building with redundant power and fiber optics. The building is a fully equipped call center with back-up power fed by two separate grids and includes computer rooms, training rooms, security system, a modern 14,000 square foot cafeteria completed in 1998, and an 8,000 square foot screened atrium.

Mr. Gilbert Matthews
Sutter Securities, Inc.
February 17, 2005

Based upon an analysis of the data available, and the assumptions and conclusions contained in the attached report, the estimated “as is” market value of the fee simple interest in the subject property, as of January 18, 2005, was:

ASSUMING MULTI-TENANT USE

FOURTEEN MILLION TWENTY-FIVE THOUSAND DOLLARS
($14,025,000)

ASSUMING SINGLE TENANT USE

THIRTEEN MILLION ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS
($13,125,000)

The following complete appraisal in a self-contained format has been prepared in compliance with the Standards and Practices of the Appraisal Institute, the requirements of the federal bank regulating agencies, and the Guidelines and Recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP) by the Appraisal Foundation.

The estimated marketing period for the subject property is 12 months. The estimated exposure time is 12 months.

Thank you for this opportunity of serving you. If there are any questions, please contact our office.

Respectfully submitted,

Richard J. Kalinowski, Jr., MAI
State of Arizona Certified General
Real Estate Appraiser, Cert. No. 30040

Executive Summary

EXECUTIVE SUMMARY

Property Type:	Single level back office building

Project Name:	Building C, Hohokam Business Park

Location:	Southwest corner of 14th Street and Albert Avenue, and
the northwest comer of 16th Street and Albert Avenue,
Tempe, Arizona.

Address:	1515 West 14th Street, Tempe, Arizona 85281

Legal Description:	Lots 22, 23, 24, 29, 30, and 31, Hohokam Industrial
Park Unit II (MCR 174/33), except West 73.27 feet of
Lots 24 and 31.

Maricopa County Assessor’s Parcel Numbers:	Book 124, Map 58, Parcel 050, 051, 052A, 057, 058,
059A, and 059C

Census Tract Number:	3197.04

Owner of Record:	BF Enterprises, Inc.

Date of Inspection:	January 18, 2005

Effective Date of Report:	January 18, 2005

Date of Report:	February 17, 2005

Interest Appraised:	Fee Simple Estate

Net Site Area:	15.9418 net acres (694,425 square feet)

Zoning:	I-2, General Industrial, City of Tempe

Year Built:	1977, according to the public records. (Extensively
renovated in 1995.)

Improvements Description:	One, single-story, back office building containing a total of 220,000 square feet.
The building includes concrete block exterior walls with a stucco finish and a flat built-up roof. The subject includes a fully equipped single user back office building with redundant power and fiber optics including computer rooms, training

Kalinowski& Associates, Inc.	1

Executive Summary

rooms, a 14,000 square foot cafeteria, and an 8,000 square
foot atrium.

Parking:	The subject property includes 1,042 parking spaces, which
equates to a parking ratio of 4.74 spaces per 1,000 square feet of building area.

Land-to-Building Ratio:	3.16:1 (based on building area of 220,000 square feet)

Site Coverage Ratio:	31.68% (based on building area of 220,000 square feet)

Fire Protection:	Fully sprinklered

Highest and Best Use
As Vacant:	Office/industrial building
As Improved:	Existing improvements

Value indications:

Land Value Estimate:	$5,210,000 ($7.50/SF)

Value Conclusions:

Cost Approach:	$21,780,000

Income Capitalization Approach:	$22,600,000 (single tenant stabilized)
$25,585,000 (multi-tenant stabilized)

Sales Comparison Approach:	$22,000,000 (stabilized)

“As Is” Market Value Estimate:	$13,125,000 (single tenant)
$14,025,000 (multi-tenant)

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Underlying Assumptions and Limiting Conditions

UNDERLYING ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal is made expressly subject to the conditions and stipulations following:

1. No responsibility is assumed for matters which are legal in nature, nor is any opinion on the title rendered herewithin. This appraisal assumes good title, responsible ownership and competent management. This property has been appraised as though free of liens and encumbrances, except as herein described.

2. The factual data utilized in this analysis has been obtained from sources deemed to be reliable; however, no responsibility is assumed for its accuracy.

3. Possession of this report, or any copy hereof, does not carry with it the right of publication, nor may the same be used for any purpose by any but the applicant without the previous written consent of the appraiser or the applicant. In any event, it shall be used only in its entirety.

4. This report shall not be used in the Client’s reports or financial statements or in any documents filed with any governmental agency, unless: (1) prior to making any such reference in any report or statement or any document filed with the Securities and Exchange Commission or other governmental agency, Appraiser is allowed to review the text of such reference to determine the accuracy and adequacy of such reference to the appraisal report prepared by the appraiser; (2) in the Appraiser’s opinion, the proposed reference is not untrue or misleading and is adequate for the purposes intended in light of the circumstances under which it is made; and (3) written permission has been obtained by the Client from the Appraiser for these uses.

5. No survey has been made. Valuation is reported without regard to questions of boundaries, encumbrances and encroachments.

6. The appraiser herein is not required to give testimony in Court unless prior arrangements have been made.

7. Any conclusions stated herein apply only as of the date of this appraisal.

8. The Appraiser assumes that the subject property is not in violation of any federal or state environmental policy, act, statute or regulation. The Appraiser will hereby expressly notify you that he is not educated in the science and engineering of environmental assessments, inventories, cleanups, or related technical matters.

     The Appraiser expressly notifies the Client that real property values can be drastically affected by contamination or other environmental matters. If such facts exist or are found to exist, the conclusions of the appraisal report are not to be relied upon.

     This appraisal will not take into consideration the possibility of the existence of asbestos, PCB transformers, or other toxic, hazardous, or contaminated substances and/or underground storage tanks (hazardous material), or the cost of encapsulation or removal thereof.

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Underlying Assumptions and Limiting Conditions

     If the client has any concern about the existence of such substances on the property, the Appraiser considers it imperative for the client to retain the services of a qualified, independent engineer or contractor to determine the existence and extent of any hazardous materials, as well as the cost associated with any required or desirable treatment or removal thereof.

9. We have assumed that ownership and competent management exists and continues for the subject property.

10. The hidden defects within the materials of the infrastructure, or defects which are inaccessible to normal inspection, are not the responsibility of the appraiser.

11. The Americans with Disabilities Act (“ADA”) became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirement of the ADA in estimating the value of the property.

Special Limiting Conditions

12. This appraisal report is based upon a review of the ALTA/ACSM Land Title Survey for the subject property prepared by Huitt-Zollars (Job No. 05-0246-05), dated September 11, 1995.

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Certification

CERTIFICATION

The undersigned does hereby certify that, except as otherwise noted in this appraisal report:

1. I have no present or contemplated future interest in the real estate that is the subject of this appraisal report and my compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

2. I have no personal interest or bias with respect to the subject matter of this appraisal report or the parties involved.

3. To the best of my knowledge and belief, the statements of fact contained in this appraisal report upon which analyses, opinions and conclusions expressed herein are based, are true and correct, and this appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

4. This appraisal report sets forth all the limiting conditions (imposed by the terms of our assignment or by the undersigned) affecting the analyses, opinions and conclusions contained in this report.

5. My analyses, opinions, and conclusions were developed, and this appraisal report has been prepared in conformity with and is subject to the requirements of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice.

6. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

7. Disclosure of the contents of this appraisal report is governed by the By-Laws and Regulations of the Appraisal Institute.

     Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which he/she is connected, or any reference to the Appraisal Institute or to the MAI or SRA designation) shall be disseminated to the public through advertising media, public relations media, news media, sales media or any other public means of communication without the prior written consent and approval of the undersigned.

8. I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. The Ethics Rule of the Uniform Standards shall be enforced solely by enforcement of the Code of Professional Ethics under the existing enforcement procedures of the Appraisal Institute.

9. I have made a personal inspection of the property that is the subject of this report.

10. No one provided significant professional assistance to the persons signing this report.

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Certification

11. The Appraisal Institute conducts a voluntary program of continuing education for it designated members. Designated Members who meet the minimum standards of this program are awarded periodic educational certification. “As of the date of this report, Richard J. Kalinowski, Jr., MAI, has completed the requirements under the continuing education program of the Appraisal Institute.”

12. Compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, attainment of a stipulated result, or the occurrence of a subsequent event.

I HEREBY CERTIFY THAT UPON APPLICATION FOR VALUATION BY:

SUTTER SECURITIES, INC.

I HAVE PERSONALLY INSPECTED THE REAL PROPERTY DESCRIBED AS:

BUILDING C, HOHOKAM BUSINESS PARK
1515 WEST 14TH STREET
TEMPE, ARIZONA

I AM OF THE OPINION THAT AS OF JANUARY 18, 2005, THE “AS IS” MARKET VALUE OF THE FEE SIMPLE ESTATE IN THE SUBJECT PROPERTY WAS:

ASSUMING MULTI-TENANT USE

FOURTEEN MILLION TWENTY-FIVE THOUSAND DOLLARS
($14,025,000)

ASSUMING SINGLE TENANT USE

THIRTEEN MILLION ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS
($13,125,000)

/s/ Richard J. Kalinowski
RICHARD J. KALINOWSKI, JR., MAI
STATE OF ARIZONA CERTIFIED GENERAL REAL ESTATE APPRAISER CERTIFICATE NO. 30040

Date: FEBRUARY 17, 2005

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Introduction

PURPOSE OF THE APPRAISAL

The purpose of this appraisal report is to provide a supported opinion of the “as is” market value of the subject property identified as Building C, Hohokam Business Park. The street address of the subject building is 1515 West 14th Street, Tempe, Arizona 85281. The real property which is the subject of this report is generally, legally, and specifically described herein.

INTENDED USE AND USER OF THE APPRAISAL

This appraisal report is intended to assist the client, Sutler Securities, Inc., in loan underwriting decisions. The intended user of this report is Sutter Securities, Inc.

PROPERTY RIGHTS APPRAISED AND EFFECTIVE DATE OF REPORT

This appraisal is of the fee simple estate in the subject property as of the inspection date of January 18, 2005.

DEFINITION OF FEE SIMPLE ESTATE

Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.1

DEFINITION OF MARKET VALUE

Market Value - means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

(1)	Buyer and seller are typically motivated;

(2)	Both parties are well informed or well advised, and acting in what they consider their own best interests;

(3)	A reasonable time is allowed for exposure in the open market;

(4)	Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

(5)	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.[2]

[1]	The Appraisal of Real Estate, 12th Edition, 2001, Appraisal Institute, p. 69.

[2]	Federal Register, Vol. 55, No. 163, August 22, 1990, Pages 34228 and 34229.

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Introduction

“As is” Market Value

“Market Value ‘as is’ on appraisal date means an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of the appraisal report is prepared.”3

PERSONAL PROPERTY

This appraisal report includes the appraisal of the real property only and excludes the analysis of any personal property, or furniture, fixtures, and equipment (FF&E).

[3]	Appraisal Policies and Practices of Insured Institutions and Service Corporations, Federal Home Loan Bank Board, “Final Rule,” 12 CFR, Parts 563 and 571, December 2l, 1987.

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County Parcels

Property Identification

PROPERTY IDENTIFICATION

The subject of this report is the existing back office building identified as Building C, Hohokam Business Park, which is located at the southwest corner of 14th Street and Albert Avenue, and the northwest corner of 16th Street and Albert Avenue, Tempe, Arizona. The street address of the subject building is 1515 West 14th Street, Tempe, Arizona 85281.

Legal Description

Lots 22, 23, 24, 29, 30, and 31, Hohokam Industrial Park Unit II, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 174 of Maps, page 33;

Except the West 73.27 feet of Lots 24 and 31.

Maricopa County Assessor’s Parcel Numbers

The subject property is further identified in the Maricopa County Assessor’s records in Book 124, Map 58, as Parcels 050, 051, 052A, 057, 058, 059A, and 059C. A copy of the Assessor’s Map illustrating the location and configuration of the subject site is included on the opposite page.

OWNERSHIP AND HISTORY OF SUBJECT PROPERTY

Ownership

The subject property is currently held in ownership by BF Enterprises, Inc.

Property History

The public records indicate that the current owners have held ownership in the subject property for at least the past 20 years.

The subject building has been leased for the past ten years to Bank One. The lease expired January 31, 2005 and was extended for six months. Bank One has announced their intention to vacate the building.

The subject property has been marketed by Lee & Associates, Mike Garlick, for the past eight months. A specific purchase price has not been established for the subject property. The owners of the subject property are in the process of determining whether to market the building to another single user tenant or to subdivide the building into multiple tenant user space.

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Property Identification

SCOPE OF WORK

This appraisal report includes an accumulation and analysis of market data. The valuation process utilized in this report is an attempt to develop a well-supported estimate of market value based on consideration of all pertinent general and specific information.

In the valuation process, one or more of three approaches to value are utilized depending upon the type of property and the use of the appraisal report. The quality and quantity of data available for analysis is pertinent to the use of one or more of the three approaches to value. The three approaches are identified as the cost approach, income capitalization approach, and sales comparison approach.

The cost approach includes the valuation of the subject site as a vacant parcel and an analysis of the replacement costs new for the subject improvements. The data available for the application of the cost approach to the analysis of the subject property is relatively abundant due to the new office construction activity in metropolitan Phoenix. In addition, a substantial number of land sales data is available in which to estimate the market value of the subject site. However, the cost approach does not test the economic feasibility of the subject property. The estimate of accrued depreciation for the subject property is highly subjective and reduces the accuracy and reliability of the cost approach to value.

The income capitalization approach is an analysis of the present value of the future benefits of property ownership measured by the capitalization of the net operating income. This method is applicable to the analysis of the subject office building. The data utilized in the income capitalization approach was heavily relied upon and was abstracted from substantial amounts of current market information. The direct capitalization method was applied to the analysis of the subject property as an income-producing property. Direct capitalization reflects the stabilized market value of the subject property. The selection of an appropriate overall capitalization rate applied in the direct capitalization method is based upon an analysis of several recent sales of similar types of office buildings throughout metropolitan Phoenix.

The sales comparison approach has been utilized in this report and is considered to be a reliable approach to value, especially if an abundant supply of “comparable” properties have sold in the marketplace. The application of the sales comparison approach includes an accumulation and analysis of several back office building sales of properties similar to the subject property located throughout metropolitan Phoenix.

For the purpose of this analysis and in conformity with the “conventional wisdom,” the subject property and comparable data are discussed in terms of prices or values per square foot.

An onsite inspection of the subject property and the surrounding neighborhood was conducted on January 18, 2005. The data included in this analysis of the subject property was obtained from the Maricopa County Assessor’s plat maps, aerial photographs of the subject property and surrounding neighborhood, City of Tempe Zoning Ordinances, Maricopa County Treasurer’s office (taxes), ownership documents, and flood maps provided by the Federal Emergency Management Agency (FEMA).

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Property Identification

All of the sales and rental data included within this report have been confirmed with knowledgeable parties, including buyers, sellers, sales agents, and managers. In some instances, public information was relied upon.

EXPOSURE TIME

Exposure time is defined as:

The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at a market value on the effective date of the appraisal; a retrospective opinion based upon an analysis of past events assuming a competitive and open market.4

The expected reasonable exposure time for the subject property is estimated at less than six months. The current sales volume throughout metropolitan Phoenix as well as leasing activity within the subject market area suggests that there is strong demand for existing fully leased office projects.

The sales comparison approach details sales of office projects within metropolitan Phoenix which have occurred within the past three years. The marketing time periods for the improved sales utilized in this report varied from 30 to 90 days and several of the sales were not listed at time of sale.

Overall, assuming the property has been listed with a qualified commercial brokerage company that uses aggressive and knowledgeable listing agents and techniques, the probable exposure time for the subject property is less than 12 months.

The estimated marketing period for the subject property is 12 months, based upon an analysis of recent sales activity.

[4]	Appraisal Foundation, The Standards of Professional Appraisal Practice, USPAP 2004 Edition, p. 94.

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METROPOLITAN
PHOENIX
ARTERIAL STREETS
PEORIA
SURPRISE
GLENDALE
PHOENIX
SCOTTSDALE
PARADISE VALLEY
DOWNTOWN PHOENIX
SUBJECT
TEMPE
MESA
GILBERT
CHANDLER
GOODYEAR
AVONDALE
BUCKEYE
TONTO
NATIONAL
FOREST
SALT RIVER INDIAN COMMUNITY
GILA RIVER INDIAN COMMUNITY
Completed
Under or Nearing Construction
Planned
PHOENIX MAPPING SERVICE
div. of Wide World of Maps, Inc.
Copyright © 2005 Wide World of Maps, Inc.
The precise, final routes for all freeways are subject to public hearings and local input.
ITEM #75844

Regional Data

REGIONAL DATA

As illustrated from the regional map presented on the opposite page, the subject property is located in Tempe and is directly influenced by the economic development and growth of the entire metropolitan Phoenix area. Included in the Addenda to this report is detailed information on the metropolitan area entitled Regional Data.

The population of metropolitan Phoenix has grown from 2,122,000 in 1990 to approximately 3,396,875 in 2003. This increase represents a percentage change of 60% over a 13-year period. The 2003 census indicates that the City of Phoenix, at 1,387,670, is now the 6th largest city in the United States in terms of population and will most likely be ranked the 5th largest city by the year 2006.

The employment growth for metropolitan Phoenix has increased steadily as population has increased for the past seven years. The employment trends for metropolitan Phoenix indicate slightly under 1,000,000 jobs in 1992, growing to an employment force of 1,595,500 in 2001. Projected employment for 2003 is 1,612,600. The compound growth rate of employment was 1.1% in 2001, negative 0.4% in 2002, and is projected at 1.3% in 2003 and 2.5% in 2004. The latest unemployment rate for metropolitan Phoenix is 3.3% reported in December 2004. High technology manufacturing and research, telecommunications, warehousing and distribution, tourism, back room services, and health care have become the major employment sectors supporting the new job growth of metropolitan Phoenix over the past several years. These industries are all future oriented and are based not only on local and national commerce, but also are supported by global activity.

The outlook for the Phoenix real estate market continues to be good. Metropolitan Phoenix is continuing to grow in most segments of the real estate market, following a strong growth pattern that started in about 1993. The strong single-family residential market is continuing to grow rapidly in all areas of metropolitan Phoenix and exceeded expectations in 2004. The apartment market is growing at a steady but reduced rate. The retail market reflects stabilized vacancy rates, strong absorption levels, and increased rental rates.

With continued population and economic growth, along with a well diversified employment base, the long-term outlook for the economy of metropolitan Phoenix is positive. The problems of transportation, air quality, and water availability have been recognized and are being addressed. Generally, the local economy has been more dynamic than the national economy. In periods of expansion, the metropolitan area has grown more rapidly than the United States as a whole. While in periods of slow growth, the metropolitan area still has grown faster than the United States averages. The factors which have provided the basis and structure for the metropolitan area’s growth should continue to support local economic expansion in the future.

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Neighborhood Map

SUBJECT
RIO SALADO COLLEGE
UNIVERSITY DR
BROADWAY RD
SOUTHERN AVE
BASELINE RD
48TH ST
40TH ST
PRIEST DR
HARDY DR
MILL AVE
ALAMEDA DR
WESTERN CANAL
SALT RIVER
Salado Park
UNIV. OF PHOENIX
Gilliland Mid.
Tempe St. Lukes
Tempe Double Butte Cem.
Twin Buttes Cemetery
Tempe Diablo Stadium
East Resthaven Park Cemetery
ARIZONA MILLS
Pepperwood Golf Course
HOHOKAM EXPWY
WIDE WORLD OF MAPS

Neighborhood Description

NEIGHBORHOOD DESCRIPTION

The subject property is located in northwest Tempe, approximately six miles east and one mile south of the Phoenix central business district (CBD), and one mile west of the Tempe central business district. The subject property is located in an area of predominantly industrial park subdivisions and business park subdivisions, adjacent to multifamily and single family residential development to the east.

The boundaries of the subject neighborhood are identified as the Salt River on the north, Broadway Road on the south, Priest Drive on the east and the Hohokam Expressway on the west. The neighborhood also includes the industrial area along the Rio Salado Parkway, extending east to Hardy Drive. These boundaries are mostly major traffic arteries and it is the development therein which has the most direct influence on the subject property. The dominant use within this defined area is industrial with a mix of manufacturing, office, and office/warehouse uses. Just east of the subject neighborhood, the area transitions to mainly residential use. The identified subject neighborhood is a well-established industrial area of west Tempe, bordering the community of Phoenix and within close proximity to the Sky Harbor International Airport.

The subject property is located within the Hohokam Industrial Park, which is an established industrial area and business park. Most of the buildings within the Hohokam Industrial Park were constructed in the late 1970s and early 1980s.

Transportation

The subject area is easily accessible by means of Phoenix’s existing freeway system. Interstate 10, which is located less than one-half mile southwest of the subject property, connects Phoenix and Tucson. The Hohokam Expressway, less than one mile west of the subject property, provides direct access to Interstate 10. The Superstition Freeway is located two miles south of the subject and connects the southeastern sector of Maricopa County with Interstate 10.

The Red Mountain Freeway/Loop 202 is located along the subject neighborhood’s northern border, 1.5 miles north of the subject property. The Red Mountain Freeway has been completed to Higley Road to the east and connects with the Pima Freeway one mile east of Hayden Road. The Pima Freeway is completed north of Bell Road and Frank Lloyd Wright Boulevard. The final segment in Scottsdaile is completed and provides access to Interstate 17 to the west. The Pima Freeway extends south from the Red Mountain Freeway, and is known as the Price Freeway.

Sky Harbor International Airport

Another major factor in the subject neighborhood is the Sky Harbor International Airport, which is located two miles northwest of the subject property. The subject property has excellent direct access to the airport with an entrance at Priest Drive and the Red Mountain Expressway, and a second entrance off the Hohokam Freeway. Sky Harbor is the 5th busiest airport in the United States and the 1lth busiest airport in the world.

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Aerial Map

FEDERAL LAND
Salt River
SUBJECT
TEMPE ST. LUKE'S HOSPITAL
Hohokam Expwy / SR 143
48th St.
THE COTTON CENTER
TEMPE DIABLO STADIUM
Priest Dr.
Mill Ave.
Maricopa Fwy. / I-10 / US 60
Superstition Fwy. / US 60

Neighborhood Description

A major expansion of the passenger facilities at Sky Harbor International Airport was completed in 1990 with the construction of the $172 million Terminal 4, which has dramatically increased the capacity of the airport. A new third runway was completed in October 2000. The airport is served by 27 passenger airlines. The airport traffic exceeded 37 million passengers in 2003 and is expected to have exceeded 40 million passengers in 2004.

Conclusions of Neighborhood Description

The subject is located in an area of Tempe, adjacent to southeast Phoenix, one mile northeast of Interstate 10 and one mile south of the Red Mountain Freeway. Industrial development of this area began in the mid 1970s and new development continues today. The neighborhood has a good mix of commercial, office, and industrial development.

The neighborhood has good access from a variety of major arterials and freeways. The subject neighborhood is well served by all of the necessary utilities and municipal services. Housing, schools, and shopping are all provided within a reasonable distance. Overall marketability of the neighborhood for industrial use is good.

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Industrial Market Analysis

INDUSTRIAL MARKET ANALYSIS

This section of the report includes industrial market statistics regarding metropolitan Phoenix and the subject submarket, Tempe. The subject property includes a large single tenant office building and is identified as a “back office” in the Lee & Associates survey for the fourth quarter 2004.

Metropolitan Phoenix

In order to analyze the current industrial market conditions in the metropolitan Phoenix area and the subject market area, information from Lee & Associates Arizona Market Research Services has been relied upon. The most recent survey is dated fourth quarter 2004. The report is drawn from a survey of 9,201 industrial projects located throughout metropolitan Phoenix. The building types are categorized as follows: freestanding, multi-tenant, distribution, manufacturing, research and development, and back office. The definition of each of these categories is as follows:

Freestanding

Freestanding buildings are relatively small (20,000 square feet or less) warehouse distribution facilities. Up to one-half of freestanding building space may be used for office or manufacturing use, while the remainder is used for warehouse or storage space. Freestanding buildings support light manufacturing, distribution, and general warehousing operations, with loading areas at ground level or with truckwells.

Multi-Tenant

Multi-tenant industrial buildings are non-dock high distribution buildings designed to simultaneously accommodate multiple tenants. These buildings can be divided into segments, or “bays,” for individual use by the tenants. The “bays” have similar entrances and ground level loading areas. Any such building with more than three (3) tenants qualifies to be multi-tenant.

Distribution

Two main characteristics, which separate distribution buildings from other building types, are dock level loading and height clearance greater than or equal to 18 feet. Distribution buildings can have single or multiple users.

Kalinowski & Associates, Inc.	19

Fourth Quarter Ending 12/31/04	Industrial Market Overview Metropolitan Phoenix Market Review

	Base				Absorption
	Inventory	Available	Vacancy	Under	2004	2004	2004	2004	2004	Number of	% of Market	% of Market
	Square Feet	Square Feet	Percent	Construction	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr	Total	Projects	(# of Projects)	(SF of market)

Mesa	11,971,444	723,350	6.04%	19,374	-103,563	-2,198	-10,192	-21,531	-137,484	593	6.44%	5.30%

Southeast Valley	5,502,727	402,456	7.31%	288,544	72,880	-27,441	-154,030	114,634	6,043	385	4.18%	2.44%

Chandler	28,876,129	3,738,095	12.95%	0	258,407	-72,227	91,629	-148,714	129,095	791	8.60%	12.78%

Tempe	26,079,742	2,070,000	7.94%	300,844	-25,158	69,445	18,080	61,543	123,910	1,443	15.68%	11.55%

Sky Harbor	29,123,840	2,527,525	8.68%	114,511	155,655	115,839	-36,432	328,113	563,175	1,289	14.01%	12.89%

South Central	11,089,348	1,293,302	11.65%	96,829	75,717	-98,865	124,029	172,047	272,928	498	5.41%	4.91%

Southwest	52,675,730	6,239,189	11.84%	893,244	-26,212	111,762	291,953	47,136	424,639	1,055	11.47%	23.32%

West Central	29,103,907	1,149,474	3.95%	0	-81,833	162,557	20,051	77,795	178,570	1,568	17.04%	12.88%

Northwest	19,401,505	2,140,585	11.03%	135,787	324,899	210,046	-57,352	110,107	587,700	979	10.64%	8.59%

Northeast	12,056,573	739,911	6.14%	44,518	98,445	101,670	9,403	-30,075	179,443	600	6.52%	5.34%

Market Totals	225,880,945	21,023,887	9.31%	1,893,651	749,237	570,588	297,139	711,055	2,328,019	9,201	100.00%	100.00%

					0.33%	0.25%	0.13%	0.31%	1,03%

*	Vacancy includes sublease Space that is Currently vacat and speculative Space under Construction

Source: Lee & Associates Arizona

Industrial Market Analysis

Manufacturing

Manufacturing buildings handle moderate to heavy scale productions. These buildings commonly have designated areas for production, storage, and office facilities. They must be able to handle heavy electrical power. Sufficient parking spaces are important, with at least 3 spaces for every 1,000 square feet of building space. Additionally, many of these buildings are fully air conditioned. Typically, manufacturing buildings have single users and are ground level.

Research and Development (R&D)

Research and development buildings are primarily upscale manufacturing or high-tech facilities. These structures have high image appearances and tend to be the most expensive industrial building type. R&D buildings are fully air conditioned, grade level and offer minimal truck loading. All R&D buildings, in this study, have a minimum parking ratio of 3 cars per 1,000 square feet of leased space.

Back Office

Back office buildings are 100% air conditioned, heavily parked and easily accessible to a skilled labor base. These high image buildings are designed for use by data centers, call centers, credit card facilities, customer service centers and telemarketing firms. All back office buildings, in this study, have a minimum parking ratio of 5 cars per 1,000 square feet of leased space.

The report further divides metropolitan Phoenix into eight submarkets. A summary table of industrial market statistics for metropolitan Phoenix by submarket is included on the opposite page.

Inventory

According to the Lee & Associates Arizona report, the industrial sector of the market is described and analyzed as all industrial buildings in Maricopa County larger than 5,000 square feet. The overall industrial market inventory for metropolitan Phoenix, according to the Lee & Associates Arizona Fourth Quarter 2004 report is 225,880,945 square feet. The largest submarket is the Southwest Phoenix submarket, with 52,675,730 square feet. The next largest submarket is the Sky Harbor submarket with 29,123,840 square feet, followed closely by the West Central submarket, with 29,103,907 square feet, and the Chandler submarket with 28,876,129 square feet.

Kalinowski & Associates, Inc.	21

Fourth Quarter Ending 12/31/04	Industrial Market Overview Metropolitan Phoenix By Type

	Base				Absorption
	Inventory	Available	Vacancy	Under	2004	2004	2004	2004	2004	Number of	% of Market	% of Market
	Square Feet	Square Feet	Percent	Construction	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Total	Projects	(# of Projects)	(SF of market)

Freestanding	47,684,630	2,112,541	4.43%	77,388	218,847	-84,993	314,497	-32,263	416,088	3,930	42.71%	21.11%

Multi-Tenant	39,901,976	4,246,453	10.64%	349,375	360,954	253,627	90,731	245,949	951,261	2,581	28.05%	17.67%

Distribution	62,363,364	7,774,695	12.47%	893,244	-108,723	-144,600	20,464	56,239	-176,620	797	8.66%	27.61%

Manufacturing	52,477,399	2,590,086	4.94%	280,000	22,904	623,221	-19,589	345,515	972,051	1,562	16.98%	23.23%

Flex / R & D	11,614,037	2,075,798	17.87%	293,644	142,900	-108,815	89,443	45,198	168,726	183	1.99%	5.14%

Back Office	11,839,539	2,224,314	18.79%	0	112,355	32,148	-198,407	50,417	-3,487	148	1.61%	5.24%

Market Totals	225,880,945	21,023,887	9.31%	1,893,651	749,237	570,588	297,139	711,055	2,328,019	9,201	100.00%	100.00%

					0.33%	0.25%	0.13%	0.31%	1.03%

*	Vacancy Includes Sublease Space that is Currently Vacant and Speculative Space Under Construction

Source: Lee & Associates Arizona

Industrial Market Analysis

Vacancy

According to the Lee & Associates Arizona Fourth Quarter 2004 report, total available supply in the metropolitan Phoenix industrial market is 21,023,887 square feet, which equates to 9.31% vacancy. The vacancy rate includes sublease space that is currently vacant and speculative space under construction. The submarket with the lowest vacancy rate reported in the fourth quarter of 2004 is the West Central submarket at 3.95%, followed by the Mesa submarket at 6.04%.

The submarket with the highest vacancy rate is the Chandler submarket at 12.95% vacancy reported in the fourth quarter of 2004.

Absorption

Net absorption for 2004 is reported at 2,328,019 square feet as compared to total absorption of 2,770,570 square feet in 2003 and total absorption of 2,168,733 square feet in 2002. Net absorption was very strong in 2000 at just over 11 million square feet, following net absorption in 1999 at more than 6.6 million square feet. Total absorption for 2004 dropped off slightly from the 2003 level and increased slightly from the 2002 level.

Conclusions of Metropolitan Phoenix Industrial Market

The current vacancy rate for metropolitan Phoenix is 9.31% as of the fourth quarter 2004, which is lower than the 10.98% reported in the first quarter of 2003. New construction continues to decline. The overall metropolitan Phoenix industrial market indicates 1,893,651 square feet under construction, which is a decrease from the third quarter 2004. Absorption is continuing at a steady rate. Overall, the Phoenix market demonstrated signs of a healthy market throughout 2004 and continues to display a vibrant activity level. The fourth quarter indicated strong absorption and seven of the ten submarkets posted positive absorption in the fourth quarter 2004.

Kalinowski & Associates, Inc.	23

Fourth Quarter Ending 12/31/04	Industrial Market Overview Tempe Market Review

	Base				Absorption
	Inventory	Available	Vacancy	Under	2004	2004	2004	2004	2004	Number of	% of Market	% of Market
	Square Feet	Square Feet	Percent	Construction	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Total	Projects	(# of Projects)	(SF of market)

Freestanding	6,010,616	270,966	4.51%	7,200	8,025	-70,309	65,532	57,357	60,605	475	32.92%	23.05%

Multi-Tenant	7,286,224	790,295	10.85%	0	33,353	70,986	-112,842	-2,115	-10,618	688	47.68%	27.94%

Distribution	4,155,145	301,916	7.27%	0	-22,737	-18,628	147,593	-59,261	46,967	67	4.64%	15.93%

Manufacturing	5,459,551	197,904	3.62%	0	12,217	-4,374	45,210	62,162	115,215	170	11.78%	20.93%

Flex / R & D	1,523,653	339,268	22.27%	293,644	2,400	31,241	-103,565	3,400	-66,524	22	1.52%	5.84%

Back Office	1,644,553	169,651	10.32%	0	-58,416	60,529	-23,848	0	-21,735	21	1.46%	6.31%

Market Totals	26,079,742	2,070,000	7.94%	300,844	-25,158	69,445	18,080	61,543	123,910	1,443	100.00%	100.00%

					-0.10%	0.27%	0.07%	0.24%	0.48%

*	Vacancy Includes Sublease Space that is Currently Vacant and Speculative Space Under Construction

Source: Lee & Associates Arizona

Industrial Market Analysis

Industrial Market Analysis - Tempe Submarket

The subject property is located within the Tempe industrial submarket. The boundaries of the Tempe industrial submarket are defined as the area south of McDowell Road, west of Alma School Road, north of Guadalupe Road, and east of Interstate 10. Included on the opposite page is the summary of statistics for the Tempe industrial submarket.

Inventory

Total inventory for the Tempe submarket is reported at 26,079,742 square feet as of the fourth quarter of 2004. The multi-tenant segment includes the largest inventory of square feet, followed by freestanding. The back office category reports the second lowest category at 1,644,553 square feet.

Vacancy Rate

The overall vacancy rate for the Tempe submarket is reported at 7.94% for the fourth quarter of 2004. The flex/R&D category reported the highest vacancy at 22.27% in the fourth quarter of 2004. The manufacturing segment reported the lowest vacancy in the submarket at 3.62% vacancy in the fourth quarter of 2004. The back office category, which is representative of the subject improvements, reports 10.32% vacancy in the fourth quarter of 2004.

Absorption

Total absorption in 2004 for the submarket was 123,910 square feet. The second, third, and fourth quarters of 2004 reported positive absorption.

Construction Activity

The Tempe submarket reports 300,844 square feet under construction in the fourth quarter of 2004.

Conclusion of the Tempe Industrial Submarket

The Tempe industrial submarket is performing at a level which is average as compared to the general metropolitan Phoenix industrial market. The overall vacancy rate for the Tempe submarket is 7.94%, which is lower than the 9.31% reported for the entire metropolitan Phoenix industrial market. The Tempe submarket represents 15.68% of the entire market in terms of the number of projects surveyed and 11.55% of the entire industrial market in terms of square footage. Overall marketability of the industrial properties in the subject submarket is good.

Kalinowski & Associates, Inc.	25

EDWARD DR.
FOUND BRASS CAP FLUSH
30' P.U.E. & BIKE PATH ESMT PER BOOK 174, PG. 73, M.C.R.
14TH
STREET
30' P.U.E. & BIKE PATH ESMT PER BOOK 174, PG. 33, M.C.R.
1524.26'
NOT FOUND
FOUND BRASS CAP FLUSH
AVENUE
ALBERT
ELECT ESMT PER DKT. 11028, PG. 792, M.C.R.
16TH
STREET
ELECT ESMT PER DKT. 11028, PG. 793, M.C.R.
1340.02'
EXCEPTION
73.27'
301.73'
375.00'
274.26'
319.65'
325.00'
644.65'
330.00'
1006.73'
340.00'
680.00'
1 STORY STUCCO
H = 17.7'
228,870 SQ. FT.
22
23
24
29
30
31

CURVE	RADIUS	LENGTH	DELTA
C1	470.00'	79.20'	09°39'24"

LINE	DIRECTION	DISTANCE
L1	S41°27'11"E	22.60'
L2	S41°32'30"W	[illegible]

UNIVERSITY
DRIVE
20
SITE
BROADWAY
ROAD

VICINITY MAP

GRAPHIC SCALE

(IN FEET)

LEGEND

	SET 1/2" REBAR W/CAP LS 13140	ESMT.	EASEMENT
	FOUND CORNER AS NOTED	M.C.R.	MARICOPA COUNTY RECORDER
	POWER POLE (PP)	DKT.	DOCKET
	DOWN GUY (GUY)	ELEC.	ELECTRIC
	WATER METER (WM)	R/W	RIGHT OF WAY
	WATER VALVE (WV)	(R)	RECORD
	FIRE HYDRANT (FH)	(M)	MEASURED
	MANHOLE (MH)	H.H.	HAND HOLE
	STREET SIGN	H=	HEIGHT OF BUILDING
	TELEPHONE RISER (TR)	VC&G	VERTICAL CURB & GUTTER
	LIGHT POLE (LP)	VC	VERTICAL CURB
	IRRIGATION CONTROL BOX	SWK	SIDEWALK
	ELECTRIC TRANSFORMER	FND	FOUND
		BLK	BLOCK
		CONC	CONCRETE
		TYP.	TYPICAL

PARCEL DESCRIPTION

LOTS 22, 23, 24, 29, 30 & 31 HOHOKAM INDUSTRIAL PARK UNIT II, AS RECORDED IN BOOK 174 OF MAPS, PAGE 33, RECORDS OF MARICOPA COUNTY, ARIZONA.

EXCEPT THE WEST 73.27 FEET OF LOTS 24 & 31.

NOTES

1.) ADDRESS: 1515 WEST 14TH STREET, TEMPE, ARIZONA

2.) FLOOD ZONE: B, AREAS BETWEEN THE LIMITS OF THE 100 YEAR, & THE 500 YEAR, ACCORDING TO FIRM 04013C2165B, DATED 4/15/88

3.) AREA: 15.9408 ACRES

4.) 14TH ST., 16TH ST., & ALBERT AVE. ARE ALL PAVED STREETS.

CERTIFICATE OF SURVEY

To: [illegible] ENTERPRISES, INC. AND CHICAGO TITLE INSURANCE COMPANY

This is to certify that this map or plat and the survey on which it is based were made (i) in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1992, and includes items 1-4, and [illegible] of Table A thereof and (ii) pursuant to the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of this certification) of an urban survey.

THOMAS L. KALAL

ALTA/ACSM LAND TITLE SURVEY

1515 WEST 14TH STREET

PART OF THE SOUTHEAST 1/4, SECTION 20, TOWNSHIP 1 NORTH, RANGE 4 EAST, G&S.R.B&M. MARICOPA COUNTY, ARIZONA

HUITT-ZOLLARS
CONSULTING ENGINEERS
6245 N. 24th PARKWAY SUITE 102
PHOENIX, ARIZONA 85016
(602) 381-0125
DALLAS/FORT WORTH/TUSTIN/PHOENIX

DESIGNED BY:	PHIL
DRAWN BY:	PHIL
CHECKED BY:	KALAL

REVISIONS

DATE: SEPTEMBER 11, 1995

JOB NO: 05-0246-05

SHEET 1 OF 1

C:\0246-05\ALTA.DWG

Site Description

SITE DESCRIPTION

Location:	Southwest corner of 14th Street and Albert Avenue, and the northwest corner of 16th Street and Albert Avenue, Tempe, Arizona.

Address:	1515 West 14th Street, Tempe, Arizona 85281

Maricopa County Assessor’s Parcel Nos.:	Book 124, Map 58, Parcels 050, 051, 052A, 057, 058, 059A, and 059C

Census Tract No.:	3197.04

Area of Site:	15.9418 net acres; 694,425 square feet (according to the ALTA survey)

Shape:	Rectangular

Frontage:	1,007 feet of frontage on the south side of 14th Street and the north side of 16th Street; 644.65 feet of frontage on the west side of Albert Avenue.

Topography:	The subject site is basically level at street grade with surrounding properties and appears to include adequate drainage.

Soil and Subsoil Conditions:	Assumed adequate for supporting structures; no soil study was provided to the appraisers.

The appraisers have inspected the subject property with the due diligence expected of professional real estate appraisers. The appraisers are not qualified to detect hazardous waste or toxic materials. Any comment by the appraisers that might suggest the possibility of the presence of such substances should not be taken as confirmation of the presence of hazardous waste or toxic materials. Such determination would require investigation by a qualified expert in the field of environmental assessment.

We are unaware of any contamination either at ground level or below ground. This appraisal report assumes no environmental contamination, unless otherwise brought to the appraiser’s attention. Should contamination be discovered above or below the surface, the appraisers reserve the right to withdraw the value conclusion from this report until a re-analysis of the value may be performed.

Kalinowski & Associates, Inc.	27

Site Description

Flood Zone:	According to the recent Flood Insurance Rate Maps, the subject site is located in a Zone X flood hazard area and flood insurance is not required. The reference is the Flood Insurance Rate Map from the Federal Emergency Management Agency, Map 04013C2165 G, dated July 19, 2001 . The flood hazard map is included on the opposite page and illustrates the subject’s location within the Zone X category.

Utilities:	All public utilities are available to the subject site and are summarized as follows:

Water -City of Tempe
Sewer - City of Tempe
Natural Gas - Southwest Gas Company
Electricity- Salt River Project (SRP)
Telephone - Qwest Communications

Street Improvements:	14th Street, 16th Street, and Albert Avenue are two-lane, asphalt-paved streets with concrete curbing, concrete sidewalks, and street lights. The streets surrounding the subject property are heavily landscaped with mature trees and lawn areas. According to the survey, all three streets include a 30-foot right-of-way from the centerline of the street to the subject boundary.

Ingress/Egress:	Access to the subject property is provided by two curb cuts on 14th Street, 16th Street, and Albert Avenue.

Easements, Encroachments, Encumbrances, or Liens:	The subject site “is assumed to include typical right-of-way and utility easements. The survey included herein stipulates to the specific utility easements impacting the subject site. There are no apparent adverse easements, encroachments, encumbrances, or liens that were observed which might significantly affect the market value of the subject site.

Environmental Conditions:	This appraisal report assumes that the subject is not in violation of any federal or state environmental policy, act, statute regulation. Furthermore, this report assumes no environmental conditions that would have a negative impact on the value or marketability of the subject property due to the existence of the drywells, or any other environmental factors.

Kalinowski & Associates, Inc.	29

Site Description

Zoning:	The subject site is zoned I-2, General Industrial, City of Tempe. The General Industrial District is intended for “warehousing, wholesaling, assembling and manufacturing of building materials, machinery and other commodities to provide employment centers and production within planned developments.”

Kalinowski & Associates, Inc.	30

Real Property Taxes

REAL PROPERTY TAXES

The subject property is identified by the Maricopa County Assessor’s office in Book 124, Map 58, as Parcels 050, 051, 052A, 057, 058, 059A, and 059C. The 2004 real estate taxes for the subject property are $270,635.66, or $1.23 per square foot, based upon the Assessor’s size estimate of 220,815 square feet.

Included below is a summary of tax comparables of similar office buildings located in the subject neighborhood and market area.

Summary of Tax Comparables
Comp.	Address/	Year	Bldg.	2004	Taxes/
No.	Parcel Number	Built	SF	Taxes	($/SF)

1	4500 S. 40th Street, Phoenix APN: 122-74-180 & 181	1985	136,850	$215,757.10	$1.58

2	1717-1723 W. 16th St, Tempe
	APN: 124-58-065C, 066,067, 073C, 073D, 073E, 074A	1979	217,493	$321,119.64	$1.41

3	1524 W. 14th Street, Tempe APN: 124-58-039A, 040A, 043A, 043B, 044, 045A, 045B	1977	173,960	$174,406.62	$1.00

4	1403-1407 W. 10th Place, Tempe
	APN: 124-60-018A & 019A	1984	67,828	$86,574.92	$1.28

Subject	1515 W. 14th Street, Tempe
	APN: 124-58-050, 051, 052A, 057, 058, 059 A, 059C	1977	220,815	$270,635.66	$1.23

As illustrated, the 2004 taxes on industrial properties in the subject market area range from $1.00 to $1.58 per square foot. The subject taxes for 2004 at $1.23 per square foot appear reasonable.

The State of Arizona utilizes a split system for real estate taxation, with a full cash value and a limited cash value. The full cash value is based on market value. The limited cash value is based on the prior year’s limited value increased by either 10% or 25% of the difference between the current full cash value and prior year’s limited cash value, whichever is greater. In Maricopa County, a sale of a property does not trigger a reassessment of the property.

The assessment ratio, which is 25% for industrial properties, is applied to these two values; full cash value and limited cash value. Different tax rates are applied to the two assessed values. The primary rate comprises the bulk of the overall tax burden and is applied to the limited cash value. The secondary rate is applied to the full cash value. This dual system prevents significant increases in taxes over a single year and allows taxes to slowly increase over several years.

Kalinowski & Associates, Inc.	31

Description of Improvements

DESCRIPTION OF IMPROVEMENTS

The subject property is currently improved with a large single level, back office building identified as Building C, Hohokam Business Park. The subject building was constructed in 1977, according to the public records. However, the building was extensively renovated in 1995 to suit the needs of the existing tenant, Bank One. The subject property includes 228,870 square feet, according to the ALTA Survey, and 220,000 square feet, according to the marketing brochure. The Assessor’s Office indicates 220,815 square feet of building area. The owner states the size is 220,000 square feet. For the purpose of this appraisal report, I have relied upon the owner’s estimate of 220,000 square feet as the usable area for the subject property.

This appraisal report is based upon a personal inspection of the property on January 18, 2005 and a review of the ALTA/ACSM Land Title Survey for the subject property prepared Huitt-Zollars (Job No. 05-0246-05), dated September 11, 1995.

The ALTA Survey in the previous section of the report illustrates the layout of the subject building on the subject site. The survey indicates that a substantial amount of parking is located on the west side of the building. The older survey utilized in this report does not illustrate additional parking on the south side of the subject building.

The subject property includes a fully improved, single user back office building with redundant power and fiber optics. The building includes a fully equipped call center with back-up power fed by two separate grids. The building is serviced by Salt River Project and includes a utility parallel with automatic transfer switch and is fed by two substations. The building includes five fire risers. The building features numerous office areas with computer rooms, training rooms, and a security system. The building includes a modern 14,000 square foot cafeteria that was completed in 1998 and an 8,000 square foot screened atrium. The property received the 2000 BOMA award as a back office facility.

The building includes a full fire sprinkler system. The built-up roof was redone in 1999 and 2000. The atrium area includes new shade screens. The building is serviced by 128 package air conditioning units with pumps and an additional 13 units with split systems. The air conditioning units range from 2 1/2 to 20 tons.

Construction Details

The following is a brief summary of the construction details for the subject buildings based upon a review of the survey for the subject property and an inspection of the property on January 18, 2005.

Type:	Single level back office building

Foundation:	Reinforced poured concrete.

Exterior Walls:	Concrete mortar units, 8" x 8" x 16" with a stucco finish.
Exterior windows include anodized aluminum frames.

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Description of Improvements

Roof:	Built-up roofing over panelized wood roof system, over wood truss support system and glu lam beams. Roof includes foil back insulation. The entire roof was redone in 1999 and 2000.

Floors:	4" concrete slab on 4" abc fill.

Floor Covering:	Carpeting and vinyl in the office areas

Partitions:	Textured drywall over metal studs.

Ceilings:	2' x 4' suspended ceiling system with acoustic tiles in the office areas.

Ceiling Height:	Office areas include 9' ceiling height.

Doors:	Entrance doors are anodized aluminum with tinted glass. Interior doors are 7' solid wood mahogany stained finish in painted metal frames.

Lighting:	2' x 4' lay-in fluorescent lighting fixtures with parabolic lenses; recessed canned lighting throughout.

Restrooms:	Restrooms include ceramic tile flooring, wallpapered walls, Corian sink and vanity tops, recessed lighting, smooth textured ceilings, and ceramic tile wainscoting on several walls.

HVAC:	Roof mounted air conditioning units. The building includes 128 A/C units with pumps and an additional 13 split systems. The units range from 2 1/2 tons to 20 tons.

Fire Protection:	Sprinkler system throughout the building.

Parking:	On-site parking consists of a total of 1,042 open spaces. The parking ratio equals 4.74 spaces per 1,000 square feet of building area. The number of parking spaces is typical for industrial office properties in the area.

Site Coverage:	The ratio of building area to land area is31.68%.

Land-to-Building Ratio:	3.16:1

Landscaping:	The entire site includes professional landscaping serviced by an underground sprinkler system. The subject property includes above average mature landscaping.

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Description of Improvements

Layout and Functional Utility:	The subject building is designed as a first class, single-story office building to be occupied by a single tenant with a large number of employees. The subject building includes open modular office design with conference rooms, training rooms, and executive offices throughout the office area and along the perimeters. The building is serviced by a large cafeteria and a large atrium area.

Year of Construction:	1977, according to the public records.

Condition:	The overall condition of the subject building is good to excellent. The building was constructed in 1977, but extensively renovated for the existing tenant in 1995. The overall condition and appearance of the parking lot and landscaping is good.

Deferred Maintenance:	Based on a property inspection of the subject property on January 18, 2005, no items of deferred maintenance were noted.

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Subject Photographs

VIEW OF SUBJECT PROPERTY LOOKING SOUTHWEST FROM 14TH STREET AND ALBERT AVENUE

VIEW OF SUBJECT BUILDING LOOKING SOUTHWEST FROM 14TH STREET

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Subject Photographs

VIEW OF SUBJECT PROPERTY LOOKING SOUTHEAST FROM 14TH STREET

14TH STREET LOOKING WEST WITH THE SUBJECT PROPERTY ON THE LEFT SIDE OR SOUTH SIDE OF THE STREET

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Subject Photographs

14TH STREET LOOKING EAST WITH THE SUBJECT PROPERTY ON THE RIGHT SIDE OR SOUTH SIDE OF THE STREET

REAR VIEW OF SUBJECT PROPERTY LOOKING NORTH FROM 16TH STREET

Kalinowski & Associates, Inc.	37

Subject Photographs

VIEW OF DRIVEWAY OFF 16TH STREET LOOKING NORTH

VIEW OF THE MAIN PARKING LOT LOOKING SOUTH FROM 14TH STREET

Kalinowski & Associates, Inc.	38

Subject Photographs

ALBERT AVENUE LOOKING SOUTH FROM 14TH STREET WITH THE SUBJECT PROPERTY ON THE RIGHT SIDE OR WEST SIDE OF THE STREET

CLOSE-UP VIEW OF THE MAIN ENTRANCE TO THE SUBJECT BUILDING

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Subject Photographs

VIEW OF THE NORTH WING OF THE SUBJECT BUILDING LOOKING EAST FROM THE PARKING LOT

16TH STREET LOOKING EAST WITH THE SUBJECT PROPERTY ON THE LEFT SIDE OR NORTH SIDE OF THE STREET

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Subject Photographs

16TH STREET LOOKING WEST WITH THE SUBJECT PROPERTY ON THE RIGHT SIDE OR NORTH SIDE OF THE STREET

VIEW OF THE SUBJECT PROPERTY LOOKING NORTHWEST FROM 16TH STREET AND ALBERT AVENUE

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Subject Photographs

REAR VIEW OF SUBJECT BUILDING LOOKING NORTH FROM 16TH STREET

ALBERT AVENUE LOOKING NORTH WITH SUBJECT PROPERTY ON THE LEFT SIDE OR WEST SIDE OF THE STREET

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Subject Photographs

INTERIOR VIEW OF ENTRANCE LOBBY

TYPICAL INTERIOR CORRIDOR

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Subject Photographs

VIEW OF BREAK ROOM

VIEW OF CONFERENCE ROOM

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Subject Photographs

VIEW OF TYPICAL HALLWAY

VIEW OF ELECTRICAL ROOM

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Subject Photographs

VIEW OF TYPICAL RESTROOM

VIEW OF TYPICAL OFFICE AREA

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Subject Photographs

VIEW OF TRAINING ROOM

VIEW OF ATRIUM AREA

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Subject Photographs

VIEW OF CAFETERIA

VIEW OF CAFETERIA

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Subject Photographs

VIEW OF KITCHEN

VIEW OF THE ROOF

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Highest and Best Use Analysis

HIGHEST AND BEST USE ANALYSIS

The highest and best use of a property is that use which will most likely yield the greatest net return over a given period of time. An examination of highest and best use includes consideration of those uses which are physically adaptable, legally permissible, and economically feasible. The market supply and demand, surrounding land uses and trends, property size, shape, and access are all factors considered in analyzing the highest and best use.

The definition of highest and best use indicates there are two types of highest and best use. The first type is highest and best use of land or a site “as if vacant.” The second is highest and best use of the property “as improved,” or as proposed. Each type requires a separate analysis. Moreover, in each case, the existing use may or may not be different from the site’s highest and best use.

As If Vacant

In order to estimate the highest and best use of the subject property “as if vacant” and available for development, the following factors are considered: location, size, and shape, existing and projected land uses in the area, utilities, topography, zoning, visibility, supply and demand for vacant land uses in the area, trends, and access.

Legally Permissible Uses

The subject site is zoned I-2, General Industrial District, City of Tempe. The Light and General Industrial Districts are intended for “warehousing, wholesaling, assembling and manufacturing of building materials, machinery and other commodities to provide employment centers and production within planned developments.”

As a result, any future development of the subject property shall be according to the standards of these zoning districts. The subject property, as it exists, represents a legal, conforming use under the General Industrial Zoning District.

I am unaware of any deed restrictions that may have a negative effect on the subject property. Based on the zoning in place, office or industrial use is the most likely use of the subject site.

Physically Possible Uses

The subject site is rectangular shaped and contains 15.9418 net acres, or 694,425 square feet, according to the ALT A survey. Access to the subject property is provided by two curb cuts on 14th Street, 16th Street, and Albert Avenue.

The site is located at the southwest comer of 14th Street and Albert Avenue and the northwest corner of 16th Street and Albert Avenue, Tempe, Arizona. The subject site is physically adaptable to a wide variety of industrial or office uses.

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Highest and Best Use Analysis

The subject site is basically level and at street grade with surrounding properties with grading for water drainage. No known soil or subsoil conditions exist which would hamper the development of the site to its highest and best use.

All public utilities are available and connected to the subject site. Street improvements are typical of the area and include concrete curbing, street lights, and concrete sidewalks along 16th Street, 14th Street, and Albert Avenue. The size of the subject site is ideal for numerous industrial or office uses within the General Industrial zoning district.

Financially Feasible/Maximally Productive Uses

The subject property is located in an established industrial/office neighborhood of Tempe. As stated in the Neighborhood Description section of this report, the subject neighborhood is built out with industrial and office buildings and commercial uses along the major arterial streets. The overall marketability and reputation of the area is above average.

Included in a previous section of this report is a description and analysis of the metropolitan Phoenix industrial market. The growth and stability of the Tempe industrial market has been strong for the past several years. The Phoenix industrial market reports just over 225 million square feet as of the fourth quarter of 2004, and the vacancy rate is reported at 9.31%.

The subject property is located in the Tempe industrial submarket, which includes 26,079,742 square feet in inventory as of the fourth quarter of 2004. The Tempe submarket reports 7.94% vacancy for the fourth quarter of 2004. The back office category in the Tempe submarket reports 10.32% vacancy for the fourth quarter of 2004.

Industrial market vacancy levels in the subject’s submarket are near average compared to other submarkets in the Valley. Rental rates have been stable and new construction has been limited. Overall marketability for general industrial and office use in the subject neighborhood is good due to the close proximity to the freeway system and the convenient access to a large labor supply.

Conclusion of Highest and Best Use “As If Vacant”

Based upon the previous discussion and analysis, it is my opinion that the highest and best use of the subject site, “as if vacant,” as of the date of valuation, is to develop the site with an office/warehouse or office complex comparable to the other properties in the immediate neighborhood.

As Improved

The same considerations that determine the highest and best use of the subject site “as if vacant” (legally permissible, physically possible, financially feasible/maximally productive) are also considered in the analysis of the highest and best use of the subject site “as improved.” This analysis includes an attempt to estimate the optimal use of the subject site in terms of existing improvements. In other words, this analysis is an attempt to determine whether the existing uses should continue as is or be demolished, renovated, or converted to another type of use.

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Highest and Best Use Analysis

Legally Permissible Uses

The subject site is zoned I-2, General Industrial, City of Tempe. The Light and General Industrial Districts are intended for “warehousing, wholesaling, assembling and manufacturing of building materials, machinery and other commodities to provide employment centers and production within planned developments.” The subject is in compliance with the parking requirements by the City of Tempe. Furthermore, the placement of the building is considered to conform to setback requirements as established by the City of Tempe. Additionally, lot coverage, intensity, setback and landscaping standards appear to be in compliance.

Physically Possible Uses

The subject property is improved with a single-level, single-user back office building containing a total of 220,000 square feet. The subject building was completely built out for a single user back office type building in 1995. The building includes redundant power and fiber optics and includes two separate grids with power supplied by Salt River Project. The building features large office areas, computer rooms, individual executive offices, training rooms, a 14,000 square foot cafeteria completed in 1998, and an 8,000 square foot screened atrium.

The subject property includes approximately 1,042 parking spaces, which equates to a ratio of 4.74 spaces per 1,000 square feet of building area.

Financially Feasible/Maximally Productive Uses

The subject building is designed for single-tenant use. However, the existing lease will expire in the first half of 2005 and the tenant, Bank One, has announced their intention to vacate the building. The building has specifically been built out for the back office use by Bank One and includes numerous executive offices and large open office areas for modular work stations.

The subject property includes adequate parking with a ratio of 4.74 spaces per 1,000 square feet. The building is in good condition and includes a functional design and layout. The facility includes a large cafeteria and a large screened atrium. Numerous restroom facilities and power rooms are located throughout the building. The roofing was redone in 1999 and 2000.

The highest and best use of the subject property as it currently exists is for its continued use as a back office building in either a single-tenant or a multi-tenant configuration.

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Highest and Best Use Analysis

Conclusions of Highest and Best Use “As Improved”

The size, location, and shape of the subject site are suitable for the development of a variety of industrial or office uses. The current demand for back office use in the subject market area suggests the highest and best use of the subject site, as if vacant, would be for development of a similar type of office/warehouse or office building.

The existing use of the subject property as a back office building is a functional use of the subject site. The demand for back office space is average. The demand for large single users in need of 220,000 square feet is limited. Therefore, the highest and best use is to continue marketing the property for a single user and to devise plans for subdividing the building into multi-tenant space.

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Land Sales Map

SUBJECT
Sale 1
Sale 2
Sale 3
Sale 5
TEMPE
GUADALUPE
CHANDLER
AIRPORT
RIO SALADO PKWY
202
143
60
101
10
APACHE BLVD
BASELINE
ALAMEDA
COTTON CENTER BLVD
14TH ST
13TH ST
52ND ST
MILL AVE
COLLEGE AVE
DORSEY LN
SMITH RD
CLUB WAY
COUNTRY CLUB WAY
EVERGREEN
PUEBLO
LONGMORE
ALMA
8TH
PRIEST DR
HARDY DR
48TH ST
40TH ST
44TH ST
56TH ST
KYRENE RD
RURAL RD
MCCLINTOCK DR
LAKESHORE DR
ALL AMERICAN WAY
CORNELL DR
SOUTHSHORE DR
GROVE PKWY
CARVER RD
WARNER RD
KNOX RD
ELLIOT RD
RAY RD
WESTERN CANAL
PRICE FWY
MARICOPA FWY
DOBSON RD
EL DORADO
LINDNER
MEDINA AVE
KEATING AVE
MESQUITE ST
BULLMOOSE DR
GALVESTON
CHANDLER
FRYE RD
ELLIS ST
WILLIS
ARROWHEAD RANCH DR
SCHOOL
HARTFORD ST
EVERGREEN ST
EXTENSION RD
DESERT BREEZE BLVD
Stellar Airpark
TWELVE OAKS BLVD
DRIFTWOOD AVE
SPRINGS BLVD
GILA
ERIE ST
DAY SPRINGS
KYRENE CANAL
TEMPE CANAL
T-0-
T800S
T2000S
T3300S
T5200S
T6400S
T7600S
T8800S
T500W
T900E
T1400W
T1800E
T2200E
4000E
4800E
M2000W
M1200W
M2800W
M2800S
C3000N
C2000N
C1000N
C1000W
C2000W
C3000W
C4000W
C5000W
C6000W
C7000W
WIDE WORLD OF MAPS

Land Valuation

LAND VALUATION

In order to estimate the current market value of the subject property as an industrial site, an extensive search was conducted in the subject market area and several meaningful sales were discovered. The land sales most meaningful to the analysis of the subject property are summarized below. The map on the opposite page illustrates the location of each comparable land sale and its proximity to the subject site. A complete description of each of the comparable land sales is included in the Addenda to this report.

Summary of Comparable Land Sales

Sale	Sale		Sale	Size	Size	Price
No.	Date	Location	Price	(AC)	(SF)	/SF	Zoning

1	09/04	SEC Priest Dr & Greentree Dr, Tempe	$3,973,304	11.403	496,699	$8.00	I- 1/I-2

2	05/04	N/S of Roeser Rd, East of 40th St, Phoenix	$3,172,932	10.119	440,784	$7.20	CP/BP

3	04/04	NWC Knox Rd & Priest Dr, Tempe	$2,835,794	9.240	402,494	$7.05	AG

4	09/03	W/S McClintock Dr, South of McKellips Rd, Tempe	$4,400,000	11.180	487,000	$9.03	I-1

5	09/03	NEC Chandler Blvd & Gila Springs Rd, Chandler	$3,500,000	12.950	564,102	$6.20	PAD

Subj.		1515 W. 14th St, Tempe		15.9418	218,518		I-2

Discussion and Analysis of Comparable Land Sales

The comparable land sales indicate a range of selling prices for industrial sites in the subject general market area between $6.20 and $9.03 per square foot. The comparable sales represent the most recent sales of industrial sites within the subject market area that are similar in terms of location, size, and zoning.

Each of the comparable land sales is compared to the subject site and the sequence of adjustments for comparing each sale to the subject is presented on the following page.

•	Property Rights Conveyed

•	Financing Terms

•	Conditions of Sale

•	Market Conditions (Time)

•	Physical Characteristics

Location

Size

Zoning

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Land Valuation

Adjustments are made to the price of the comparable properties to reflect the comparable’s superiority or inferiority in regards to the elements of comparison indicated above. Downward (negative) adjustments are made for superior elements of comparison and upward (positive) adjustments are made for inferior variables.

Real Property Rights Conveyed

The market value estimate for the subject property is based upon the assumption of the fee simple interest. Each of the comparables is vacant land with no lease in place. The fee simple interest was conveyed in each transaction, and no adjustment is indicated.

Financing Terms (Cash Equivalency)

The market value estimate for the subject property is based on the assumption of all cash financing, or terms equivalent to cash. Cash transactions typically sell for less than those sales which involve favorable financing. Therefore, cash equivalency must be determined and adjusted for those sales which include favorable financing.

All of the improved sales utilized in this analysis included either all cash or new financing at current market terms and no adjustments for cash equivalency are required.

Conditions of Sale

Conditions which might affect selling prices include highly motivated buyers and sellers, transfer of ownership between related parties and listing prices (properties typically sell for less than asking prices).

All of the comparable sales utilized in this analysis included arm’s length transactions; therefore, no adjustments are required for conditions of sale.

Market Conditions

Adjustments for market conditions reflect the change in the prices paid for real property due to changes in market conditions and the purchasing power of money over time. The comparable sales utilized in this analysis include sale dates ranging from July 2003 through September 2004. A comparison of the sales indicates that no adjustment for time is warranted from July 2003 through the present. For the purpose of this analysis, no time adjustment has been applied to any of the comparable sales.

Location

In deriving a locational adjustment for the comparables, primary consideration was given to location on major thoroughfares and surrounding uses. Single versus dual access and surrounding development were also considered. The subject property is located on two secondary streets within an established business park in northwest Tempe. The subject property includes above average locational characteristics with easy access to the freeway system serving metropolitan Phoenix. The locational characteristics of the subject site are good.

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Land Valuation

Comparable Land Sale 1 is located at the southeast corner of Priest Drive and Greentree Drive in southwest Tempe within relatively close proximity to the Interstate 10 freeway. The overall locational characteristics are similar to the subject property and no adjustment for location is required.

Comparable Land Sale 2 is located on the north side of Roeser Road, east of 40th Street, in the Cotton Center, which is just south of Interstate 10. The overall locational characteristics are similar to the subject property and no adjustment for location is required.

Comparable Land Sale 3 is located at the northwest corner of Knox Road and Priest Drive in southeast Tempe. This property is in close proximity to Interstate 10 and the overall locational characteristics are similar to the subject property. No adjustment for location is required.

Comparable Land Sale 4 is located on the west side of McClintock Drive, south of McKellips Road, in north Tempe. The overall locational characteristics are inferior to the subject property. Comparable Land Sale 4 is adjusted upward 10% for location.

Comparable Land Sale 5 is located at the northeast corner of Chandler Boulevard and Gila Springs Road in west Chandler. This property is in close proximity to the Loop 101 freeway and the overall locational characteristics are similar to the subject property. No adjustment for location is required.

Size

Typically, adjustments for size are based upon the economic principle which implies an inverse relationship between price and size. The larger the lot size, the lower the sale price on a per unit basis. Conversely, the smaller the size, the greater the unit price. The comparable sales utilized in this analysis indicate sale prices ranging from $6.20 to $9.03 per square foot before adjustments. The comparable sales range in size from 9.240 to 12.95 net acres. The subject site includes 15.9418 net acres.

The comparable land sales utilized in this analysis are all similar to the subject property in terms of a size category and no adjustments for size are warranted.

Zoning

The subject property is zoned I-2, General Industrial District, City of Tempe. The comparable sales are zoned for industrial use, with the exception of Land Sale 3, which was zoned for agricultural use. Land Sales 1, 2, 4, and 5 are equal to the subject property in terms of zoning. Land Sale 3 is adjusted upward 5% for inferior zoning.

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LAND SALES ADJUSTMENT GRID

		Comparables:
Item of Adjustment	SUBJECT	1	2	3	4	5

Sale Price		$3,973,304	$3,172,932	$2,835,794	$4,400,000	$3,500,000
Property Rights Conveyed		Fee Simple	Fee Simple	Fee Simple	Fee Simple	Fee Simple
Adjustment		0	0	0	0	0
Adjusted Price		$3,973,304	$3,172,932	$2,835,794	$4,400,000	$3,500,000

Financing Terms		Cash	Cash	Cash	New Loan	Seller Carry
Adjustment		0	0	0	0	0
Adjusted Price		$3,973,304	$3,172,932	$2,835,794	$4,400,000	$3,500,000

Conditions of Sale		Arm’s Length	Arm’s Length	Arm’s Length	Arm’s Length	Arm’s Length
Adjustment		0	0	0	0	0
Adjusted Price		$3,973,304	$3,172,932	$2,835,794	$4,400,000	$3,500,000

Market Conditions		Sep-04	May-04	Apr-04	Sep-03	Jul-03

Adjustment		0	0	0	0	0
Adjusted Price		$3,973,304	$3,172,932	$2,835,794	$4,400,000	$3,500,000

Land Area - Acres	15.9418	11 .403	10.119	9.240	11.180	12.950
Adjusted S.F. Price		$8.00	$7.20	$7.05	$9.03	$6.20

Property Characteristics
Location	Good	Similar	Similar	Similar	Inferior	Similar
Adjustment		0	0	0	+10%	0
Size -Acres	15.9418	11.403	10.119	9.240	11.180	12.950
Adjustment		0	0	0	0	0
Zoning	I-2	I-1/I-2	CP/BP	AG	I-1	PAD
Adjustment (Utility)		0	0	+5%	0	0

Net Adj.-Property Characteristics		+0%	+0%	+5%	+10%	+0%

FINAL ADJUSTED PRICE/SF		$8.00	$7.20	$7.40	$9.94	$6.20

Land Valuation

Conclusion of Land Value

Included on the opposite page is the adjustment grid for the comparable land sales utilized in this analysis. The comparable sales indicate a range of pre-adjusted selling prices between $6.20 and $9.03 per square foot. Adjustments were applicable to the sales for differences in location and zoning. None of the sales required adjustments for differences in size.

The adjusted range of selling prices is between $6.20 and $9.94 per square foot. Four of the five sales indicate a range of adjusted selling prices between $7.20 and $9.94 per square foot. Three of the five sales indicate a narrow range of adjusted selling prices between $7.20 and $8.00 per square foot.

Taking into consideration the relevant factors, the land value for the subject property is estimated at mid-range at $7.50 per square foot. At $7.50 per square foot, the land value conclusion for the subject site is $5,208,188 (694,425 square feet x $7.50/SF), rounded to $5,210,000.

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Cost Approach

COST APPROACH TO VALUE

The cost approach is one of the three approaches in the appraisal process (Cost Approach, Income Capitalization Approach and Sales Comparison Approach). The principle of substitution is the basis for the cost approach, that is, no prudent person will pay more for a property than the amount it would cost to purchase the site and construct improvements that are equally desirable. An outline of the basic steps in the cost approach is as follows:

1.	Estimate the site value as if vacant.

2.	Estimate the cost new to reproduce the basic improvements.

3.	Estimate the dollar amount of accrued depreciation due to:

a.	Physical depreciation

b.	Functional obsolescence

c.	Adverse economic influences

4.	Deduct the estimate of accrued depreciation from the reproduction cost new estimate to arrive at a present depreciated cost new estimate.

5.	Add the site value estimate to the depreciated cost estimate to arrive at an indication of value by the cost approach.

The cost approach to value for the subject property is discussed and analyzed as follows:

Estimated Replacement Costs New

In order to estimate the current replacement costs new for the subject improvements, the Marshall and Swift Valuation Cost Service has been relied upon. The information from the valuation service has been checked with historical cost information on file and the actual known costs of constructing industrial buildings similar to the subject property.

The method used in the Marshall and Swift Commercial Estimator to estimate replacement costs new is referred to as the calculator method. This method uses a unit or base cost factor, which is multiplied by the floor area of the improvements to estimate a total cost. The base cost factors are averages of detailed estimates, actual cost breakdowns, and total end costs of many actual construction projects.

In addition to all materials and labor (direct costs), the actual costs include average architectural and engineering fees, normal interest on the building funds during construction, sales tax, normal site preparation, utilities from structure to lot line figured from typical setback, contractor’s overhead and profit, including supervision (but not developer’s profit), workman’s compensation, unemployment insurance and fire and liability insurance (indirect costs).

According to the Marshall and Swift Valuation Service, and taking into consideration the quality of the subject project, the subject building is identified as an average quality Class B office

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Cost Approach

building. The reference is page 15 of Section 17 of the Marshall and Swift Cost Manual, which indicates that the average Class B office buildings have a current cost of replacement estimated at $98.71 per square foot.

The adjustment for the automatic sprinkler system is estimated at $1.50 per square foot, which is near the middle of the range, according to the Cost Manual. Therefore, the adjusted cost factor is $100.21 per square foot.

The current cost multiplier (January 2005) is 1.10 and the local cost multiplier (January 2005) is 1.01; therefore, the adjusted cost factor is $111.33 per square foot.

Not included in the Marshall Valuation Service cost estimate are paving costs, landscaping/irrigation and fencing costs, and some additional indirect costs.

Site Improvements

The subject property includes asphalt paving and professional landscaping. The estimated cost for repaving the parking lot is $500 per space, or $521,000 (1,042 spaces x $500.00 per space). The estimated cost for replacement of the landscaping is $250,000. The total estimated site improvements are $771,000.

Entrepreneurial Incentive

The difference between the cost of development and the value of a property upon completion is identified as entrepreneurial incentive (developer’s profit). The likelihood of obtaining a profit depends on how successful a developer has been in selecting the site, constructing the improvements, obtaining the proper tenant mix and analyzing the market demand for the property. Developer’s profit is not reflected in the Marshall and Swift Cost Estimate.

The estimated entrepreneurial incentive, or developer’s profit, for the subject building is estimated at 5%.

Accrued Depreciation

Accrued depreciation is the loss in value from any cause as of the date of the appraisal. Accrued depreciation is the difference between an improvement’s replacement cost and its market value, excluding land value, as of the date of the appraisal. The loss of value emanates from one or more of three sources, including physical deterioration, functional obsolescence, or external obsolescence.

The subject property includes normal wear and tear, and therefore includes some physical deterioration. The subject property does not include functional obsolescence nor external obsolescence.

According to the Marshall Valuation Cost Manual, the estimated life expectancy for an average quality Class B office building is approximately 40 years. The subject building was constructed in 1977. However, it was extensively renovated in 1995. The chronological age for the subject improvements is 28 years. The estimated effective age of the subject improvements is 15 years.

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Cost Approach

The estimated amount of accrued depreciation for the subject property is 37.5% based upon a 15-year effective age estimate and a 40-year life expectancy.

The value conclusions indicated from the cost approach are summarized as follows.

Indication of Value from Cost Approach

Building Costs
220,000 SF x $111.33/sq. ft.	$24,492,600
Parking - 1,042 spaces @ $500/space	$521,000
Landscaping
Lump Sum	$250,000
Total Improvement Costs	$25,263,600
Developer’s Profit at 5%	$1,263,180
Subtotal	$26,526,780
Less Depreciation 37.5% (15yrs ÷ 40yrs)	($9,947,542)
Depreciated Costs New	$16,579,238
Plus Land Value ($7.50/SF)	$5,200,000

Indication of Value from Cost Approach	$21,779,238

Rounded To	$21,780,000

conclusions of cost approach

The value estimate from the cost approach is summarized as follows:

$21,780,000

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Cost Approach

INSURABLE VALUE

Building Identification:
1515 West 14th Street
Tempe, Arizona

Replacement Cost New of Improvements (1)	$24,492,600
Less: Exclusions (2)	($2,449,260)
Plus: FF&E (3)
Insurable Value	$22,043,340
Rounded to:	$22,045,000

(1)	Insurable Value is intended to account only for improvements which are subject to destruction by fire. Therefore, improvements such as sidewalks, parking lots and other similar improvements should not be included.

(2)	Exclusions relate to portions of improvements that are not normally subject to destruction, such as foundations and piping below ground, and basement excavation. Other exclusions are for various indirect construction costs, such as construction interest, taxes during construction, etc. Total exclusions are typically around 10% of the cost.

(3)	Include the replacement cost of personal property required in the operation of the property, such as the furnishings required to operate a hotel, etc.

Source: Marshall Valuation Service, Section 15, page 17.

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Income Capitalization Approach

INCOME CAPITALIZATION APPROACH TO VALUE

The income capitalization approach to value involves the consideration of the anticipated future benefits derived from the ownership of the property. The anticipated future income stream of the subject is converted into an estimate of value. The application of the income capitalization approach to value involves a three step process.

The first step in the income capitalization approach is to estimate the income the property would command if available for rent in the open market. This income estimate is known as the gross annual income. The second step in the income approach is to estimate the related expenses, both fixed and operating, and subtract the expenses from the gross annual income resulting in a net annual income estimate. The third step in the income capitalization approach is to convert the net annual income into an indication of value, with the appropriate capitalization rate abstracted from sales of similar properties. The two forms of income capitalization include direct capitalization and yield capitalization.

•	Direct capitalization is used to convert an estimate of a single year’s income expectancy into an indication of value in one direct step.

•	Yield capitalization, also known as cash flow analysis, uses the discounting process to convert a series of future cash flows to a present value, assuming a required rate of return on the invested capital.

The following pages include a description of income data discovered and an analysis of the subject property via the Income Capitalization Approach. The direct capitalization method is applicable to the subject property, which will soon be a vacant building readily leasable to a single tenant on a long-term basis. The owners also have the option of subdividing the building into smaller spaces. The yield capitalization method is applied to this analysis of the subject property and reflects the “present market value” based upon an estimated absorption period and a ten-year holding period. The yield capitalization method takes into consideration anticipated costs to lease up the subject building over a specific estimated absorption period.

Contract Rent

The subject property is encumbered by a lease with Bank One which expires in the first quarter of 2005. The current lease rate for the subject building is $0.76 per square foot, triple net, which equates to $9.12 per square foot, triple net, annually.

The following pages begin with the application of the direct capitalization method and the estimated market rental value of the subject building.

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Comparable Rentals

Comp 1
Comp 2
Comp 3
Comp 4
Comp 5
Comp 6
Comp 7
Comp 8
Comp 9
Comp 10
Comp 11
SUBJECT
TEMPE
GUADALUPE
CHANDLER
Ahwatukee - Foothills
UNIVERSITY
APACHE BLVD
BASELINE
ELLIOT
WARNER
RAY
INTERNATIONAL AIRPORT
PRIEST DR
HARDY DR
MILL AVE
RURAL RD
MCCLINTOCK DR
KYRENE
48TH ST
56TH ST
40TH ST
32ND ST
24TH ST
Stellar Airpark

Income Capitalization Approach

Estimated Market Rental Value

In order to estimate the current market rental value of the subject existing office building, a survey was conducted of numerous back office buildings in the subject market area. The Summary of Rent Comparables utilized in this analysis is included below. The results of the survey are discussed in the following pages. The map on the opposite page illustrates the location of each of the rent comparables and its proximity to the subject property.

Summary of Rent Comparables

Comp	Tenant		Size/	Start	Term	T.I. Amount	Escalation	Escalation		Initial
No.	Name	Address	Yr Built	Date	(Mos.)	Months Free	Date	Rate		Lease

1	Phase II	4611 E. Baseline, Phoenix	55,000 1999	07/04	84	$11.00 5 months outside term.	Year 1 2% annual increases		$12.00	$12.00

2	Circle K.	1130 W. Warner, Tempe	75,489 1996	05/04	96	$25.00 8	Month 1 Month 9 Month 37 Month 73	Free $ 8.52 $ 9.36 $10.32		$8.52

3	American Express	3600 E. University Drive, Phoenix	80,000 1989	7/04	84	$5.00				$12.60

4	Progressive Insurance	4425 E. Cotton Center Blvd, Phoenix	165,000 2001	1/04	120	$34.00 2-3	Month 1 Month 25 Month 61	$ $ $	12.84 13.20 13.44	$12.84

5	University of Phoenix	4325 S. 30th Street, Phoenix	61,324 2002	12/03	84	$30.00 —	Month 1 Month 37	$ $	11.04 12.96	$11.04

6	University of Phoenix Online	3025 E. Wood Street, Phoenix	50,000 2002	12/03	84	$30.00 —	Year l		$12.00	$12.00

7	Verizon Wireless	6955 W. Morelos Place, Chandler	170,647 2002	10/04	120	$30.00 1.5	Month 1 Month 49 Monlh 85	$ $ $	8.95 9.40 10.00	$8.95

8	Asset Acceptance Corporation	9801 S. 51st Street, Phoenix	71,550 1997	10/03	78	$10.00	Month 1 2.5% annual increases		$11.16	$11.16

9	Two- Wire	1100 W. Grove Pkwy, Tempe	30,000 1995	08/04	33	$10.00 1	Month 1 Month 10 Month 21	$ $ $	11.40 12.00 12.60	$11.40

10	Alpine Lending	914 S. 52nd Street, Tempe	32,350 1976	08/04	65	$10.00	Month 1 Month 6 2.5% annual increases	$	Free 9.60	$9.60

11	Equifirst	4801 E. Thistle Landing Dr, Phoenix	33,000 1998	01/04	60	$33.00	Month 1 2.5% annual increases		$10.32	$10.32

Subj.		1515 W. 14th Street, Tempe	220,000 1977

Discussion and Analysis of Lease Comparables

The lease comparables utilized in this analysis represent the most recent available data on similar types of back office buildings with large tenant users leased on a triple net basis. The subject property and all of the rent comparables utilized in this analysis include triple net rents whereby the tenant is responsible for a proportionate share of all operating expenses which include real estate taxes, insurance, common area maintenance charges, and management fees. Specifics regarding the lease comparables are summarized on the following pages.

Kalinowski & Associates, Inc.	66

4611 E Baseline Rd

Location:	Airport Area Cluster	Building Type:	Class B Office
	Airport Area submarket	Status:	Built 1999
Maricopa County
	Phoenix, AZ 85042	Stories:	1
		RBA:	55,000 SF
Developer:	-	Typical Floor:	55,000 SF
Management:	Trammell Crow Company
Recorded Owner:	TC Baseline Group, LLC	Total Avail:	No Space Currently Available
		% Leased:	100%

Parking:	489 Surface spaces are Available; 35 Covered spaces are Available; Ratio of 9.50/1000 SF

This copyrighted report contains research licenced to Kalinowski & Associates - 118547

4611 E Baseline Rd

County :	Maricopa	Building Type:	Class B Office	Total Avail:	No spaces available
Submarket:	Airport Area	Status :	Built 1999	Bldg Vacant:	0 SF
City:	Phoenix, AZ 85042	Tenancy :	Single Tenant	Max Contig:	0 SF

Stories :	1	Landlord Rep :	Trammel Crow Company	Rent/SF/yr:	-
RBA :	55,000 SF	Contact Info :	Karsten Peterson, 602-285-3150	% Leased:	100%
Land Area:	6.71 AC	Property Manager:	Trammell Crow Company	Zoning:	C-O
Typical Floor Size:	55,000 SF	Contact Info:	602-222-4000	Owner Occupied:	No
Core Factor:	0%	Recorded Owner:	TC Baseline Group, LLC	Elevator:	0
Parcel Number :	301-15-023	True Owner:	-	REIT Owned:	No

For Sale:	Not for Sale
List sold:	In Progress - Last sold for $7,200,000 ($131/SF) on December 20, 2004
Parking :	489 Surface spaces are Available; 35 Covered spaces are Available; Ratio of 9.50/1000 SF

Building Notes

4/04: TC Baseline Group, LLC, represented by Trammell Crow, purchased the building. The seller, May Company Stores, had in-house representation. For further information, please refer to Comps # PXC-55510-06-0420.

This property is located 1/2 mile to Pointe South Mountain, 1-10 freeway, and Arizona Mills Mall.

FMIFDQ

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1130 W Warner Rd - Warner Crossing

Location:	Bldg D	Building Type :	Class B Flex
	Southeast Ind Cluster	Status :	Built 1996
	Tempe Southwest Ind Submarket Maricopa County	Tenancy :	Single Tenant
	Tempe, AZ 85284	Land Area :	22.41 AC
		Stories:	1 / part 2
		RBA :	75,489 SF

Management :	Ryan Companies US, Inc.	Total Avail:	No Spaces Currently Available
Recorded Owner :	iStar Financial Inc.	% Leased :	100%

Ceiling Height :	16'0"	Crane :	None
Column Spacing :	-	Rail Line :	None
Drive Ins :	1	Cross Docks :	None
Loading Docks :	None	Sewer :	-
Power :	277-480v 3p	Const Mat:	Tilt-UP

Parking :	Free Surface; Ratio of 5.30/1000 SF

This copyright report contains research licensed to Kalinowski & Associates - 118547.

1130 W Warner Rd			Bldg D		Warner Crossing

Country:	Maricopa	Building Type:	Class B Flex	Total Avail:	No space available
Submarket:	Tempe Southwest Ind	Status:	Built 1996	Max Contig:	0 SF
City:	Tempe, AZ 85284	Tenancy:	Single Tenant	Office Avail:	0 SF
Stories:	1 / part 2	Landlord Rep:	Lee & Associates	Rent/SF/yr:	-
RBA:	75,489 SF	Contact Info:	Rick A. Lee, 602-954-3742	Office Rent:	-
Land Area:	22.41 AC	Property Manager:	Ryan Companies US, Inc.	CAM/SF:	-
Zoning:	I-2	Contact Info:	Jay Tubbs, 602-954-8483	% Leased:	100%
		Recorded Owner:	iStar Financial Inc.	Owner Occupied:	No
		True Owner:	-	REIT Owned:	REIT
Ceiling Height:	16’0”	Crane:	None	Sewer:	-
Column Spacing:	-	Rail Line:	None	Water:	-
Drive Ins:	1	Rail Sports:	None	Heating:	-
Loading Docks:	None	Construction Mat:	Tilt-Up	Sprinkler:	Yes
Levelators:	None	Cross Docks:	None	Gas:	-

Power:	277-480v 3p

For Sale:	Not for sale
Parking:	Free Surface; Ratio of 5.30/1000 SF

FM6228

This copyrighted report contains research licensed to Kalinowski & Associates – 118547.

3600 E University Dr - Exec Center @ Southbank

Location:	Bldg F	Building Type:	Class B Flex
	Airport Ind Cluster	Status:	Built 1989
	North Airport Ind Submarket	Tenancy:	Multiple Tenant
Maricopa County
	Phoenix, AZ 85034	Land Area:	10.70 AC
		Stories:	1
		RBA:	21,626 SF

Management:	Bedford Property Investors	Total Avail:	No Spaces Currently Available
Recorded Owner:	Bedford Property Investors, Inc.	% Leased:	100%

Ceiling Height:	-	Crane:	-
Column Spacing:	-	Rail Line:	None
Drive Ins:	-	Cross Docks:	-
Loading Docks:	-	Sewer:	-
Power:	-	Const Mat:	Tilt-Up

Parking:	Free Surface

This copyrighted report contains research licensed to Kalinowski & Associates - 118547.

3600 E University Dr		Bldg F		Exec Center @ Southbank

County:	Maricopa	Building Type:	Class B Flex	Total Avail:	No spaces available
Submarket:	North Airport Ind	Status:	Built 1989	Max Contig:	0 SF
City:	Phonex, AZ 85034	Tenancy:	Multiple Tenant	Office Avail:	0 SF

Stories:	1	Landlord Rep:	Grubb & Ellis/BRE Commercial, LLC	Rent/SF/yr:	-
RBA:	21,626 SF	Contact Info:	Marc Tuite, 602-224-4478	Office Rent:	-
Land Area:	10.70 AC	Property Manager:	Bedford Property Investors	CAM/SF:	-
Zoning:	A-1	Contact Info:	Henry Baldenegro, 480-921-3202	% Leased:	100%
		Recorded Owner:	Bedford Property Investors, Inc.	Owner Occupied:	No
		True Owner:	-	REIT Owned:	REIT

Ceiling Height:	-	Crane:	-	Sewer:	-
Column Spacing:	-	Rail Line:	None	Water:	-
Drive Ins:	-	Rail Spots:	None	Heating:	-
Loading Docks:	-	Construction Mat:	Tilt-Up	Sprinkler:	-
Levelators:	-	Cross Docks:	-	Gas:	-

For Sale:	Not or Sale
Parking:	Free Surface

Building Notes

Executive Center at Southbank is a 7 building campus environment located 3 miles east of the ASU campus. Park has a full diamond interchange and is in close proximity to Sky Harbor International Airport.

FM 6519
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4425 E Cotton Center Blvd - Allred Cotton Center

Location:	Bldg (Phase II)	Building Type:	Class B Flex
	Airport Ind Cluster	Status:	Built Jun 2001
	S Airport N of Roeser Ind Submarket	Tenancy:	Multiple Tenant
Maricopa County
	Phoenix, AZ 85040	Land Area:	-
		Stories:	1 / part 2
		RBA:	165,000 SF

Management:	-	Total Avail:	No Spaces Currently Available
Recorded Owner:	Quad 345 LLC	% Leased:	100%

Ceiling Height:	25'6''	Crane:	-
Column Spacing:	40'w x 60'd	Rail Line:	-
Drive Ins:	8	Cross Docks:	None
Loading Docks:	Yes	Sewer:	-
Power:	3600a	Const Mat:	Tilt-Up

Parking:	444 Free Surface spaces; Ratio of 4.08/1000 SF
Amenities:	Mezzanine

This copyrighted report contains research licensed to Kalinowski & associates – 118547.

4425 E Cotton Center Blvd		Bldg 4 (Phase II)		Allred Cotton Center

County:	Maricopa	Building Type:	Class B Flex	Total Avail:		No spaces available
Submarket:	S. Airport N of Roeser Ind	Status:	Built Jun 2001	Max Contig:		0 SF
City:	Phoenix, AZ 85040	Tenancy :	Multiple Tenant	Office Avail:		0 SF

Stories:	1 / part 2	Landlord Rep:	CB Richard Ellis	Rent/SF/yr:		-
RBA:	165,000 SF	Contact Info:	Mark Krison, 602-735-5670	Office Rent:		-
Land Area:	-	Property Manager:	-	CAM/SF:		-
Zoning:	CP/BP	Contact info:	-	% Leased:		100%
		Recorded Owner:	Quad 345 LLC	Owner Occupied:		No
		True Owner:	Douglas Allred Company 858-793-0202	REIT Owned:		No

Ceiling Height:	25'6''	Crane:	-	Sewer:		-
Column Spacing:	40'w x 60'd	Rail Line:	-	Water:		-
Drive Ins:	8	Rail Spots:-	-	Heating:		-
Loading Docks:	Yes	Constructions Mat:	Tilt-Up	Sprinkler:		Yes
Levelators:	None	Cross Docks:	None	Gas:		-

Power:	3600a

For sale:	Not for Sale
Parking:	444 Free Surface spaces; Ratio of 4.08/1000 SF
Features:	Mezzanine

Building Notes

Building for lease contact broker for more information or view project web site at www. allredcottoncenter.com.

4/99: Douglas Allred Co., a San Diego developer, paid $17,600,000 or $6.35 per square foot, for 64 acres in the business park. CB Richard Ellis represented both the buyer and the seller JDMD-Apollo Venture LLC.

All the buildings have second floor mezzanine available. The buildings feature high performance reflective glass, fiber, and power. Grade level loading is available at any of 8 service doors and dock high loading is available on request. A complete fiber optic network is brought directly into each building. The SRP District Cooling System located within the development may offer the building’s owners and tenants lower capital costs for tenants improvement and monthly savings in utility costs. The enhanced reliability in electrical service provided, reduces both the frequency and length of any outage time. The Allred Cotton Center features lush landscaping and has access to back-up electrical service.

FMF2LV

This copyrighted report contains research licensed to Kalinowski & Associates – 118547.

4325 S 30th St - Riverpoint

Location:	Riverpoint-Bldg # 3	Building Type:	Class B Flex
	NWC of 32nd St & Broadway Rd	Status:	Built Jun 2002
	Airport Ind Cluster	Tenancy:	Multiple Tenant
S Airport N of Roeser Ind Submarket
	Maricopa County	Land Area:	-
	Phoenix, AZ 85040	Stories:	1
		RBA:	68,606 SF

		Total Avail:	No Spaces Currently Available
Management:	-	% Leased:	100%
Recorded Owner:	Kitchell Development Company
Ceiling Height:	18'0"	Crane:	-
Column Spacing:	-	Rail Line:	None
Drive Ins:	4	Cross Docks:	None
Loading Docks:	None	Sewer:	-
Power:	-	Const Mat:	Tilt-Up

Parking:	Surface spaces are Negotiable; Ratio of 4.00/1000 SF

This copyrighted report contains research licensed to Kalinowski & Associates - 118547.

4325 S 30th St		Riverpoint-Bldg # 3		Riverpoint

County:	Maricopa	Building Type:	Class B Flex	Total Avail:	No spaces available
Submarket:	S Airport N of Roeser Ind	Status:	Built Jun 2002	Max Contig:	0 SF
City:	Phoenix, AZ 85040	Tenancy:	Multiple Tenant	Office Avail:	0 SF

Stories:	1	Landlord Rep:	Cushman & Wakefield, Inc.	Rent/SF/yr:	-
RBA:	68,606 SF	Contact Info:	Kathy Gibbs, 602-229-5955	Office Rent:	-
Land Area:	-	Property Manager:	-	CAM/SF:	-
Zoning:	-	Contact Info:	-	% Leased:	100%
		Recorded Owner:	Kitchell Development Company	Owner Occupied:	No
		True Owner:	-	REIT Owned:	No

Ceiling Height:	18'0"	Crane:	-	Sewer:	-
Column Spacing:	-	Rail Line:	None	Water:	-
Drive Ins:	4	Rail Spots:	None	Heating:	-
Loading Docks:	None	Construction Mat:	Tilt-Up	Sprinkler:	-
Levelators:	None	Cross Docks:	None	Gas:	-

For Sale:	Not for Sale
Parking:	Surface spaces are Negotiable; Ratio of 4.00/1000 SF

Building-Notes

This is built as a mixed-use project and includes 600,000 SF of flex office, light industrial, retail and hotel buildings. The developer, Kitchell Development, developed buildings on a speculative basis and build-to-suit for single tenant flex ranging from 30,000sf to 42,000sf and multi-tenant flex and office structures ranging from 60,000sf to 130,000sf. The total land area is 65 acres.

FM29Y0

This copyrighted report contains research licensed to Kalinowski & Associates - 118547.

3025 E Wood St - Riverpoint

Location:	Riverpoint-Bldg # 2	Building Type:	Class B Flex
	NWC of 32nd St & Broadway Rd	Status:	Built Jun 2002
	Airport Ind Cluster	Tenancy:	Multiple Tenant
S Airport N of Roeser Ind Submarket
	Maricopa County	Land Area:	-
	Phoenix, AZ 85040	Stories:	1
		RBA:	61,324 SF

		Total Avail:	No Spaces Currently Available
Management:	-	% Leased:	100%
Recorded Owner:	Vatnsdal Investments, LLC

Ceiling Height:	16'0"	Crane:	-
Column Spacing:	-	Rail Line:	None
Drive Ins:	2	Cross Docks:	None
Loading Docks:	None	Sewer:	-
Power:	-	Const Mat:	Tilt-Up

Parking:	Surface spaces are Negotiable; Ratio of 4.00/1000 SF

This copyrighted report contains research licensed to Kalinowski & Associates - 118547.

3025 E Wood St			Riverpoint - Bldg # 2		Riverpoint

County:	Maricopa	Building Type:	Class B Flex	Total Avail:	No spaces available
Submarket:	S Airport N of Roeser Ind	Status:	Built Jun 2002	Max Contig:	0 SF
city:	Phoenix, AZ 85040	Tenancy:	Multiple Tenant	Office Avail:	0 SF

Stories:	1	Landlord Rep:	Cushman & Wakefield, Inc.	Rent/SF/yr:	-
RBA:	61,324 SF	Contact Info:	Kathy Gibbs, 602-229-5955	Office Rent:	-
Land Area:	-	Property Manager:	-	CAM/SF:	-
Zoning:	-	Contact Info:	-	% Leased:	100%
		Recorded Owner:	Vatnsdal Investments, LLC	Owner Occupied:	No
		True Owner:	-	REIT Owned:	No

Ceiling Height:	16'0"	Crane:	-	Sewer:	-
Column Spacing:	-	Rail Line:	None	Water:	-
Drive Ins:	2	Rail Spots:	None	Heating:	-
Loading Docks:	None	Construction Mat:	Tilt-Up	Sprinkler:	-
Levelators:	None	Cross Docks:	None	Gas:	-

For Sale:	Not for Sale
Last Sold:	Published - Last sold for $9,231,000
($151/SF) on July 15, 2004
Parking:	Surface spaces are Negotiable; Ratio of 4.00/1000 SF

Building Notes

7/04: Vatnsdal Investments purchased the building from Riverpoint Development Partners.

This is built as a mixed-use project and includes 600,000 SF of flex office, light industrial, retail and hotel buildings. The developer, Kitchell Development, developed buildings on a speculative basis and build-to-suit for single tenant flex ranging from 30,000sf to 42,000sf and multi-tenant flex and office structures ranging from 60,000sf to 130,000sf. The total land area is 65 acres.
FM5MA8

This copyrighted report contains research licensed to Kalinowski & Associates - 118547.

6955 W Morelos Pl - Chandler Freeways Bus Par

Location:	Bldg 3 Phase I	Building Type:	Industrial/Warehouse
	South of Chandler Blvd. along 56th	Status:	Built May 2002
	Southeast Ind Cluster	Tenancy:	Single Tenant
Chandler Ind Submarket
	Maricopa County	Land Area:	-
	Chandler, AZ 85226	Stories:	1 / part 2
		RBA:	170,000 SF

Management:	-	Total Avail:	No Space Currently Available
Recorded Owner:	Ryan Companies US, Inc.	% Leased:	100%

Ceiling Height:	25'5"	Crane:	-
Column Spacing:	-	Rail Line:	-
Drive Ins:	6	Cross Docks:	-
Loading Docks:	Yes	Sewer:	-
Power:	3600a/277-480v	Const Mat:	Tilt-Up

Parking:	Surface spaces are Negotiable; Ratio of 2.90/1000 SF

This copyrighted report contains research licensed to Kalinowski & Associates - 118547.

6955 W Morelos RI			Bldg 3 Phase I	Chandler Freeways Bus Par

County:	Maricopa	Building Type:	Industrial/Warehouse	Total Avail:	No spaces available
Submarket:	Chandler Ind	Status:	Built May 2002	Max Contig:	0 SF
City:	Chandler, AZ 85226	Tenancy:	Single Tenant	Office Avail:	0 SF

Stories:	1 / part 2	Landlord Rep:	CB Richard Ellis	Rent/SF/yr:	For Sale
RBA:	170,000 SF	Contact Info:	Bob Crum, 602-735-5522	Office Rent:	-
Land Area:	-	Property Manager:	-	CAM/SF:	-
Zoning:	-	Contact Info:	-	% Leased:	100%
		Recorded Owner:	Ryan Companies US, Inc.	Owner Occupied:	No
		True Owner:	Ryan Companies US, Inc. 602-322-6100	REIT Owned:	No

Ceiling Height:	25'5"	Crane:	-	Sewer:	-
Column Spacing:	-	Rail Line:	-	Water:	-
Drive Ins:	6	Rail Spots:	-	Heating:	-
Loading Docks:	Yes	Construction Mat:	Tilt-Up	Sprinkler:	-
Levelators:	-	Cross Docks:	-	Gas:	-

Power:	3600a/277-480v

For Sale:	For Sale by CB Richard Ellis; Mark Krison, 602-735-5670; Bob Crum, 602-735-5522; David Carder, 602-735-5538
Parking:	Surface spaces are Negotiable; Ratio of 2.90/1000 SF

Building-Notes

The building is going to be a 165,000 square feet with a second story 77,444 square foot mezzanine office. Refer to building FMIYL7 for details.

10/00: Ryan Cos. U.S. Inc. purchased the entire park from General American Life Insurance Co. CB Richard Ellis of Phoenix brokered the deal.

FMJFK8

This copyrighted report contains research licensed to Kalinowski & Associates -118547.

9801 S 51st St

Location:	Piedmont Corporate Center	Building Type:	Class B Flex
	Southeast Ind Cluster	Status:	Built 1997
	Chandler Ind Submarket	Tenancy:	Single Tenant
Maricopa County
	Phoenix, AZ 85044	Land Area:	7.24 AC
		Stories:	1
		RBA:	71,550 SF

Management:	-	Total Avail:	No Spaces Currently Available
Recorded Owner:	Orsett Properties	% Leased:	100%

Ceiling Height:	10'0"	Crane:	-
Column Spacing:	-	Rail Line:	None
Drive Ins:	Yes	Cross Docks:	None
Loading Docks:	None	Sewer:	-
Power:	-	Const Mat:	Tilt-Up

Parking:	109 Covered spaces are Available; 496 Free Surface spaces; Ratio of 6.93/1000 SF

This copyrighted report contains research licensed to Kalinowski & Associates - 118547.

9801 S 51st St		Piedmont Corporate Center

County:	Maricopa	Building Type:	Class B Flex	Total Avail:	No spaces available
Submarket:	Chandler Ind	Status:	Built 1997	Max Contig:	0 SF
City:	Phoenix, AZ 85044	Tenancy:	Single Tenant	Office Avail:	0 SF

Stories:	1	Landlord Rep:	Grubb & Ellis|BRE Commercial, LLC	Rent/SF/yr:	-
RBA:	71,550 SF	Contact Info:	Eric J. Wichterman, 602-224-4471x271	Office Rent:	-
Land Area:	7.24 AC	Property Manager:	-	CAM/SF:	-
Zoning:	-	Contact Info:	-	% Leased:	100%
		Recorded Owner:	Orsett Properties	Owner Occupied:	No
		True Owner:	-	REIT Owned:	No

Ceiling Height:	10'0"	Crane:	-	Sewer:	-
Column Spacing:	-	Rail Line:	None	Water:	-
Drive Ins:	Yes	Rail Spots:	None	Heating:	-
Loading Docks:	None	Construction Mat:	Tilt-Up	Sprinkler:	Yes
Levelators:	None	Cross Docks:	None	Gas:	-

For Sale:	Not for Sale
Parking:	109 Covered spaces are Available; 496 Free Surface spaces; Ratio of 6.93/1000 SF

Building Notes

This building features a highly upgraded back office and complete fiber optics throughout. It is superbly located 1/2 mile west of 1-10, offering excellent freeway acces and is within the Phoenix Tech Center. There is a solid base of nearby amenities with several large retail power centers located within one mile.

FM9173

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1100 W Grove Pky

Location:	Plumwood	Building Type:	Class B Flex
	Southeast Ind Cluster	Status:	Built 1995
	Tempe Southwest Ind Submarket	Tenancy:	Multiple Tenant
Maricopa County
	Tempe, AZ 85283	Land Area:	5.65 AC
		Stories:	1
		RBA:	54,301 SF

Management:	RREEF Management Company	Total Avail:	No Spaces Currently Available
Recorded Owner:	Gateway Montrose, Inc.	% Leased:	100%

Ceiling Height:	18'0"	Crane:	-
Column Spacing:	-	Rail Line:	None
Drive Ins:	Yes	Cross Docks:	-
Loading Docks:	None	Sewer:	-
Power:	1000a	Const Mat:	Tilt-Up

Parking:	Surface spaces are Negotiable; Ratio of 7.11/1000 SF
Amenities:	Exterior Signage

This copyrighted report contains research licensed to Kalinowski & Associates - 118547.

1100 W Grove Pky		Plumwood

County:	Maricopa	Building Type:	Class B Flex	Total Avail:	No spaces available
Submarket:	Tempe Southwest Ind	Status:	Built 1995	Max Contig:	0 SF
City:	Tempe, AZ 85283	Tenancy:	Multiple Tenant	Office Avail:	0 SF

Stories:	1	Landlord Rep:	Trammell Crow Company	Rent/SF/yr:	-
RBA:	54,301 SF	Contact Info:	Karsten Peterson, 602-285-3150	Office Rent:	-
Land Area:	5.65 AC	Property Manager:	RREEF Management Company	CAM/SF:	-
Zoning:	-	Contact Info:	Mark Carrell, 602-468-6816	% Leased:	100%
		Recorded Owner:	Gateway Montrose, Inc.	Owner Occupied:	No
		True Owner:	RREEF/LACERA 415-781-3300	REIT Owned:	No

Ceiling Height:	18'0"	Crane:	-	Sewer:	-
Column Spacing:	-	Rail Line:	None	Water:	-
Drive Ins:	Yes	Rail Spots:	None	Heating:	-
Loading Docks:	None	Construction Mat:	Tilt-Up	Sprinkler:	Yes
Levelators:	-	Cross Docks:	-	Gas:	-

Power:	1000a

For Sale:	Not for Sale
Last Sold:	Published - Last sold for $6,190,197 ($114/SF) on November 19, 1998
Parking:	Surface spaces are Negotiable; Ratio of 7.11/1000 SF
Features:	Exterior Signage

Building Notes

11/98: Gateway Montrose Inc., represented by CB Richard Ellis, purchased the building. CB Richard Ellis also represented the seller, Plumwood Realty Partners. For more information, refer to Comps # PXC-64785-12-9819.
FM9049

This copyrighted report contains research licensed to Kalinowski & Associates - 118547.

914 S 52nd St

Location:	Southeast Ind Cluster	Building Type:	Class B Flex
	Tempe Northwest Ind Submarket	Status:	Built 1976
	Maricopa County	Tenancy:	Single Tenant
Tempe, AZ 85281
		Land Area:	3.06 AC
		Stories:	1
		RBA:	32,350 SF

Management:	RREEF Management Company	Total Avail:	No Space Currently Available
Recorded Owner:	RREEF	% Leased:	100%

Ceiling Height:	12'0"	Crane:	-
Column Spacing:	-	Rail Line:	-
Drive Ins:	1	Cross Docks:	-
Loading Docks:	2 ext	Sewer:	-
Power:	1000a/277-480v 3p	Const Mat:	Pre-Cast

Parking:	Surface spaces are Negotiable; Ratio of 7.40/1000 SF

This copyrighted report contains research licensed to Kalinowski & Associates - 118547.

914 S 52nd St

County:	Maricopa	Building Type:	Class B Flex	Total Avail:	No spaces available
Submarket:	Tempe Northwest Ind	Status:	Built 1976	Max Contig:	0 SF
City:	Tempe, AZ 85281	Tenancy:	Single Tenant	Office Avail:	0 SF

Stories:	1	Landlord Rep:	Trammell Crow Company	Rent/SF/yr:	-
RBA:	32,350 SF	Contact Info:	Karsten Peterson, 602-285-3150	Office Rent:	-
Land Area:	3.06 AC	Property Manager:	RREEF Management Company	CAM/SF:	-
Zoning:	-	Contact Info:	Jodi Bailey, 602-943-6758	% Leased:	100%
		Recorded Owner:	RREEF	Owner Occupied:	No
		True Owner:	RREEF 415-781-3300	REIT Owned:	REIT

Ceiling Height:	12'0"	Crane:	-	Sewer:	-
Column Spacing:	-	Rail Line:	-	Water:	-
Drive Ins:	1	Rail Spots:	-	Heating:	-
Loading Docks:	2 ext	Construction Mat:	Pre-Cast	Sprinkler:	-
Levelators:	-	Cross Docks:	-	Gas:	-

Power:	1000a/277-480v 3p

For Sale:	Not for Sale
Parking:	Surface spaces are Negotiable; Ratio of 7.40/1000 SF

Building Notes

12/00: RREEF America REIT II Corp. L, represented by CB Richard Ellis, purchased this building, along with several other buildings. CB Richard Ellis represented the seller, D.A. Heenan, Trust. Reference Comps #PXC-18958-01-0120 for more information.
FM1430

This copyrighted report contains research licensed to Kalinowski & Associates – 118547.

4801 E Thistle Landing Dr - Thistle Landing

Location:	Bldg A	Building Type:	Class B Flex
	Southeast Ind Cluster	Status:	Built Dec 1998
	Chandler Ind Submarket	Tenancy:	Single Tenant
Maricopa County
	Phoenix, AZ 85044	Land Area:	20.00 AC
		Stories:	1
		RBA:	101, 504 SF

Management:	CB Richard Ellis	Total Avail:	No Space Currently Available
Recorded Owner:	Plumwood Realty Partners	% Leased:	100%

Ceiling Height:	18'0"	Crane:	None
Column Spacing:	-	Rail Line:	None
Drive Ins:	No	Cross Docks:	None
Loading Docks:	None	Sewer:	-
Power:	2000a/277-480v 3p/3w	Const Mat:	Tilt-Up

Parking:	Surface spaces are Negotiable; Ratio of 6.00/1000 SF
Amenities:	Exercise Facilities, Food Service

This copyrighted report contains research licensed to Kalinowski & Associates -118547.

4801 E Thistle Landing Dr.		Bldg A			Thistle Landing

County:	Maricopa	Building Type:	Class B Flex	Total Avail:	No spaces available
Submarket:	Chandler Ind	Status:	Built Dec 1998	Max Contig:	0 SF
City:	Phoenix, AZ 85044	Tenancy:	Single Tenant	Office Avail:	0 SF

Stories:	1	Landlord Rep:	CB Richard Ellis	Rent/SF/yr:	-
RBA:	101,504 SF	Contact Info:	Joe Porter, 602-735-5536	Office Rent:	-
Land Area:	20.00 AC	Property Manager:	CB Richard Ellis	CAM/SF:	-
Zoning:	-	Contact Info:	Andrea St. John, 602-735-5622	% Leased:	100%
		Recorded Owner:	Plumwood Realty Partners	Owner Occupied:	No
		True Owner:	-	REIT Owned:	No

Ceiling Height:	18'0"	Crane:	None	Sewer:	-
Column Spacing:	-	Rail Line:	None	Water:	-
Drive Ins:	No	Rail Spots:	None	Heating:	None
Loading Docks:	None	Construction Mat:	Tilt-Up	Sprinkler:	Yes
Levelators:	None	Cross Docks:	None	Gas:	-

Power:	2000a/277-480v 3p/3w

For Sale:	Not for Sale
Parking:	Surface spaces are Negotiable; Ratio of 6.00/1000 SF
Features:	Exercise Facilities, Food Service				FM9316

This copyrighted report contains research licensed to Kalinowski & Associates - 118547.

Income Capitalization Approach

Conclusion of Market Rental Value Estimate

The rent comparables from within the subject market area indicate effective current rental rates for back office space ranging from $8.52 to $13.68 per square foot on a triple net basis. The initial rates from the back office rent comparables discovered range from $8.52 to $12.84 per square foot, triple net. The rental rates vary depending upon tenant improvement costs, age, and size of the building.

Rent Comparable No. 1 is a lease to Phase II of a 55,000 square foot building at 4611 East Baseline Road in Phoenix. The building was constructed in 1999. The initial lease rate is $12.00 per square foot and escalates by $0.24 per square foot per year for seven years. The parking ratio for this property is very high at 10 spaces per 1,000 square feet of net rentable area. The tenant improvement allowance was $12.09 per square foot and the lease included five months of free rent. The effective lease rate is $12.01 per square foot.

Rent Comparable No. 2 is the recent lease to Circle K of Building D, Warner Crossing, which includes 75,489 square feet. The building was constructed in 1996 by Ryan Companies. The parking ratio is 5.30 spaces per 1,000 square feet of net rentable area. The lease rate is at $8.52 per square foot for a period of ten years and four months. The lease included a tenant improvement allowance of $25.00 per square foot and eight months of free rent. The lease escalates in the third year to $9.36 per square foot and escalates in the sixth year to $10.20 per square foot. The overall effective lease rate is $8.52 per square foot. Rent Comparable No. 2 includes a building constructed in 1996 and includes locational characteristics and a parking ratio relatively similar to the subject property.

Rent Comparable No. 3 is the lease of 80,000 square feet to American Express in a seven-building complex at 3600 East University Drive in Phoenix. The buildings were constructed in 1989. The lease rate is $12.60 per square foot for seven years and the tenant improvement allowance is $5.00 per square foot. By comparison, the location is similar. The subject property includes a larger building comparable in terms of condition.

Rent Comparable No. 4 is the lease to Progressive Insurance of 165,000 square feet in a two-story building located at 4425 East Cotton Center Boulevard in Phoenix. The lease term is for ten years and the initial lease rate is $12.84 per square foot, triple net. The tenant improvement allowance was $34.00 per square foot and the lease included two to three months of free rent. The parking ratio is 4.08 spaces per 1,000 square feet of net rentable area. Rent Comparable No. 4 includes a new building constructed in 2001. By comparison, Rent Comparable No. 4 includes a substantially newer building similar to the subject property in terms of size, but substantially superior in terms of tenant improvements and slightly superior in terms of location.

Rent Comparable No. 5 is the lease to the University of Phoenix for 61,324 square feet in a building located in the Riverpoint project at 4325 South 30th Street in Phoenix. The lease term is for seven years and the initial lease rate is $11.04 per square foot, increasing to $12.96 per square foot in the third year. The tenant improvement allowance was $30.00 per square foot. The effective lease rate equates to $12.12 per square foot. By comparison, Rent Comparable

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No. 5 includes a smaller building, similar in location, but substantially newer with a high tenant improvement allowance.

Rent Comparable No. 6 is the lease of 50,000 square feet in the Riverpoint project of a back office building to University of Phoenix Online for a period of ten years. The lease rate is reported at $12.00 per square foot in the first year. The tenant improvement allowance was $30.00 per square foot. By comparison, Rent Comparable No. 6 is similar to the subject property in terms of location, but includes a substantially smaller and newer building with a high tenant improvement allowance.

Rent Comparable No. 7 is the lease of the 170,647 square foot, two-story back office building to Verizon Wireless. The lease term is for ten years and the commencement date was October 2004. The lease agreement included a $30.00 per square foot tenant improvement allowance and 1.5 months of free rent. The initial lease rate was $8.95 per square foot, triple net, and increased to $9.40 per square foot after the fourth year, increasing again to $10.00 per square foot in the eighth year. By comparison, Rent Comparable No. 7 includes a similar size building, but substantially newer and inferior to the subject property in terms of location.

Rent Comparable No. 8 is the lease of a single-level office building to Asset Acceptance Corporation. The building is located at 9801 South 51st Street in Phoenix and is identified as the Piedmont Corporate Center. The building was constructed in 1997 and was previously occupied by Motorola. The new lease was written at $11.16 per square foot, triple net, for a period of seven years with annual increases of 2.5%. The tenant improvement allowance was $10.00 per square foot. By comparison, Rent Comparable No. 8 includes a smaller building similar to the subject property in terms of quality and condition. The subject property is superior in terms of location.

Rent Comparable No. 9 is the lease of a 30,000 square foot space to Two-Wire of the building located at 1100 West Grove Parkway in Tempe. The initial lease rate is $11.40 per square foot. The lease included 33 months starting August 2004 and the tenant improvement allowance was $10.00 per square foot. The lease includes one month of free rent. The lease escalates to $12.00 per square foot in the 10th month and $12.60 per square foot in the 21st month. By comparison, Rent Comparable No. 9 includes a substantially smaller space in a smaller building. The locational characteristics are similar.

Rent Comparable No. 10 is the lease of an entire building containing 32,350 square feet located at 914 South 52nd Street in Tempe. Rent Comparable No. 10 is in the subject neighborhood and includes a building constructed in 1976, which is similar to the subject property. Alpine Lending leased this building for a period of 65 months. The lease date was August 2004. The lease agreement included five months of free rent and an initial lease rate of $9.60 per square foot. The lease increases 2.5% annually. The tenant improvement allowance was $10.00 per square foot. By comparison, Rent Comparable No. 10 is similar to the subject property in terms of location and age, but is inferior in terms of quality and size.

Rent Comparable No. 11 is the lease of 33,000 square feet in a 101,504 square foot building at 4801 East Thistle Landing in south Phoenix. The tenant is Equifirst. The lease term was for five years at $10.32 per square foot. The lease rate escalates 2.5% annually. The lease start date was

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January 2004. The tenant improvement allowance was $33.00 per square foot. By comparison, Rent Comparable No. 11 includes a substantially smaller lease space and an above average tenant improvement allowance.

Conclusions of Market Rental Value

The most recent leasing activity from within the subject market area reflects rental rates ranging from $8.52 to $12.84 per square foot, triple net. The subject property is currently leased at a rate of $9.20 per square foot, triple net. The subject property is currently marketed at asking rental rates of $10.80 to $12.00 per square foot, triple net.

Rent Comparable No. 10 is a lease in the subject’s immediate neighborhood for a substantially smaller building at $9.60 per square foot, triple net. The building is inferior to the subject property, but similar in terms of location. Rent Comparable No. 10 tends to set a lower limit of rental value for the subject building at $9.60 per square foot, triple net.

Based upon an analysis of the rental data available, the estimated market rental value of the subject property is concluded at $9.60 to $10.80 per square foot on a triple net basis, depending upon either single or multiple occupancy.

The lease rates for smaller spaces within larger buildings tends to be slightly higher than the lease rates for larger single-tenant buildings. For example, Rent Comparable No. 7 is a recent lease to Verizon Wireless for a two-story back office building containing 170,647 square feet. The lease rate is at the low end of the range at $8.95 per square foot, triple net. By comparison, Rent Comparable No. 9 includes a 30,000 square foot space leased at an initial lease rate of $11.40 per square foot. Rent Comparable No. 6 includes a small space of 50,000 square feet leased at $12.00 per square foot, triple net.

Based upon an analysis of the data available, the estimated market rental value of the subject building to a single tenant, in its current “as is” condition, is estimated at $9.60 per square foot per year. The estimated market rental value of the subject property if it were subdivided into smaller spaces of 40,000 to 70,000 square feet each is estimated at $10.80 per square foot, triple net.

Vacancy and Collection Loss

The subject property is designed for a single occupant and is currently 100% leased to a high quality tenant for 10 years. Most rental agreements on single tenant office buildings similar to the subject property are for 7 to 10 years and include a significant investment by the tenant in personal property installation costs. Therefore, expectations for vacancy and tenant rollover are minimal.

The most recent statistics from the Lee & Associates Industrial Market Report for year end 2004 indicate an overall vacancy rate of 9.31% for the entire industrial market of metropolitan Phoenix. The overall vacancy rate for the back office category is 18.79% in the fourth quarter of 2004.

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Income Capitalization Approach

The vacancy rate for the subject submarket identified as Tempe in the fourth quarter of 2004 was 7.94%, slightly lower than the 9.31% reported for the entire market. However, the vacancy rate for the back office category in the Tempe submarket, as of the fourth quarter of 2004, was reported at 10.30%.

Taking into consideration that the subject property is designed as a single tenant building which can be converted to multi-tenant use, and taking into consideration the building has been fully occupied for the past ten years, the expectations for normal rollover and vacancy is relatively low once the subject property is released with a high quality tenant. Therefore, for the purpose of this analysis, which assumes the property is fully leased, the estimated long-term vacancy and collection loss estimate is 5%.

Estimated Operating Expenses

The following paragraphs include a discussion and analysis of anticipated normal operating expenses for the subject project. The expense categories to be analyzed include repairs and maintenance, utilities, landscaping, management fee, administrative costs, real estate taxes, insurance, and reserves for replacement. The lease encumbering the subject property is on a triple-net basis in which the tenant is responsible for all operating costs including real estate taxes, insurance, repairs and maintenance, management, and utilities. The landlord is responsible for reserves for replacement. For the purpose of this analysis, the triple-net lease scenario assumes all expenses are passed through to the tenant, excluding reserves for replacement. The operating cost exclusions include capital repairs, replacement and improvements, roof replacements, HVAC replacements, and structural work.

The following is a summary of the actual expenses for the subject property for 2003. The expenses for 2004 were available only for the months of January through May. Therefore, the following summary also includes the annualized expenses for 2004 based upon the first five months.

Historical Income and Expenses
1515 West 14TH Street
Tempe,  AZ

	2003	2003	2004	2004
	Total	Per SF	Total	Per SF
Operating Expenses
Maintenance & Repair	$402,131	$1.83	$227,167	$1.03
Custodial Service	$371,863	$1.69	$459,799	$2.09
Utilities	$516,719	$2.35	$493,790	$2.24
Real Estate Taxes	$329,856	$1.50	$315,020	$1.43
Management Fees	$0	$0.00	$172,212	$0.78

Total Operating Exp.	$1,620,569	$7.37	$1,667,988	$7.58

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Income Capitalization Approach

In order to estimate the appropriate expenses for the subject building, the actual expenses for a similar back office building have been utilized. The following is a summary of an expense comparable which includes a two-story back office building similar to the subject property in terms of location and age. The expense comparable includes two, two-story back office buildings totaling 151,221 square feet built in 1999.

Expense Comparable

Expense Comparable No.	1

Year Built	1999
Net Rentable Area	151,221 SF
Real Estate Taxes	$1.81 /SF
Insurance	$0.21/SF
Utilities	$1.21 /SF
Janitorial	$0.77 /SF
Landscaping	$0.14/SF
Security	$0.04 /SF
Administrative	$0.47 /SF
Repairs and Maintenance	$0.32 /SF
Management	$0.91/SF(5%)

Total Expenses	$5.88 /SF

The following is an analysis of each of the expense categories for the subject property.

•	Real Estate Taxes - The 2004 real estate taxes for the subject property are $270,635.66. In a previous section of this report entitled Real Property Taxes, the property taxes for the subject property were compared with similar office buildings within the subject market area. The current taxes for the subject property are estimated at $1.23 per square foot per year, reflecting the current taxes of $270,636.

•	Insurance - This expense category includes building insurance, general liability, and umbrella liability. The expense comparable indicates annual insurance expense at $0.21 per square foot per year. A marked increase in insurance rates has been incurred by all property types in the past two years. Therefore, it is reasonable that the subject’s insurance expense be higher than the expense comparable figures.

For the purpose of this analysis, the estimated insurance expense for the subject property is $0.25 per square foot per year.

•	Utilities - This expense category includes electricity, gas, and water and sewer service. The expense comparable indicates a utility expense of $1.21 per square foot per year. The actual utilities expense was $2.35 per square foot in 2003 and the annualized amount for 2004 is $1.75 per square foot. The annualized amount for 2004 does not reflect the summer months with increased air conditioning costs.

The estimated utilities expense for the subject property is $2.00 per square foot per year.

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•	Landscaping - The landscaping category includes exterior landscaping and supplies and necessary repairs to the sprinkler system. The expense comparable indicates landscaping expense at $0.14 per square foot per year.

For the purpose of this analysis, landscaping expense is estimated at $0.25 per square foot per year.

•	General Administrative - The general administrative costs for the subject property include the internal bookkeeping costs and minimal amount of administrative expenses for the subject project. The expense comparable indicates an administrative expense of $0.47 per square foot per year, which is substantially above average. The subject property is a single tenant building and administrative expenses should be minimal. For the purpose of this analysis, general administrative costs are estimated at $0.15 per square foot per year.

•	Repairs and Maintenance - The repairs and maintenance expense category includes the following: electrical and plumbing maintenance and repairs; HVAC maintenance, repairs, supplies, and contract; fire and life safety; pest control; building maintenance and repairs, interior and exterior; and trash removal and roof repairs.

The expense comparable indicates repairs and maintenance expense at $0.32 per square foot per year.

Actual repairs and maintenance expense was $1.83 per square foot in 2003. However, the annualized amount for 2004 is $0.54 per square foot.

For the purpose of this analysis, repairs and maintenance expense is estimated at $1.00 per square foot per year.

•	Management - The expense comparable indicates a management expense at $0.91 per square foot per year, or 5%.

Management fees for single-tenant buildings are typically in the range of 2% to 3% of the effective gross income, which includes the annual rental income and the expense recoveries. The subject property is a single tenant building and management expenses are projected at the low end of the range. However, if the subject property is subdivided, the management expense should increase to about 4% of effective gross income.

For the purpose of this analysis, the management expense estimated for the subject property, assuming a single tenant, is 3% of the effective gross income. The management expense for the subject property is estimated at 4% if the subject property is converted to multi-tenant use.

•	Reserves for Replacement - A reserve for replacement is an allowance which provides for periodic replacement of building components which wear out more rapidly than the building itself and must be replaced during the building’s economic life. These components include roof covering, parking lot repair and replacement, and other building repairs which are not considered tenant build-out.

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Income Capitalization Approach

A reserve for replacement fund is often not set aside to cover the cost of short-lived items; however, these costs are real and an on-going investment. The estimated reserves for replacement are $0.10 per square foot of net rentable area. Therefore, the estimated reserve for replacement, at $0.10 per square foot per year.

Summary of Operating Expenses

The expense items discussed in the previous paragraphs total $1,231,900, assuming multi-tenant use and a 4% management fee, which equates to $5.60 per square foot. The total estimated expenses, assuming a single tenancy and a 3% management fee, is $1,189,090 annually, which equates to $5.40 per square foot.

The expense comparable utilized in this analysis included a 151,221 square foot back office building with a 5% management fee and total expenses at $5.88 per square foot. Therefore, the estimated expenses for the subject property appear to be reasonable.

Estimated Net Operating Income (Single Tenant Occupancy)

Adopting the income and expense estimates discussed previously, a total net annual income of $1,926,045 is estimated for the subject building assuming single tenancy. The income and expenses resulting in this stabilized net operating income estimate are summarized as follows:

Potential Gross Scheduled Income:
220,000 SF x $9.60/SF		$2,112,000
Expense Reimbursements		$1,167,090

Total Potential Gross Scheduled Income		$3,279,090
Less Vacancy & Collection Loss @ 5.0%		($163.955)

Effective Gross Income		$3,115,135
Less Operating Expenses
Property Taxes ($1.23/SF)	$270,636
Insurance ($0.25/SF)	$55,000
Utilities ($2.00/SF)	$440,000
Landscaping ($0.25/SF)	$55,000
General Admin. ($0.15/SF)	$33,000
Repairs & Maintenance ($1.00/SF)	$220,000
Management (3% of EGI)	$93,454
Reserves for Replacement ($0.10/SF)	$22,000

Total Operating Expenses ($5.40/SF)		($1,189.090)

Net Operating Income Estimate		$1,926,045

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Income Capitalization Approach

Estimated Net Operating Income (Multi-tenant Occupancy)

Adopting the income and expense estimates discussed previously, a total net annual income of $2,174,705 is estimated for the subject building assuming multi-tenant use. The income and expenses resulting in this stabilized net operating income estimate are summarized as follows:

Potential Gross Scheduled Income:
220,000 SF x $10.80/SF		$2,376,000
Expense Reimbursements		$1,209,900

Total Potential Gross Scheduled Income		$3,585,900
Less Vacancy & Collection Loss @ 5.0%		($179,295)

Effective Gross Income		$3,406,605
Less Operating Expenses
Property Taxes ($1.23/SF)	$270,636
Insurance ($0.25/SF)	$55,000
Utilities ($2.00/SF)	$440,000
Landscaping ($0.25/SF)	$55,000
General Admin. ($0.15/SF)	$33,000
Repairs & Maintenance ($1.00/SF)	$220,000
Management (4% of EGI)	$136,264
Reserves for Replacement ($0.10/SF)	$22,000

Total Operating Expenses ($5.60/SF)		($1,231,900)

Net Operating Income Estimate		$2,174,705

Direct Capitalization

Consideration of an overall capitalization rate applicable to the subject property includes the analysis of the risk involved in the investment. An investor has several alternatives in making an investment decision with regards to quality of income, upside potential, appreciation in value, etc. Investment alternatives also exhibit certain risk and it is the element of risk in each of the potential investments that must be weighed and measured.

The most common method of a selection of an overall capitalization rate is abstraction from sales of similar types of investments. Also, national investor surveys are useful in ascertaining overall capitalization rates.

In order to estimate an appropriate overall capitalization rate (OAR), this analysis includes market derived overall capitalization rates and an analysis of a national investor survey.

Market-Derived OARs

Overall capitalization rates (OARs) are abstracted from actual sales of investment properties and simply express a relationship between the annual net income and the sales price of the property. The range of overall rates abstracted from comparable sales is affected by such factors as building age and quality, ratio of building to land, location, quality of tenants, upside potential, and terms of sale.

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Income Capitalization Approach

In the Sales Comparison Approach section of this report to follow, all of the improved comparable sales included income and expense information from which to extract overall capitalization rates (OARs). The improved comparables include overall rates ranging from 8.40% to 10.20% and are summarized as follows:

Summary of Overall Capitalization Rates

Sale		Sale	Sale	Building	Year	OAR
No.	Location	Date	Price	Size (SF)	Built	(%)

1	Elliot Corporate Center I	10/04	$32,946,000	223,392	1998	8.40%
	875 W. Elliot Rd, Tempe

2	Arrowhead Commerce Center	09/04	$13,200,000	123,074	1999	8.50%
	8581 W. Kelton Ln, Peoria

3	Hohokam Business Park	05/04	$12,294,000	173,960	1977	8.90%
	1524 W. 14th Street, Tempe

4	1717-1723 W. 16th Street,	01/04	$23,739,440	217,493	1979	9.86%
	Tempe

5	Honeywell International	10/03	$19,400,000	181,596	1991	9.25%
	5551 W. Talavi Blvd, Glendale

6	Allred Cotton Center Buildings 1 & 2	07/02	$24,305,000	183,618	2001	9.00%
	4025 & 4121 E. Cotton Center Blvd,
	Phoenix

7	3137 E. Elwood Street	01/02	$13,250,000	121,500	1995	10.20%
	Phoenix

The comparable sales utilized in this analysis reflect a relatively narrow range of overall capitalization rates between 8.40% and 10.20%.

Comparable Improved Sale No. 1 is the Elliot Corporate Center at 875 West Elliot Road in Tempe. This two-story back office building is located at the southeast corner of Elliot Road and Hardy Drive. This property recently sold at an overall capitalization rate of 8.40%. The building was 100% occupied. By comparison, Improved Sale No. 1 is superior to the subject property in terms of age and location and suggests an overall capitalization rate greater than 8.40%.

Comparable Improved Sale No. 2 is Arrowhead Commerce Center at 8581 West Kelton Lane in Peoria. This property is located south of Bell Road and west of the Loop 101 Freeway. This property sold with an overall capitalization rate of 8.50% in September 2004. The property was 95% leased and average leases were at $10.00 per square foot, triple net. By comparison, this property is superior to the subject property in terms of age and condition and somewhat similar in terms of location. Improved Sale No. 2 suggests an overall capitalization rate for the subject property in the vicinity of 8.50%.

Comparable Improved Sale No. 3 is the Hohokam Business Park at 1524 West 14th Street in Tempe. This building sold in May 2004 and the abstracted overall capitalization rate was 8.90%. The building was 100% leased at the time of sale. The building was constructed in 1977 and is

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located directly north of the subject property. Tenants included EIS Com-Kyl, eSource Mortgage, Design Mail, and Garrett Aviation. Improved Sale No. 3 is very similar to the subject property in terms of size, age, and equal in terms of location. Improved Sale No. 3 suggests an overall capitalization rate for the subject property at 8.90%.

Comparable Improved Sale No. 4 is located at 1717-1723 West 16th Street in Tempe, which is directly south of the subject property. This property sold in January 2004 and the abstracted overall capitalization rate was 9.86%. The building was 100% occupied at lease rates of about $12.00 per square foot, triple net. Tenants included IKON Office Solutions, University of Phoenix, and Kronos Group. Improved Sale No. 4 indicates an overall capitalization rate for the subject property at 9.86%.

Comparable Improved Sale No. 5 is the Honeywell International building at 5551 West Talavi Boulevard in Glendale. The overall capitalization rate was 9.25%. The property was 100% occupied by Honeywell at the time of sale. The current lease had approximately five years remaining and several options to renew. This property was built in 1991 and is similar to the subject property in terms of size and generally similar in terms of location. Improved Sale No. 5 suggests an overall capitalization rate for the subject property less than 9.25%.

Comparable Improved Sale No. 6 is the Allred Cotton Center building at 4025 and 4121 East Cotton Center Boulevard in Phoenix. The property sold at a 9.00% capitalization rate in July 2002. This property included a single-level back office building which was 100% occupied at the time of sale at lease rates averaging $0.95 per square foot, triple net. The abstracted overall capitalization rate was 9.00%. Tenants included Caremark, Inc., Aether Systems, and Bax Global. Adjusting for time, Improved Sale No. 6 suggests an overall capitalization rate for the subject property lower than 9.00%.

Comparable Improved Sale No. 7 is an older sale of a back office building located at 3137 East Elwood Street in the Southbank Business Park. This property sold in January 2002 and reflected an overall capitalization rate at 10.20%. The major tenant was University of Phoenix. The building was reportedly 100% occupied at the time of sale. Adjusting for time, Improved Sale No. 7 suggests an overall capitalization rate for the subject property less than 10.20%.

Taking into consideration the age, condition, and quality of the subject building, the estimated overall capitalization rate for the subject property is concluded at 8.50%.

National Investor Survey

Another source of data in which to help analyze an appropriate overall capitalization rate applicable to the subject property is the Real Estate Investor Survey prepared by PricewaterhouseCoopers. The Fourth Quarter 2004 Investor Survey Report consists of a quarterly survey of various investors throughout the United States. The survey of investors represents a broad spectrum of institutional-type investors. One of the criteria of the survey was a “free and clear equity capitalization rate.”

The investors responding to the fourth quarter 2004 survey indicated capitalization rates for the institutional grade suburban office market ranging from 6.50% to 10.50%, with an average of

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8.73%. The subject property, by comparison, is an average quality institutional grade investment. The national investor survey is supportive of an overall capitalization rate applicable to the subject property in the vicinity of 8.50%.

According to the results of the PricewaterhouseCoopers national real estate investor survey for the fourth quarter of 2004, overall capitalization rates decreased substantially in the past two years for several specific reasons which are summarized as follows:

•	Stock market jitters and questionable corporate practices have sent an increasing number of investors into the commercial real estate market in search of good quality investments.

•	Historically low mortgage interest rates are also enticing investors into the commercial real estate market.

•	An unprecedented debt availability has also created strong demand for good quality real estate investments.

•	Although the overall market conditions have weakened throughout the real estate industry, most individual markets are relatively healthy and are positioned to survive the current down cycle without serious consequences.

•	The properties receiving the most attention and the highest prices from investors are those investments with minimal near-term leasing risk and credit tenants.

•	The lack of real estate properties with strong credit and term tenants has created a bidding frenzy which has increased sale prices and reduced overall capitalization rates for the best properties in the best markets.

•	The reemergence of both REITS and institutional investors as active buyers has also created a downward trend in overall capitalization rates.

Conclusion of Direct Capitalization Method

The two methods of deriving an appropriate overall capitalization rate for the subject include market-derived overall capitalization rates and the PricewaterhouseCoopers National Investor Survey. The overall capitalization rates indicated from the investor survey are supportive of the overall capitalization rates abstracted from the comparable sales.

Based upon an analysis of the data available and applying an 8.50% overall capitalization rate, the indication of value for the subject property, assuming stabilized single occupancy, from the direct capitalization method of the Income Capitalization Approach is $22,659,353 ($1,926,045 NOI ÷ 0.085 OAR), rounded to $22,660,000.

Based upon an analysis of the data available and applying an 8.50% overall capitalization rate, the indication of value for the subject property, assuming multi-tenant occupancy and at stabilized multi-tenant occupancy, from the direct capitalization method of the Income Capitalization Approach is $25,584,765 ($2,174,705 NOI ÷ 0.085 OAR), rounded to $25,585,000.

Kalinowski & Associates, Inc.	98

Income Capitalization Approach

Yield Capitalization (Discounted Cash Flow Analysis)

The yield capitalization method, or discounted cash flow (DCF) analysis, is another method of estimating the value of the subject property by the income approach. The yield capitalization method uses the discounting process to convert a series of future cash flows to a present value assuming a required rate of return on the invested capital. In order to estimate the present value of the subject property by the discounted cash flow method, it is necessary to consider the projections of income and expenses over the holding period. The holding period reflects the normal holding period for this type of an investment.

The financial software program identified as ARGUS was utilized to analyze the income stream for the subject complex. For purposes of this analysis, a minimum 10-year cash flow is reasonable for an investment property similar to the subject property. As will be illustrated, the cash flow analysis illustrates 11 years because the 11th year net operating income is capitalized at a terminal capitalization rate to be used for the reversionary value.

The schedule of prospective cash flows is presented on the opposite page. As illustrated, there are seven general categories that ARGUS computes. These categories are identified as follows: (1) potential gross revenue, (2) revenue adjustments, (3) effective gross revenue, (4) operating expenses, (5) net operating income, (6) leasing and capital costs, and (7) cash flow before debt service and income tax. The individual items which are calculated within each of these categories are discussed in the following text.

The following paragraphs include a discussion of the assumptions and data included in the discounted cash flow analysis, which is based upon a 10-year holding period for the subject property. A 10-year holding period is utilized for this analysis because the subject is most likely to be held as an investment for a period of at least 5 to 10 years. The Schedule of Prospective Cash Flows is included at the end of this section of the report.

•	Market Rental Value - The market rental value was estimated previously at $10.80 per square foot for multi-tenant use and $9.60 per square foot for single-tenant use. Under the triple net lease arrangement, the landlord is responsible for capital repairs, replacement and improvements, roof replacement, HVAC replacement, and structural work.

•	Rental Rate Increases - The market rental value for the space in the subject building is estimated to increase at a rate of 1.0% per year throughout the holding period.

•	Absorption - Based upon an analysis of the data available, the estimated absorption time for the subject property, assuming that the subject property is leased to a single tenant, is 18 months.

The estimated absorption period for the subject property, assuming that the subject property is leased to multiple tenants, is three years. The absorption analysis under the multi-tenant scenario assumes 55,000 square feet of space leased after the first year and 55,000 square feet of space leased each six months thereafter.

Kalinowski & Associates, Inc.	99

Income Capitalization Approach

•	Vacancy and Collection Loss - A thorough analysis of the metropolitan Phoenix general office market and the subject submarket was presented previously. The estimated stabilized occupancy level for the subject property is concluded at 95%. Most single-tenant buildings and large back office user buildings such as the subject property include minimal vacancy over a long holding period because most leases are written on a seven- to ten-year basis.

•	Expenses - The operating expenses for the subject property were analyzed in the previous subsection of this report and are equal to $5.40 per square foot for single-tenant use and $5.60 per square foot for multi-tenant use on a stabilized basis. Estimated expenses include $1.23 per square foot for taxes, $0.25 per square foot for insurance, $2.00 per square foot utilities, $0.25 per square foot for landscaping, $0.15 per square foot for administrative costs, $1.00 per square foot for repairs and maintenance, and a management fee at 3% of effective gross income for single-tenant use and 4% for multi-tenant use. The reserves for replacement estimate at $0.10 per square foot is paid for by the landlord.

•	Leasing Commissions - Several of the rent comparables reported leasing commissions. Leasing commissions are typically 7.5% of the total value of the lease. This analysis assumes a leasing commission of 7.5% for new tenants and 4% on renewal.

•	Tenant Improvements - The estimated appropriate tenant improvement allowance for a new tenant in a second generation space is $10.00 per square foot. This tenant improvement allowance presumes moderate retrofit, including demolition, paint, and carpet. The estimate is based on a survey of competing office buildings in the subject market area. Tenant improvement costs of $3.00 per square foot are utilized for renewal tenants.

In the second scenario for the subject property assuming multi-tenant use, the entire building will require retrofit costs of about $3.00 per square foot to subdivide the building into multi-tenant space. This expense will be incurred in the first year under the scenario as a multi-tenant building.

•	Renewal Probability - Renewal probability is estimated at 75%.

•	Number of Months Vacant - This analysis assumes six months vacant time between renewals.

•	Reversionary Value - The reversionary value at the end of the holding period is based upon the capitalized value of the net operating income at the end of the 11th year. This is based upon the assumption that an investor would sell the property at the prevailing market price based on the 11th year income.

Estimate of Terminal Capitalization Rate - Most experts agree that terminal capitalization rates, in this case approximately 10 years hence, are 0.5% to 1.0% higher than the present capitalization rate, primarily due to the risk associated with the property as it gets older and the uncertainty of the future. The PricewaterhouseCoopers information recognizes that the residual (terminal) capitalization rate is 0.5% higher than the free and clear equity capitalization rate.

Kalinowski & Associates, Inc.	100

Income Capitalization Approach

The estimated terminal capitalization rate is 9.00%, which is 0.5% higher than the going in capitalization rate of 8.50%.

Selling costs, including commissions and marketing costs are estimated to total about 2% of the selling price at the end of the holding period.

•	Discount Rate (Internal Rate of Return) - The discount rate, or rate of return is based upon many factors, including risk, accepted rate of inflation, and the investor’s required rate of return. Rates of return for real estate developments are not calculable until the termination of an investment. The rate of return as it relates to office property is calculated on the basis of acquisition and development costs, related to revenues over the term of ownership. This pattern of revenues and expenses is somewhat similar to other improved real estate; whereby, an acquisition is made, a return on investment is received (net operating income) and the property is sold, theoretically returning all invested capital to the investor.

In order to estimate a fair rate of return for the subject development, we have reviewed information prepared by PricewaterhouseCoopers. PricewaterhouseCoopers publishes quarterly statistics on investment criteria for active real estate buyers around the country and also compares rates of return on real estate versus capital market returns. The statistics published by PricewaterhouseCoopers are applicable for improved properties (office, retail, industrial, apartments), the rates of return cited are considered appropriate “yardsticks” for the DCF valuation procedure in this report.

The fourth quarter 2004 National Investor Survey indicates a range of internal rates of return for the national suburban office market (institutional grade) between 8.00% and 12.50%, with an average of 10.21%. The subject property is a good quality building towards the upper end in terms of age which would reflect an internal rate of return at about mid-range. The estimated internal rate of return is 10.00%.

Included on the following pages are the prospective present values based upon discount rates ranging from 9.00% to 11.00%.

Kalinowski & Associates, Inc.	101

Software	: ARGUS Ver. 11.0.0	Bldg C HOHOKAM BUS CTR SINGLE	Date : 2/17/05
File	: Bldg C, HOHOKAM BUS PARK-SINGLE USER	1515 WEST 14TH STREET	Time : 17:40
Property Type	: Office/Industrial	TEMPE, ARIZONA 85281	Ref# : ABU
Portfolio	:		Page : 1
SCHEDULE OF PROSPECTIVE CASH FLOW
In Inflated Dollars for the Fiscal Year Beginning 2/1/2005

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11
For the Years Ending	Jan-2006	Jan-2007	Jan-2008	Jan-2009	Jan-2010	Jan-2011	Jan-2012	Jan-2013	Jan-2014	Jan-2015	Jan-2016
POTENTIAL GROSS REVENUE
Base Rental Revenue		$1,056,000	$2,123,000	$2,143,900	$2,164,800	$2,186,800	$2,208,800	$2,230,800	$2,407,534	$2,573,267	$2,573,267
Absorption & Turnover Vacancy									(428,878)

Scheduled Base Rental Revenue		1,056,000	2,123,000	2,143,900	2,164,800	2,186,800	2,208,800	2,230,800	1,978,656	2,573,267	2,573,267
CPI & Other Adjustment Revenue										21,444	86,312

Expense Reimbursement Revenue
REAL ESTATE TAXES		138,977	284,312	291,420	298,706	306,173	313,828	321,673	274,877	337,958	346,407
INSURANCE		28,247	57,787	59,232	60,713	62,230	63,786	65,381	55,869	68,691	70,408
UTILITIES		225,979	462,297	473,854	485,700	497,843	510,289	523,046	446,954	549,525	563,263
LANDSCAPING		28,247	57,787	59,232	60,713	62,230	63,786	65,381	55,869	68,691	70,408
ADMINISTRATION		16,948	34,672	35,539	36,428	37,338	38,272	39,228	33,522	41,214	42,245
REPAIRS		112,990	231,148	236,927	242,850	248,921	255,144	261,523	223,477	274,763	281,632
MANAGEMENT		23,940	95,563	96,812	98,271	99,785	101,322	101,941	79,423	115,918	118,338

Total Reimbursement Revenue		575,328	1,223,566	1,253,016	1,283,381	1,314,520	1,346,427	1,378,173	1,169,991	1,456,760	1,492,701

TOTAL POTENTIAL GROSS REVENUE		1,631,328	3,346,566	3,396,916	3,448,181	3,501,320	3,555,227	3,608,973	3,148,647	4,051,471	4,152,280
General Vacancy		(81,566)	(167,328)	(169,846)	(172,409)	(175,066)	(177,761)	(180,449)		(202,574)	(207,614)

EFFECTIVE GROSS REVENUE		1,549,762	3,179,238	3,227,070	3,275,772	3,326,254	3,377,466	3,428,524	3,148,647	3,848,897	3,944,666

OPERATING EXPENSES
REAL ESTATE TAXES	270,600	277,365	284,299	291,407	298,692	306,159	313,813	321,658	329,700	337,942	346,391
INSURANCE	55,000	56,375	57,784	59,229	60,710	62,227	63,783	65,378	67,012	68,687	70,405
UTILITIES	440,000	451,000	462,275	473,832	485,678	497,820	510,265	523,022	536,097	549,500	563,237
LANDSCAPING	55,000	56,375	57,784	59,229	60,710	62,227	63,783	65,378	67,012	68,687	70,405
ADMINISTRATION	33,000	33,825	34,671	35,537	36,426	37,336	38,270	39,227	40,207	41,212	42,243
REPAIRS	220,000	225,500	231,137	236,916	242,839	248,910	255,133	261,511	268,049	274,750	281,619
MANAGEMENT		46,493	95,377	96,812	98,273	99,788	101,324	102,856	94,459	115,467	118,340
RESERVES	22,000	22,550	23,114	23,692	24,284	24,891	25,513	26,151	26,805	27,475	28,162

TOTAL OPERATING EXPENSES	1 ,095,600	1,169,483	1,246,441	1 ,276,654	1,307,612	1,339,358	1,371,884	1,405,181	1,429,341	1,483,720	1,520,802

NET OPERATING INCOME	(1,095,600)	380,279	1,932,797	1,950,416	1,968,160	1,986,896	2,005,582	2,023,343	1,719,306	2,365,177	2,423,864

LEASING & CAPITAL COSTS
Tenant Improvements		3,300,000							2,512,956
Leasing Commissions		1,142,625							878,127

TOTAL LEASING & CAPITAL COSTS		4,442,625							3,391,083

CASH FLOW BEFORE DEBT SERVICE & TAXES	($1,095,600)	($4,062,346)	$1,932,797	$1,950,416	$1,968,160	$1,986,896	$2,005,582	$2,023,343	($1,671,777)	$2,365,177	$2,423,864

Software	: ARGUS Ver. 11.0.0	Bldg C HOHOKAM BUS CTR MULTI-T	Date : 2/17/05
File	: Bldg C HOHOKAM BUS CTR MULTI USER	1515 WEST 14TH STREET	Time : 17:36
Property Type	: Office/Industrial	TEMPE, ARIZONA 85281	Ref# : ACO
Portfolio	:		Page : 1
SCHEDULE OF PROSPECTIVE CASH FLOW
In Inflated Dollars for the Fiscal Year Beginning 2/1/2005

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11
For the Years Ending	Jan-2006	Jan-2007	Jan-2008	Jan-2009	Jan-2010	Jan-2011	Jan-2012	Jan-2013	Jan-2014	Jan-2015	Jan-2016
POTENTIAL GROSS REVENUE
Base Rental Revenue		$874,500	$2,049,575	$2,361,975	$2,384,525	$2,408,450	$2,432,650	$2,457,400	$2,609,343	$2,822,164	$2,875,832
Absorption & Turnover Vacancy									(236,776)	(242,696)

Scheduled Base Rental Revenue		874,500	2,049,575	2,361,975	2,384,525	2,408,450	2,432,650	2,457,400	2,372,567	2,579,468	2,876,832
CPI & Other Adjustment Revenue										20,718	77,988

Expense Reimbursement Revenue
REAL ESTATE TAXES		104,088	248,847	291,420	298,704	306,172	313,828	321,672	302,296	309,854	346,408
INSURANCE		21,156	50,579	59,232	60,712	62,232	63,788	65,380	61,442	62,980	70,408
UTILITIES		169,250	404,629	473,852	485,700	497,844	510,288	523,048	491,540	503,826	563,264
LANDSCAPING		21,156	50,579	59,232	60,712	62,232	63,788	65,380	61,442	62,980	70,408
ADMINISTRATION		12,694	30,347	35,540	36,428	37,340	38,272	39,228	36,864	37,788	42,244
REPAIRS		84,625	202,315	236,928	242,852	248,920	255,144	261,524	245,768	251,914	281,632
MANAGEMENT		19,366	101,335	139,032	141,000	143,112	145,268	147,252	135,542	145,956	171,700

Total Reimbursement Revenue		432,335	1,088,631	1,295,236	1,326,108	1,357,852	1,390,376	1,423,484	1,334,894	1,375,298	1,546,064

TOTAL POTENTIAL GROSS REVENUE		1,306,835	3,138,206	3,657,211	3,710,633	3,766,302	3,823,026	3,880,884	3,707,461	3,975,484	4,500,884
General Vacancy		(65,342)	(156,910)	(182,861)	(185,532)	(188,315)	(191,151)	(194,044)			(225,044)

EFFECTIVE GROSS REVENUE		1,241,493	2,981,296	3,474,350	3,525,101	3,577,987	3,631,875	3,686,840	3,707,461	3,975,484	4,275,840

OPERATING EXPENSES
REAL ESTATE TAXES	270,600	277,365	284,299	291,407	298,692	306,159	313,813	321,658	329,700	337,942	346,391
INSURANCE	55,000	56,375	57,784	59,229	60,710	62,227	63,783	65,378	67,012	68,687	70,405
UTILITIES	440,000	451,000	462,275	473,832	485,678	497,820	510,265	523,022	536,097	549,500	563,237
LANDSCAPING	55,000	56,375	57,784	59,229	60,710	62,227	63,783	65,378	67,012	68,687	70,405
ADMINISTRATION	33,000	33,825	34,671	35,537	36,426	37,336	38,270	39,227	40,207	41,212	42,243
REPAIRS	220,000	225,500	231,137	236,916	242,839	248,910	255,133	261,511	268,049	274,750	281,619
MANAGEMENT		49,660	119,252	138,974	141,004	143,119	145,275	147,474	148,298	159,019	171,034
RESERVES	22,000	22,550	23,114	23,692	24,284	24,891	25,513	26,151	26,805	27,475	28,162

TOTAL OPERATING EXPENSES	1,095,600	1,172,650	1,270,316	1,318,816	1,350,343	1,382,689	1,415,835	1 ,449,799	1,483,180	1 ,527,272	1,573,496

NET OPERATING INCOME	(1,095,600)	68,843	1,710,980	2,155,534	2,174,758	2,195,298	2,216,040	2,237,041	2,224,281	2,448,212	2,702,344

LEASING & CAPITAL COSTS
Tenant Improvements		1,650,000	1,650,000						1,256,478	1,287,890
Leasing Commissions		630,877	630,794						692,570	709,884
Re-Fit Costs	660,000

TOTAL LEASING & CAPITAL COSTS	660,000	2,280,877	2,280,794						1,949,048	1,997,774

CASH FLOW BEFORE DEBT SERVICE & TAXES	($1,755,600)	($2,212,034)	($569,814)	$2,155,534	$2,174,758	$2,195,298	$2,216,040	$2,237,041	$275,233	$450,438	$2,702,344

Software	: ARGUS Ver. 11.0.0	Bldg C HOHOKAM BUS CTR SINGLE	Date : 2/17/05
File	: Bldg C, HOHOKAM BUS PARK-SINGLE USER	1515 WEST 14TH STREET	Time : 17:40
Property Type	: Office/Industrial	TEMPE, ARIZONA 85281	Ref# : ABU
Portfolio	:		Page : 1

PROSPECTIVE PRESENT VALUE

Cash Flow Before Debt Service plus Property Resale
Discounted Annually (Endpoint on Cash Flow & Resale) over a 10-Year Period

	For the		P.V. of	P.V. of	P.V. of	P.V. of	P.V. of
Analysis	Year	Annual	Cash Flow	Cash Flow	Cash Flow	Cash Flow	Cash Flow
Period	Ending	Cash Flow	@ 9.00%	@ 9.50%	@ 10.00%	@ 10.50%	@ 11.00%
Year 1	Jan-2006	($1,095,600)	($1,005,138)	($1,000,548)	($996,000)	($991,493)	($987,027)
Year 2	Jan-2007	(4,062,346)	(3,419,195)	(3,388,041)	(3,357,311)	(3,326,997)	(3,297,091)
Year 3	Jan-2008	1,932,797	1,492,474	1,472,122	1,452,139	1,432,516	1,413,244
Year 4	Jan-2009	1,950,416	1,381,724	1,356,659	1,332,161	1,308,212	1,284,800
Year 5	Jan-2010	1,968,160	1,279,169	1,250,230	1,222,072	1,194,673	1,168,007
Year 6	Jan-2011	1,986,896	1,184,721	1,152,631	1,121,551	1,091,444	1,062,276
Year 7	Jan-2012	2,005,582	1,097,122	1,062,531	1,029,181	997,021	966,005
Year 8	Jan-2013	2,023,343	1,015,448	978,941	943,904	910,273	877,982
Year 9	Jan-2014	(1,671,777)	(769,733)	(738,671)	(708,996)	(680,641)	(653,539)
Year 10	Jan-2015	2,365,177	999,076	954,383	911,878	871,447	832,979

Total Cash Flow		7,402,648	3,255,668	3,100,237	2,950,579	2,806,455	2,667,636
Property Resale @ 9% Cap Rate		26,393,186	11,148,767	10,650,025	10,175,716	9,724,539	9,295,270

Total Property Present Value			$14,404,435	$13,750,262	$13,126,295	$12,530,994	$11,962,906

Rounded to Thousands			$14,404,000	$13,750,000	$13,126,000	$12,531,000	$11,963,000

Per SqFt			65.47	62.50	59.66	56.96	54.38

PERCENTAGE VALUE DISTRIBUTION

Assured Income
Prospective Income			22.60%	22.55%	22.48%	22.40%	22.30%
Prospective Property Resale			77.40%	77.45%	77.52%	77.60%	77.70%

			100.00%	100.00%	100.00%	100.00%	100.00%

Software	: ARGUS Ver. 11.0.0	Bldg C HOHOKAM BUS CTR MULTl-T	Date : 2/17/05
File	: Bldg C HOHOKAM BUS CTR MULTI USER	1515 WEST 14TH STREET	Time : 17:36
Property Type	: Office/Industrial	TEMPE, ARIZONA 85281	Ref# : ACO
Portfolio	:		Page : 1

PROSPECTIVE PRESENT VALUE
Cash Flow Before Debt Service plus Property Resale
Discounted Annually (Endpoint on Cash Flow & Resale) over a 10-Year Period

	For the		P.V. of	P.V. of	P.V. of	P.V. of	P.V. of
Analysis	Year	Annual	Cash Flow	Cash Flow	Cash Flow	Cash Flow	Cash Flow
Period	Ending	Cash Flow	@ 9.00%	@ 9.50%	@ 10.00%	@ 10.50%	@ 11.00%
Year 1	Jan-2006	($1,755,600)	($1,610,642)	($1,603,288)	($1,596,000)	($1,588,778)	($1,581,622)
Year 2	Jan-2007	(2,212,034)	(1,861,825)	(1,844,860)	(1,828,127)	(1,811,621)	(1,795,336)
Year 3	Jan-2008	(569,814)	(440,001)	(434,001)	(428,110)	(422,324)	(416,643)
Year 4	Jan-2009	2,155,534	1,527,035	1,499,334	1,472,259	1,445,791	1,419,917
Year 5	Jan-2010	2,174,758	1,413,443	1,381,466	1,350,353	1,320,078	1,290,613
Year 6	Jan-2011	2,195,298	1,308,985	1,273,529	1,239,189	1,205,924	1,173,696
Year 7	Jart-2012	2,216,040	1,212,249	1,174,029	1,137,179	1,101,645	1,067,374
Year 8	Jan-2013	2,237,041	1,122,696	1,082,333	1,043,596	1,006,412	970,712
Year 9	Jan-2014	275,233	126,725	121,611	116,726	112,057	107,595
Year 10	Jan-2015	450,438	190,270	181,758	173,663	165,963	158,637

Total Cash Flow		7,166,894	2,988,935	2,831,911	2,680,728	2,535,147	2,394,943
Property Resale @ 9% Cap Rate		29,425,523	12,429,659	11,873,616	11,344,813	10,841,800	10,363,212

Total Property Present Value			$15,418,594	$14,705,527	$14,025,541	$13,376,947	$12,758,155

Rounded to Thousands			$15,419,000	$14,706,000	$14,026,000	$13,377,000	$12,758,000

Per SqFt			70.08	66.84	63.75	60.80	57.99

PERCENTAGE VALUE DISTRIBUTION

Assured Income
Prospective Income			19.39%	19.26%	19.11%	18.95%	18.77%
Prospective Property Resale			80.61%	80.74%	80.89%	81.05%	81.23%

			100.00%	100.00%	100.00%	100.00%	100.00%

Income Capitalization Approach

Yield Capitalization Conclusion (Discounted Cash Flow Analysis Conclusion)

The discounted cash flow analysis presented previously indicates a present value for the subject property as follows:

	Single Occupant	Multi Tenancy

10.00% Discount Rate, Net Present Value:	$13,126,295	$14,025,541

Rounded:	$13,125,000	$14,025,000

Conclusion of Income Capitalization Approach

The direct capitalization method results in a stabilized value conclusion of $22,660,000 based upon single-tenant use and $25,585,000 based upon multi-tenant use.

The DCF analysis, or the yield capitalization method, results in a value indication for the subject property of $13,125,000 for single-tenant use and $14,025,000 for multi-tenant use. The DCF analysis reflects absorption and changes in income and expenses throughout a 10-year holding period.

The direct capitalization method results in an indication of value for the subject property reflecting the stabilized value and assuming stabilized occupancy. The yield capitalization method reflects changes in income and expenses throughout a ten-year hold period and reflects the absorption of the subject property. The direct capitalization method represents the stabilized market value, whereas the yield capitalization method reflects the present market value.

Kalinowski & Associates, Inc.	106

Improved Sales Map

Sale 7
Sale 3
Sale 4
SUBJECT
Sale 6
Sale 1
UNIV. OF PHOENIX
RIO SALADO COLLEGE
BROADWAY
BROADWAY RD
Tempe St. Lukes
Tempe
Grady Gammage Auditorium
Tempe Double Butte Cem.
Twin Buttes Cemetery
Tempe Diablo Stadium
ALAMEDA DR
East Resthaven Park Cemetery
SOUTHERN AVE
32ND ST
36TH ST
40TH ST
48TH ST
PRIEST DR
HARDY DR
MILL AVE
COLLEGE AVE
RURAL RD
Tempe Hist. Museum
WESTERN CANAL
The Raven Golf Course at South Mountain
ARIZONA MILLS
BASELINE RD
Pepperwood Golf Course
Kiwanis Community Park
Benedict Sports Complex
Compadre
South Mountain Park
Phantom Horse Golf Course
Ahwatukee
GUADALUPE FWY
MARICOPA FWY
Ken McDonald Golf Course
Marcos De Niza
KYRENE RD
UNIV OF PHOENIX
ELLIOT RD
Foothills
Ahwatukee Country Club
Tempe Sports Complex
Kyrene Mid.
WARNER RD
Arizona Cardinals Headquarters Training Facility
The Lakes at Ahwatukee
TEMPE

Sales Comparison Approach

SALES COMPARISON APPROACH

In order to estimate the current market value of the subject property by direct market comparison, an extensive search of the subject market area was conducted in an attempt to discover recent sales of back office buildings similar to the subject property. The subject property includes a single-story, good quality back office building currently configured for a single occupant. The research disclosed several meaningful back office building sales located throughout metropolitan Phoenix. The following is a summary of the improved sales utilized in this analysis. Each sale is described in detail in the Addenda to this report. The map on the opposite page illustrates the location of each of the comparable sales and its proximity to the subject property.

Summary of Comparable Improved Sales

				Building				OAR	Parking
Sale No.	Location	Sale Date	Sale Price	Size (SF)	Price /SF	Year Built		(%)	Ratio*

1	Elliot Corporate Center	10/04	$32,946,000	223,392	$147.48	1998		8.40%	5.87
	875 W. Elliot Rd, Tempe

2	Arrowhead Commerce Center	09/04	$13,200,000	123,074	$107.25	1999		8.50%	4.88
	8581 W. Kelton Lane, Peoria

3	Hohokam Business Park	05/04	$12,294,000	173,960	$70.67	1977		8.90%	1.84
	1524 W. 14th Street, Tempe

4	IKON Office/University of Phoenix	01/04	$23,739,440	217,493	$109.15	1979		9.86%	6.59
	1717 - 1723 W. 16th Street, Tempe

5	Honeywell International	10/03	$19,400,000	181,596	$106.83	1991		9.25%	N/An
	5551 W. Talavi Blvd, Glendale

6	Allred Cotton Center Bldgs 1 & 2	07/02	$24,305,000	183,618	$132.37	2001		9.00%	1.66
	4025 & 4121 E. Cotton Center Blvd, Phoenix

7	3137 E. Elwood Street, Phoenix	01/02	$13,250,000	121,500	$109.05	1995		10.20%	4.94

Subj	Hohokam Business Park, Bldg C			220,000		1977			4.74
	1515 W. 14th Street, Tempe					1995	**

*	Spaces per 1,000 square feet of building area.

**	Renovated

Discussion and Analysis of Improved Comparable Sales

The comparable sales utilized in this report represent the most recent sales of back office buildings generally similar to the subject property. The comparable sales include a range of selling prices between $70.67 and $147.48 per square foot of net rentable area. The range of selling prices reflects differences in location, building size, year built/condition, quality, and parking ratio.

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Improved Sales Map

Sale 2
Sale 5
SUBJECT
SCOTTSDALE
PEORIA
GLENDALE
PARADISE VALLEY
P H O E N I X
MESA
TEMPE
GILBERT
CHANDLER
Completed
Under or Nearing Construction
Planned
PHOENIX MAPPING SERVICE

Sales Comparison Approach

The comparable sales utilized in this analysis include buildings with construction dates ranging from 1977 to 2001. The subject building was constructed in 1977, according to the public records. However, the subject building was extensively renovated in 1995.

The improved sales utilized in this analysis include building sizes ranging from 121,500 square feet to 223,392 square feet. The subject property includes a single-story back office with 220,000 square feet and is toward the upper end of the range in terms of size. The improved sales utilized in this analysis include parking ratios ranging from 1.66 to 6.59 spaces per 1,000 square feet of net rentable area. The subject property is average at 4.74 spaces per 1,000 square feet of net rentable area.

Each of the improved comparable sales is compared to the subject property and the sequence of adjustments for comparing each sale to the subject is as follows:

•	Property Rights Conveyed

•	Financing Terms

•	Conditions of Sale

•	Market Conditions (Time of Sale)

•	Physical Characteristics

Location

Building Size

Year Built/Condition

Quality

Parking Ratio

Adjustments are made to the price of the comparable property to reflect the comparable’s superiority or inferiority in regards to the elements of comparison indicated above. Downward (negative) adjustments are made for superior elements of comparison and upward (positive) adjustments are made for inferior variables.

Real Property Rights Conveyed

The market value estimate for the subject property is based upon the assumption of a leased fee estate interest. The subject building has been leased to a good quality on a 10-year agreement which is nearing expiration. The interest appraised represents the leased fee estate assuming the subject property is leased on a long-term basis.

All of the sales included leased fee estate interest and do not require adjustments for property rights conveyed.

Financing Terms (Cash Equivalency)

The market value estimate for the subject property is based upon the assumption of all cash financing or terms equivalent to cash. Cash transactions typically sell for less than those sales, which involve favorable financing. Therefore, cash equivalency must be determined and applied to those sales which include favorable financing.

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Sales Comparison Approach

All of the improved comparable sales utilized in this analysis included either cash transactions or new loans at market rates. Therefore, none of the sales require adjustments for cash equivalency.

Conditions of Sale

Conditions which might affect selling prices include highly motivated buyers and sellers, transfer of ownership between related parties, and listing prices (properties typically sell for less than asking prices).

All of the comparable sales utilized in this analysis included arm’s length transactions; therefore, no adjustments are required for conditions of sale.

Market Conditions

Adjustments for market conditions reflect the change in the prices paid for real property due to changes in market conditions and the purchasing power of money over time. The comparable sales utilized in this analysis include sale dates ranging from January 2002 through October 2004. Improved Sales 6 and 7 are older sales from 2002. However, due to the lack of recent back office building sales and due to the lack of older building similar to the subject property, these two sales were utilized in our analysis. For the purpose of this analysis, no adjustments for time are applied to the comparable sales.

Location

The subject property includes overall average to good locational characteristics. The subject property is located in the Hohokam Business Park in north Tempe with close proximity to the freeway system and the Sky Harbor International Airport.

Comparable Improved Sale No. 1 is the Elliot Corporate Center I, a two-story back office building located at 875 West Elliot Road, the southeast corner of Elliot Road and Hardy Drive in south Tempe. The overall locational characteristics for Improved Sale No. 1 are superior to the subject property because Sale No. 1 includes excellent visibility and exposure to two major arterial streets. Improved Sale No. 1 is adjusted downward 10% for superior locational characteristics.

Comparable Improved Sale No. 2 is the Arrowhead Commerce Center, a back office building at 8581 West Kelton Lane in Peoria. This property is located in a business park south of Bell Road and west of the Loop 101. The overall locational characteristics are similar to the subject property and no adjustment for location is required.

Comparable Improved Sale No. 3 is also in the Hohokam Business Park at 1524 West 14th Street. Improved Sale No. 3 is located directly north of the subject property and no adjustment for location is required.

Comparable Improved Sale No. 4 is also located in the subject business park, directly south of the subject property. No adjustment for location is applicable to Improved Sale No. 4.

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Sales Comparison Approach

Comparable Improved Sale No. 5 is Honeywell International, located at 5551 West Talavi Boulevard in Glendale. This property is located south of Bell Road in an industrial park. The overall locational characteristics are similar to the subject property and no adjustment for location is required.

Comparable Improved Sale No. 6 is the Allred Cotton Center Buildings 1 and 2 at 4025 and 4121 East Cotton Center Boulevard. This property is located at the southeast corner of Cotton Center Boulevard and 40th Street. The Cotton Center Business Park is superior to the subject property. Improved Sale No. 6 is adjusted downward 10% for superior locational characteristics.

Comparable Improved Sale No. 7 is located at 3137 East Elwood Street in the Southbank Business Park just north of Interstate 10 and south of Sky Harbor International Airport. Improved Sale No. 7 is similar to the subject property in terms of location and no adjustment is required.

Building Size

Typically, adjustments for size are based upon the mathematical principle which implies an inverse relationship between price and size. Typically, the larger the building the lower the sales price on a per square foot basis. Inversely, the smaller the size, the greater the price per square foot. The comparable sales utilized in this analysis include selling prices ranging from $70.67 to $147.48 per square foot, reflecting building sizes ranging from 121,500 square feet to 223,392 square feet.

The subject property includes a single-story building with 220,000 square feet of net rentable area, which is toward the upper end of the range as compared to the improved sales utilized in this analysis.

The improved sales utilized in this analysis are all relatively similar to the subject property in terms of a general size category and no adjustments for size are warranted.

Year Built/Condition

The subject property includes a single-story back office building constructed in 1977 and fully renovated in 1995. The subject building is above average in terms of quality and above average in terms of condition. The comparable sales utilized in this analysis were built between 1977 and 2001.

Improved Sales 3 and 4 were built in 1977 and 1979, respectively, and are located in the same immediate neighborhood as the subject property. No adjustment for age/condition is warranted.

Improved Sale 5 was built in 1991 and is similar to the subject property in terms of condition. No adjustment is applicable to Improved Sale 5 for age/condition.

Improved Sales 1, 2, 6, and 7 were built between 1995 and 2001 and are superior to the subject property in terms of age and condition. Improved Sales 1, 2, 6, and 7 are adjusted downward 10% each for age/condition.

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IMPROVED COMPARABLE SALES ADJUSTMENT GRID

		Comparables:
Item of Adjustment	Subject	1	2	3	4	5	6	7

Sale Price		$32,946,000	$13,200,000	$12,294,000	$23,739,440	$19,400,000	$24,305,000	$13,250,000
Property Rights Conveyed		Leased Fee	Leased Fee	Leased Fee	Leased Fee	Leased Fee	Leased Fee	Leased Fee
Adjustments		0	0	0	0	0	0	0

Financing Terms		New Loan	Cash	New Loan	New Loan	New Loan	Cash	Cash
Adjustment		0	0	0	0	0	0	0

Conditions of Sale		Arm’s-Length	Arm’s-Length	Arm’s-Length	Arm’s-Length	Arm’s-Length	Arm’s-Length	Arm’s-Length
Adjustment		0	0	0	0	0	0	0

Market Conditions		Oct-04	Sep-04	May-04	Jan-04	Oct-03	Jul-02	Jan-02
Adjustment		0	0	0	0	0	0	0

Building Size - SF(NRA)	220,000	223,392	123,074	173,960	217,493	181,596	183,618	121,500

Ajusted Sales Price		$32,946,000	$13,200,000	$12,294,000	$23,739,440	$19,400,000	$24,305,000	$13,250,000
Adjusted Unit Price		$147.48	$107.25	$70.67	$109.15	$106.83	$132.37	$109.05

Physical Characteristics
Location	Good	Superior	Similar	Similar	Similar	Similar	Superior	Similar
Adjustment		-10%	0	0	0	0	-10%	0
Building Size - SF(NRA)	220,000	223,392	123,074	173,960	217,493	181,596	183,618	121,500
Adjustment		0	0	0	0	0	0	0
Yr. Built/Condition	1977/Good	1998/Good	1999/Good	1977/Good	1979/Good	1991/Good	2001/Good	1995/Good
Adjustment		-10%	-10%	0	0	0	-10%	-10%
Quality	Good	Similar	Similar	Inferior	Inferior	Similar	Similar	Similar
Adjustment		0	0	+20%	+10%	0	0	0
Parking Ratio	4.74	5.78	4.88	1.84	6.59	N/Av	1.66	4.94
Adjustment		-5%	0	+10%	-10%	0	+10%	0

Net Adjustments - Property Characteristics		-25%	-10%	30%	0%	0%	-10%	-10%

FINAL ADJUSTED UNIT PRICE PER SF		$110.61	$96.53	$91.87	$109.15	$106.83	$119.13	$98.15

Sales Comparison Approach

Quality

The subject property includes above average quality of construction and include a fully built out back office building designed specifically for Bank One. The subject property includes a full service cafeteria, numerous training rooms and computer rooms, and conference rooms. The overall quality of the subject property is above average.

Improved Sales 1, 2, 5, 6, and 7 are relatively newer buildings and are similar to the subject property in terms of quality of construction.

Improved Sale 3 includes an older building constructed in 1977 and is inferior to the subject property in terms of quality of construction. Improved Sale 3 is adjusted upward 20% for quality of construction.

Improved Sale 4 includes an older building constructed in 1979 located just south of the subject property. The overall quality of construction is inferior to the subject property and Improved Sale 4 is adjusted upward 10% for quality of construction.

Parking Ratio

The subject property includes an average amount of parking spaces with a total of 992 parking spaces for the subject building. The parking ratio equates to 4.74 parking spaces per 1,000 square feet of net rentable area. The comparable sales include a range of parking ratios between 1.66 and 6.59 spaces per 1,000 square feet of net rentable area.

Improved Sales 2 and 7 are similar to the subject property in terms of parking ratios.

Improved Sales 3 and 6 include relatively low parking ratios, at 1.84 and 1.66 spaces per 1,000 square feet, respectively. Improved Sales 3 and 6 are adjusted upward 10% for inferior parking ratios.

Improved Sale 1 includes a superior parking ratio at 5.78 spaces per 1,000 square feet of net rentable area. Improved Sale 1 is adjusted downward 5% for superior parking ratio.

Improved Sale 4 includes a high parking ratio of 6.59 spaces per 1,000 square feet of net rentable area. Improved Sale 4 is adjusted downward 10% for superior parking ratio.

Package Price Analysis

Included on the opposite page is the improved sales adjustment grid for the comparable sales utilized in this analysis. The adjustment grid illustrates appropriate adjustments to the comparable sales for differences in location, building size, year built/condition, quality, and parking ratio.

The comparable sales represent selling prices ranging from $70.67 to $147.48 per square foot. After applying appropriate adjustments for differences in location, building size, year built/condition, quality, and parking ratio, the range of selling prices is narrower, between $91.87

Kalinowski & Associates, Inc.	114

Sales Comparison Approach

and $119.13 per square foot of net rentable area. Excluding Improved Sales 3 and 6, which are at the lower end and upper end of the range respectively, the remaining five sales indicate a narrow range of adjusted selling prices between $96.53 and $110.61 per square foot.

The subject property includes an above average size building designed for a single occupant. Therefore, the package price applicable to the subject property is concluded at mid-range, at $100.00 per square foot of net rentable area. Concluding at $100.00 per square foot, the indication of value for the subject property by the “package price” analysis is $22,000,000 (220,000 SF x $100.00/SF).

Conclusion to Sales Comparison Approach

Based upon the “package price” analysis, the indication of value from the sales comparison approach is $22,000,000.

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Reconciliation and Final Estimate of Value

RECONCILIATION AND FINAL ESTIMATE OF VALUE

The value estimates as indicated from the three approaches to value are summarized as follows:

	“As Is”	“As Stabilized”
Cost Approach:	$21,780,000

Income Capitalization Approach

Single Tenant Use:	$13,125,000	$22,660,000

Multi-Tenant Use:	$14,025,000	$25,585,000

Sales Comparison Approach:		$22,000,000

All three approaches to value are supportive of each other. The differences reflect the quality and quantity of the data analyzed in this report and current market conditions. The strengths and weaknesses of the three approaches are discussed in the following paragraphs.

Cost Approach

The cost approach indication of value, at $21,780,000, is slightly lower than the sales comparison approach and at mid-range compared to the different indications from the income capitalization approach to value. The cost approach is a summation of the estimated replacement costs new for the subject improvements, accrued depreciation, and the current land value of the subject site. Replacement cost estimates were obtained from the Marshall Valuation Cost Service. The land value estimate was based upon an analysis of recent industrial and business park land sales in the subject market area. The weakness of the cost approach in the application to the subject property is the fact that the cost approach does not reflect market leasing activity and simply reflects the replacement cost of the subject property without any depreciation. The major weakness of the cost approach is the subjective estimate of depreciation. The cost approach is given least weight in the final analysis, but is supportive of the other two approaches to value.

Income Capitalization Approach

The income capitalization approach to value best represents an analysis of an investment approach to value. This appraisal report includes an application of both the direct capitalization method and the yield capitalization method or discounted cash flow analysis.

The rental value of the subject property was based upon an analysis of rental rates for competing projects within the subject market area. The subject property was leased to Bank One for a period of ten years on a triple net basis. The most recent lease rate was $9.20 per square foot, triple net, per year. The estimated market rental value of the subject property is $9.60 per square foot as a single-tenant building and $10.80 per square foot as a multi-tenant back office building. Expenses were estimated based upon the analysis of actual historical expenses for office buildings similar to the subject property. The indication of value from the direct capitalization

Kalinowski & Associates, Inc.	116

Reconciliation and Final Estimate of Value

method was $25,585,000, assuming multi-tenant use and $22,660,000 assuming single-tenant use. The value indication from the direct capitalization method reflects the stabilized value of the subject property and assumes minimal vacancy and collection loss over a lengthy holding period.

The discounted cash flow analysis results in an indication of value for the subject property substantially lower than the direct capitalization because the discounted cash flow analysis reflects absorption of the subject building. The yield capitalization method takes into consideration the market rental value of the subject property over a ten-year holding period. The yield capitalization method represents the present value of the subject property.

The income approach is most representative of the investor market for properties. The abundant amount of comparable rental data increased the accuracy and reliability of the income capitalization approach to value.

Sales Comparison Approach

The sales comparison approach is based upon an analysis of comparable back office buildings located in metro Phoenix. The comparable sales varied in terms of location, building size, year built/condition, and parking ratio. Most of the sales utilized in the analysis included single tenant buildings relatively similar to the subject property in terms of age and quality.

The improved sales were compared to the subject property in terms of a price per square foot, which reflects the sale price divided by the net rentable area. The comparable sales indicate a range of selling prices before adjustments between $70.67 and $147.48 per square foot. After applying adjustments to the sales, the indicated range was $91.87 to $119.13 per square foot. Five of the seven sales analyzed in this report indicated adjusted selling prices ranging from $96.53 to $110.61 per square foot. A value conclusion at mid-range at $100.00 per square foot takes into consideration the size of the subject property.

The sales comparison approach is a reliable method of analyzing the subject property if truly “comparable” sales are discovered from within the marketplace. The analysis herein included back office building sales with varying degrees of comparability to the subject. Most of the sales included single tenant buildings which were highly comparable to the subject property.

The sales comparison approach is reliable, and supportive of the income capitalization approach. The subject property is designed for a single tenant and a potential buyer of the subject property would give less weight to the sales comparison approach and more weight to the income capitalization approach. Therefore, the income capitalization approach is given most weight in the final analysis.

Kalinowski & Associates, Inc.	117

Reconciliation and Final Estimate of Value

Conclusion

The income capitalization approach is the most accurate and reliable method of estimating the stabilized value of the subject property. The income capitalization approach has been given most weight in the final analysis.

After considering all of the various factors involved, and recognizing the economics and market acceptance at the effective date of this appraisal, and giving weight to the income capitalization approach, the “as is” market value of the fee simple interest in the subject property, assuming single-tenant use, which is specifically, legally, and generally described herein, as of January 18, 2005, was:

THIRTEEN MILLION ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS
($13,125,000)

After considering all of the various factors involved, and recognizing the economics and market acceptance at the effective date of this appraisal, and giving weight to the income capitalization approach, the “as is” market value of the fee simple interest in the subject property, assuming multi-tenant use, which is specifically, legally, and generally described herein, as of January 18, 2005, was:

FOURTEEN MILLION TWENTY-FIVE THOUSAND DOLLARS
($14,025,000)

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ADDENDA

QUALIFICATIONS OF APPRAISER

QUALIFICATIONS OF
RICHARD J. KALINOWSKI, JR., MAI

EDUCATION

B.S. Degree, 1971, School of Business, University of Colorado, Boulder, Colorado

PROFESSIONAL DESIGNATIONS

MAI - Appraisal Institute

PROFESSIONAL EXPERIENCE

President, Kalinowski & Associates, Inc., Real Estate Appraisers and Consultants, Phoenix, Arizona, since December 1995.
Fee appraiser with Burke Hansen, Inc., Real Estate Appraisers and Consultants, Phoenix, Arizona, from January 1974 through November 1995.
Staff appraiser with Colorado Federal Savings and Loan, Denver, Colorado, from February 1972 through December 1973.

PROFESSIONAL OFFICES

Society of Real Estate Appraisers

President, Chapter #68 (1979-1980)
Board of Directors, Chapter #68 (1977-1981)

American Institute of Real Estate Appraisers

Governing Council, Southwest Region (1977-1978)
Ethics Administration Division, Vice Chair (1996)
Ethics Administration Division, Assistant Regional Member, Southwest Region (1989-1991)
Ethics Administration Division, Regional Member, Region VII (1992; 1993-2003)
Residential Appraisal Reports, Grader (1979-1981)
Non-Residential Appraisal Reports, Grader (1989-1990)
Panel Member, Southwest Region, Professional Standards and Code of Ethics (1982-1988)
Board of Directors, Arizona Chapter #41 (1977-1978, 1986-1991)
President, Arizona Chapter #41 (1991)
Chairman, Education Committee, Arizona Chapter #41 (1981 and 1984)
Chairman, Admissions Committee, Arizona Chapter #41 (1986 and 1987)
Chairman, Candidate Guidance Committee, Arizona Chapter #41 (1988)
Chairman, Regional Conference, Phoenix Chapter (1994)

EDUCATIONAL ACTIVITIES

Instructor at Glendale Community College, Glendale, Arizona “Principles of Real Estate Appraising” (1976-1980)
Instructor’s Clinic for Society of Real Estate Appraisers, Purdue University, Indiana (1977)
Young Men’s Council for the Society of Real Estate Appraisers, Atlanta, Georgia (1976)

COMMUNITY ACTIVITIES

Board of Directors, Arizona Zoological Society (Phoenix Zoo, 1992-2000)
Board of Trustees, Arizona Chapter, Leukemia Society of America, Inc. (1987-1991; 1993-1995); Treasurer (1989-1990); Vice President (1990-1991); President’s Advisory Board (1991-1992)
Chairman, Team in Training, Leukemia Society, Arizona Chapter (1993, 1994, 1995)
Board of Directors, University Club of Phoenix (1982-1990), President (1989)
Wildest Club in Town, Men’s Auxiliary to the Phoenix Zoo (1983-1991), (President 1988-1989)
Arcadia Soccer Club, Coach (1978-1986); Scottsdale Miss Softball, Coach (1995-1996)
Board of Directors, Papago/Salado Tourism Association (1993), Vice President (1994, 1995)
Bill Holt Pediatric Clinic at Phoenix Children’s Hospital - 1996 bicycle across America fund raising project.
Phoenix Downtown YMCA - Board of Management (2001)

AWARDS

Medal of Service, Omega Tau Rho, National Association of Realtors (1979)
Professional Recognition Award, American Institute of Real Estate Appraisers (1980-1982)

CERTIFICATION

“The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAI’s, RM’s, SRPA’s, and SRA’s who meet the minimum standards of this program are awarded periodic educational certification.” Richard J. Kalinowski, Jr. is certified under this program.

Certified General Real Estate Appraiser, Board of Appraisal, State of Arizona

Certificate Number: 30040
Expiration Date: August 31, 2006

REGIONAL DATA

METROPOLITAN
PHOENIX
ARTERIAL STREETS
PEORIA
SURPRISE
GLENDALE
PHOENIX
DOWNTOWN PHOENIX
SUBJECT
SCOTTSDALE
PARADISE VALLEY
TEMPE
MESA
GILBERT
CHANDLER
GOODYEAR
AVONDALE
TONTO
NATIONAL
FOREST
SALT RIVER INDIAN COMMUNITY
GILA RIVER INDIAN COMMUNITY
Completed
Under or Nearing Construction
Planned
PHOENIX MAPPING SERVICE
ITEM #75844

REGIONAL DATA – METROPOLITAN PHOENIX

The subject property is directly influenced by the economic development and growth of the entire metropolitan Phoenix area. It is important to analyze the social, economic, governmental and physical factors which affect metropolitan Phoenix. A general discussion of the effects each of these factors has on metropolitan Phoenix and the subject property is included in this section of the report.

Population And Growth

By U.S. Census definition, the Phoenix Standard Metropolitan Statistical Area (SMSA) encompasses 9,225 square miles of Maricopa County, Arizona. The map on the opposite page illustrates the general configuration and layout of the metropolitan Phoenix area, and the major communities, which include: Phoenix, Tempe, Scottsdale, Mesa, Paradise Valley, Glendale, Chandler, Gilbert, and Sun City.

Metropolitan Phoenix is located near the center of the State of Arizona and is the county seat of Maricopa County. As seen in the following table, metropolitan Phoenix has experienced significant growth since 1975.

Total Population for Metropolitan Phoenix and the City of Phoenix

(1975 to 2002)

Year	Metropolitan Phoenix	City of Phoenix
1975	1,253,400	669,005
1980	1,509,175	789,704
1985	1,829,500	875,175
1986	1,910,000	904,975
1987	1,979,700	926,865
1988	2,035,500	955,695
1990	2,122,101	983,403
1992	2,233,700	1,020,295
1993	2,418,425	1,035,550
1994	2,488,125	1,050,515
1995	2,454,525	1,082,610
1996	2,634,625	1,180,740
1997	2,720,575	1,205,285
1998	2,806,100	1,220,710
1999	2,913,475	1,240,775
2000	3,072,142	1,321,045
2001	3,192,125	1,344,775
2002	3,296,250	1,365,675
2003	3,396,875	1,387,670

Source: Arizona Department of Economic Security, Research Administration, July 2003. Approved by the DES Director 12/11/03.

Arizona is the nation’s 20th largest state, with a population of 5,629,870, according to the Arizona Department of Economic Security Research Administration, July 1, 2003 estimate. Based on the Census Bureau’s estimate for all states, Arizona is the second fastest growing state in the nation.

Metropolitan Phoenix has grown from 2,122,101 people in 1990 to 3,396,875 people in 2003. This increase represents a percentage change of 55% over a thirteen-year period. A recent survey indicates that the City of Phoenix is now the sixth largest city in the United States in terms of population. Maricopa County is the fourth largest county in the U.S., based on population.

The State of Arizona grew from 3,665,339 on April 1, 1990 to 5,629,870 on July 1, 2003, a 54% increase for the thirteen-year period. Most of the state’s population growth since 1990 occurred in Maricopa County and Pima County.

As indicated, metropolitan Phoenix will continue to experience dramatic growth trends. More importantly, approximately 70% of the population growth throughout metropolitan Phoenix will be the result of net in-migration. This influx of new residents can be attributed to several major factors.

1.	Inclement weather and other negative aspects of the Midwest and East Coast states.

2.	A successful program of attracting new industry to Arizona, which provides the opportunity for employment.

3.	The overall quality of life enjoyed by the residents of Arizona.

4.	A cost of living which is substantially lower than other major cities in the country.

Economic Base Activity

Diversification is the driving force behind record-setting economic growth that has occurred throughout metropolitan Phoenix. Several industries which give metropolitan Phoenix its diversity include: manufacturing; mining and quarrying; construction; transportation; communications; public utilities; trade; finance, insurance, real estate; services and miscellaneous; and government.

Economic success in the areas of job generation, new business creation, and the growth of young companies, mostly in metropolitan Phoenix, has helped to achieve a high ranking for Arizona. A favorable regulatory climate, reasonable tax rates and labor laws, and the heavy concentration of computer and semiconductor companies have contributed to the economic success of metropolitan Phoenix.

Employment Trends/Industrial Expansion

The employment trends of metropolitan Phoenix in the major categories from 2002 through projections for 2005 are illustrated in the table on the following page. This summary is based upon a recent report from the Arizona Department of Economic Security Research Administration, September 2004. The Phoenix-Mesa metropolitan area grew by 20,600 jobs in 2003, representing a growth rate of 1.3% for 2003. Employment growth is projected at 43,700 jobs (2.7%) in 2004, and 50,000 jobs (3.0%) in 2005.

Phoenix-Mesa Metropolitan Area Employment Forecast

	2002	2003	2004	2005
Manufacturing	137,500	129,400	125,900	127,000
Natural Resources & Mining	2,200	2,000	2,000	1,900
Construction	126,100	130,000	144,400	154,300
Trade, Transportation & Utilities	325,500	328,100	332,800	340,800
Information	39,400	37,300	35,200	33,700
Financial Activities	131,200	134,400	136,700	138,300
Professional & Business Services	253,500	258,100	266,000	276,300
Education & Health Services	153,000	163,000	173,500	183,100
Leisure & Hospitality	153,500	155,900	159,100	162,600
Other Services	61,600	61,500	62,900	64,600
Government	212,700	217,100	221,900	227,800

Totals	1,596,100	1,616,700	1,660,400	1,710,400
Job Growth		20,600	43,700	50,000
% Job Growth		1.3%	2.7%	3.0%

Source: Arizona Department of Economic Security, Research Administration, September 2004.

The figures illustrate a steady increase in employment in 2003, 2004, and 2005. The largest increases will be in Trade, Transportation, Utilities, and Professional & Business Services.

The following table illustrates the top 20 employers in metropolitan Phoenix and the number of employees.

Phoenix MSA - Largest Employers
	Number of Full-Time
	Equivalent Employees
Company	In Arizona	Business Sector

State of Arizona	49,849	Government
Wal-Mart Stores	15,895	Retail
Maricopa County	15,523	Government
Banner Health Systems	15,521	Health Care
Honeywell International, Inc.	15,000	Aerospace
The Kroger Company	13,500	Grocery
City of Phoenix	13,156	Government
U.S. Postal Service	11,406	Government
Motorola, Inc.	10,600	Electronic Equipment
Intel Corp.	10,000	Electronic Equipment
Phillips Petroleum	10,000	Petroleum Refining
Arizona State University	9,754	Education
America West Holdings	9,300	Airline
Safeway Stores	9,100	Grocery
Wells Fargo	8,800	Financial Services
Bashas’ Inc.	8,784	Grocery
Mesa Public Schools	8,314	Education
Target Corp.	8,068	Retail Stores
Luke Air Force Base	8,000	Military
Qwest Communications	7,700	Telecommunications

Source: The Phoenix Business Journal – Book of Lists, 2002

Following is a list of the largest technology and aerospace manufacturing companies in the Phoenix MSA, as measured by the number of employees. (Note that certain of the companies are included in the foregoing list.)

Phoenix MSA - Largest Manufacturing Companies
	Number of Full-Time
	Equivalent Employees
Company	In Arizona	Product

Honeywell	15,000	Airplane Engines
Motorola Semiconductor Products	10,600	Computer Processors
Intel Corp.	10,000	Computer Chips
The Boeing Company	4,337	Apache Helicopters
TRW Vehicle Safety Systems	2,100	Automobile Airbags
Microchip Technology	1,621	Microchips
Belden Communications	1,534	Telecommunications Devices
Medtronic Microelectronics Center	1,150	Medical Devices

Source: Arizona Business Magazine – Ranking Arizona, 2001

Metropolitan Phoenix is expected to continue to create more jobs and employment in 2004 and 2005. The compound growth rate of employment was 1.3% in 2003 and is forecast at 2.7% in 2004 and 3.0% in 2005.

The unemployment rate for metropolitan Phoenix has continued to stay below the national average for the past several years. The current unemployment rate as of December 2004 is 3.3% as compared to the national average of 5.4%.

The outlook for employment growth for the next several years is moderate to strong for metropolitan Phoenix. The rate of employment growth is expected to increase in 2004.

Phoenix Real Estate Market

The outlook for the Phoenix real estate market continues to be strong. Metropolitan Phoenix is continuing to grow in almost all segments of the real estate market, following a strong growth pattern that started in about 1993. The strong single family residential market is continuing to grow rapidly in 2004. The apartment market grew at a steady rate in the late 1990s and exceeded expectations in 2000 and 2001. However, the apartment market has slowed substantially by as much as 50% in 2003 and is expected to be below average in 2004. The industrial market is relatively stable, with stabilized vacancy rates, moderate absorption, and level rental rates. The retail market is very strong with rapid growth, stable vacancy rates, strong absorption, and increasing rental rates. The office market is beginning to recover with increased absorption in 2003, but still reflects relatively high vacancy rates.

Within the metropolitan Phoenix real estate market, there are four distinct submarkets which contribute to the local economy. Specifically these submarkets are: 1) retail, 2) industrial, 3) office, and 4) residential.

Retail

For the purpose of this analysis, data from the CB Richard Ellis Metropolitan Phoenix Retail Market Analysis Report, Fourth Quarter 2004, has been utilized. The quarterly report surveys existing retail centers in excess of 30,000 square feet throughout metropolitan Phoenix. The report includes an update on the status of planned projects, centers which are currently under construction, and centers which have recently been completed. The report is drawn from a survey of 889 existing retail projects throughout metropolitan Phoenix.

The survey subdivides the Phoenix metropolitan retail market into eleven submarkets. The survey further divides retail buildings into seven different category property types, identified as follows: anchor center, freestanding, power center, primary regional mall, secondary regional mall, specialty-niche, and unanchored strip.

Inventory - As of fourth quarter 2004, the metropolitan Phoenix retail market inventory was reported at 115,493,766 square feet in 889 projects surveyed. The metropolitan Phoenix retail market is subdivided into eleven submarkets. The largest submarket is the Mesa/Chandler/Gilbert submarket, with over 27 million square feet in inventory. The second largest submarket is the Tempe/Ahwatukee submarket, with just under 16 million square feet in inventory.

Vacancy - According to the fourth quarter 2004 survey, the overall vacancy for the metropolitan Phoenix retail market was 6.05%. The fourth quarter vacancy rate is lower than the 7.38% reported in the fourth quarter of 2003.

The submarket with the lowest vacancy rate is Sun City, which reported a vacancy rate of 3.25%. The next lowest submarket is East Phoenix, which reported a vacancy rate of 4.17%. The highest vacancy rate is reported in the Apache Junction submarket, with 11.28% vacancy in the fourth quarter of 2004.

Absorption - Absorption is defined as the change in space from one period to another. Space which is unoccupied but committed does not affect this calculation.

Retail absorption for metropolitan Phoenix was reported at 5,500,963 square feet in 2001, 6,652,220 square feet in 2000, and 4,118,612 square feet in 2003. Net absorption was 6,700,000 square feet in 2004.

The submarket with the highest absorption in the fourth quarter of 2004 was the Tempe/Ahwatukee submarket with 824,802 square feet net absorption, followed by West/ Southwest Phoenix with 636,189 square feet net absorption.

New Centers - The Phoenix metropolitan retail market reports 6,191,363 square feet of new retail space under construction as of the fourth quarter of 2004. Retail center completions for the fourth quarter of 2004 totaled 1,919,873 square feet.

Conclusions to Metropolitan Phoenix Retail Market

Metropolitan Phoenix is continuing to experience record-setting levels for single family permit activity. Over 46,000 housing permits were issued in 2003, which represented a nearly 12% increase over 2002. The total number of housing permits for 2004 was 48,136. The strong residential growth has resulted in substantial retail market activity and expansion. The new retail development is in response to the substantial population growth.

Current vacancy is reported at 6.05% in the fourth quarter of 2004. The vacancy rate in the fourth quarter of 2003 was 7.38%, indicating relatively stabilized retail activity. Tenant activity remains strong in the new growth areas as the completion of new freeways continues to change shopping patterns. The outlook for the metropolitan Phoenix retail market continues to be very strong.

Industrial

In order to analyze the current industrial market conditions in the metropolitan Phoenix area and the subject market area, information from Cushman & Wakefield Market Research Services has been relied upon. The most recent survey is dated Fourth Quarter 2004. The building types are categorized as follows: manufacturing, high technology/flex, office service center, and warehouse/distribution.

Inventory

According to the Cushman & Wakefield report, the industrial sector of the market is described and analyzed as all industrial buildings in Maricopa County larger than 5,000 square feet. The overall industrial market inventory for metropolitan Phoenix, according to the Cushman & Wakefield Phoenix Fourth Quarter 2004 report, is 238,142,677 square feet. The largest submarket is the Southwest Phoenix submarket, with 32,132,872 square feet. The next largest submarket is the North Tempe submarket with 26,321,863 square feet, followed closely by the West Phoenix submarket with 25,149,671 square feet.

Vacancy

According to the Cushman & Wakefield Phoenix Fourth Quarter 2004 report, the total vacancy for the metropolitan Phoenix industrial market was at 8.6%, which is a decrease from the 8.8% vacancy reported in the third quarter of 2004. The submarket with the lowest vacancy rate reported in the fourth quarter of 2004 is the Northwest Phoenix submarket at 1.8%, followed by the Northeast Phoenix submarket at 2.8%, and the West Phoenix submarket at 4.5% vacancy.

The submarket with the highest vacancy rate is the South Central submarket at 12.2% vacancy reported in the fourth quarter of 2004.

Absorption

Positive absorption in the past four quarters has offset the previous negative activity from the first three quarters of 2003. About 3,000,000 square feet were absorbed in the fourth quarter of 2003, which resulted in a total year-to-date direct absorption of 1,400,000 square feet. Net absorption for 2004 is reported at 2,770,429 square feet.

Conclusions of Metropolitan Phoenix Industrial Market

The current vacancy rate for metropolitan Phoenix is 8.6% as of the fourth quarter 2004, which is slightly lower than the 8.8% reported in the third quarter of 2004. New construction continues to decline. New construction is expected to remain at relatively low levels during 2004. Positive net absorption occurred in 2004, which will have a long term effect on reducing vacancy rates.

Office

For the purpose of this analysis, we have analyzed data from the Cushman and Wakefield Phoenix Overview Office Summary Report for the fourth quarter of 2004. The quarterly report provides information from surveys of existing office projects that are 10,000 square feet or larger and are available for lease or sale. Buildings that are owner occupied or utilized by a single user are not included in this survey. The survey divides the metropolitan Phoenix area into 17 different submarkets. The survey divides office space into three categories: Downtown Phoenix Central Business District; Midtown Phoenix Central Business District; and Phoenix Non-Central Business Districts. The Phoenix Non-Central Business Districts includes 15 submarkets.

Metropolitan Phoenix Office Market

Inventory — As of the fourth quarter of 2004, the metropolitan Phoenix office market contained an inventory of 63,620,088 square feet. The Midtown Central Business District includes the largest office inventory, with 10,341,050 square feet reported in the fourth quarter of 2004. The Arrowhead office submarket includes the smallest inventory, with 681,319 square feet reported in the fourth quarter of 2004.

Vacancy — The metropolitan Phoenix office direct vacancy rate is reported at 16.7% in the fourth quarter of 2004. The overall vacancy rate is reported at 18.4% for the Phoenix office market in the fourth quarter of 2004.

As of the fourth quarter 2004, the Arrowhead submarket has the lowest vacancy rate, at 4.6%, followed by the Downtown submarket at 7.6% vacancy. The highest vacancy level reported is in the Black Canyon Corridor submarket at 36.5% vacancy.

Absorption — Absorption is defined as the difference in occupancy from one period to the next and is a good indicator of demand for office space.

Net absorption for the metropolitan Phoenix office market was relatively strong for the years 1998 through 2000, with over 2 million square feet absorbed in 1998, over 3 million square feet absorbed in 1999, and 3.3 million square feet absorption in 2000. However, for 2001, net absorption was negative 27,590 square feet. The net absorption for the Phoenix office market was reported at a positive 633,222 square feet for 2002. Net absorption rebounded with 1,280,023 square feet in 2003 and 1,429,983 square feet in 2004. Absorption remains relatively weak.

New Construction – In the fourth quarter of 2004, a total of 1,511,131 square feet are under construction and a total of 714,103 square feet were completed in 2004.

Rental Rates - The direct weighted average rental rate for metropolitan Phoenix in the fourth quarter of 2004 was $19.20 per square foot.

Conclusions of Office Market

The fourth quarter direct vacancy rate for the metropolitan Phoenix office market was at 16.7%, which is a reduction from the 18.1% reported at the end of 2003. Absorption started to rebound in 2002, but remained moderate in 2003 and 2004. The overall outlook for the Phoenix office market is for stabilized vacancy rates and stabilized rental rates through 2005.

Residential

The following is a summary of residential building permit activity for metropolitan Phoenix for the time period 1994 through 2004.

Residential Building Permits - Metropolitan Phoenix - 1994-2004

	Single Family		Townhouse		Multifamily		Residential
Year	Total	%	Total	%	Total	%	Total	%
1994	26,626	78.7	1,212	3.6	6,015	17.8	33,853	39.3
1995	26,824	73.7	1,599	4.4	7,991	21.9	36,414	7.6	*
1996	28,157	73.8	1,456	3.8	8,533	22.4	38,146	4.8
1997	29,124	74.5	2,174	5.6	7,799	19.9	39,097	2.5	*
1998	33,811	78.2	1,525	3.5	7,877	18.2	43,213	10.5	*
1999	33,252	78.3	1,454	3.4	7,759	18.3	42,465	-1.7	*

2000-Q1	8,164	71.8	673	5.9	2,535	22.3	11,372	1.4	*
2000-Q2	9,605	78.4	398	3.2	2,254	18.4	12,257	4.8	*
2000-Q3	8,331	77.5	705	6.6	1,711	15.9	10,747	6.6	*
2000-Q4	6,394	76.7	458	5.3	1,509	18.0	8,361	-11.7	*

2000	32,494	76.1	2,234	5.2	8,009	18.7	42,731	1.0	*

2001-Q1	8,783	69.1	696	5.5	3,227	25.4	12,706	11.7	*
2001-Q2	9,393	83.7	302	2.7	1,531	13.6	11,226	-8.4
2001-Q3	8,385	76.9	548	5.0	1,966	18.1	10,899	1.4
2001-Q4	6,306	89.6	255	3.6	477	6.8	7,038	-15.8

2001	32,867	78.5	1,801	4.3	7,201	17.2	41,869	1.3

2002-Q1	7,679	86.1	299	3.3	950	10.6	8,931	-29.7
2002-Q2	9,667	82.8	566	4.8	1,439	12.4	11,672	4.0
2002-Q3	8,690	76.6	324	2.9	2,337	20.5	11,351	4.1
2002-Q4	8,273	87.8	278	2.9	881	9.3	9,432	34.0	*

2002	34,309	82.9	1,467	3.5	5,607	13.6	41,386	-1.2	*

2003-Q1	8,030	90.3	343	3.8	521	5.9	8,894	-0.4	*
2003-Q2	10,612	83.8	441	3.5	1,612	12.7	12,665	8.5
2003-Q3	11,192	90.1	561	4.5	670	5.4	12,423	9.4
2003-Q4	9,818	79.2	549	4.4	2,033	16.4	12,400	31.5	*

2003	39,652	85.5	1,894	4.1	4,836	10.4	46,382	12.1	*

2004-Q1	10,046	85.1	667	5.7	1,089	9.2	11,802	32.7	*
2004-Q2	13,638	91.1	678	4.6	647	4.3	14,963	18.1	*
2004-Q3	14,113	86.8	759	4.7	1,390	8.5	16,262	30.9
2004-Q4	10,339	81.4	493	3.9	1,871	14.7	12,703	2.4	*

2004	48,136	86.4	2,597	4.7	4,997	8.9	55,730	20.2	*

* Percentage change is from the same quarter previous year.

Source: Center for Business Research, Arizona State University. Arizona Real Estate Center, ASU, January 2005, Phoenix Metropolitan ousing Study Committee.

Single family permit activity increased from years 1994 to 2004 from a low of 26,626 in 1994 to a high of 48,136 permits issued in 2004. Single family permit activity in metropolitan Phoenix was steady between 32,494 permits to 34,309 permits in the years 1998 through 2002. However, in 2004, single family permit activity surged to 48,136, an increase of 21.4% over the previous year.

Townhouse permit activity for metropolitan Phoenix has been relatively stable since about 1994. Between 1994 and 2003, townhouse/condominium permit activity ranged from 1,212 permits issued to 1,894 permits issued in 2003. In 2004, permit activity surged to 2,597 permits.

The multifamily permit activity for metropolitan Phoenix was steady and consistent from 1994 through 2001. Multifamily permits ranged from 6,015 units in 1994 to a peak of 8,009 units in 2000. Since 2000, permit activity for multifamily units has decreased with 7,201 units in 2001, 5,607 permits in 2002, 4,836 permits in 2003, and 4,997 permits in 2004. The vacancy rate for multifamily apartments in the fourth quarter 2004 is 8% for metropolitan Phoenix, a decrease from 9% in the second quarter and a decrease from the 10% rate one year ago.

Education

Currently, a total of 25 institutions of higher learning are located in metropolitan Phoenix to keep pace with the educational desires of the population. Of these 25 institutions, six are universities, eleven are community colleges, and the rest are technical schools. A total of 164,690 students are served by these institutions . Statistically, metropolitan Phoenix has a proven academic track record. A total of 51% of the adults in metropolitan Phoenix have attended college. Approximately 45% of those attending college have graduated and some have continued into graduate school.

Opportunities for higher education continue to expand in metropolitan Phoenix. Arizona State University is located in Tempe with a population of over 47,000 students. To meet the needs of continued enrollment growth, ASU opened a westside campus known as ASU West.

The west side campus is situated on 300 acres at Thunderbird Road, between 43rd and 51st Avenues. ASU West is expected to serve more than 12,000 students. ASU officials report that for the fall of 2002, 6,630 students were enrolled in courses at ASU West facilities.

The DeVry Institute of Technology, and the college of Engineering and Computer Science at Arizona State University are two facilities designed to meet the needs of those students pursuing a high- tech education. The University of Phoenix includes a fall 2002 enrollment of over 75,000 students. The ten community colleges serving metropolitan Phoenix report a fall 2002 enrollment totaling in excess of 117,500 students.

Transportation

Because of the substantial growth of metropolitan Phoenix, it has become an important distribution center for the southwestern United States. Transportation facilities are continually being expanded and new carriers are entering the market. The two primary modes of transportation in metropolitan Phoenix are 1) land, and 2) air.

Land Transportation

Phoenix is well served by land transportation carriers. Two freight railroad lines serve the city: the Southern Pacific and the Atchison, Topeka & Santa Fe. In addition, Amtrak passenger trains serve the area. Bus service is provided by Greyhound, Trailways (Transcontinental), and Phoenix Transit (Intracity). Truck service is provided by ten transcontinental, 34 interstate, and 39 intrastate truck lines. UPS, Purolator Courier Service, and Air Couriers International also serve the metropolitan area.

The primary form of public transportation is the city bus system. The Phoenix Transit System bus line serves the entire city of Phoenix and some of the surrounding communities. It has been estimated that people make 70,000 trips by bus each weekday. With the increased growth in metropolitan Phoenix, regional public transportation will play a key role in alleviating traffic congestion.

Growth in the Phoenix metropolitan area has occurred along a northwest/southeast diagonal due to physical features and availability of undeveloped land. The existing major freeways provide access to these major growth areas. The major highways include Interstate 10, which runs south to Tucson, and Interstate 17, which runs north direction to Flagstaff. The designated route of Interstate 10, west from Phoenix to Los Angeles, is complete.

The southeast area also includes the Superstition Freeway, which extends east from Interstate 10, providing access to the communities of Mesa, Gilbert, and Apache Junction.

Regional Freeway System
July 2004 Certification

Remaining Life Cycle Cost
(Millions) 2005 - 2007

Design	$10
R/W	$95
Construction	$560
Total	$665
Obligated Roadway Construction	$340

Arizona Governor's Award for Quality
2001 Award Recipient
Grand Ave
Agua Fria
Black Canyon
Papago
Hohokam
Pima
Red Mountain
Red Mtn.
Maricopa
Sky Harbor
Superstition
Price
Santan
South Mountain*
Deer Valley Rd.
Bell Rd.
Northern Ave.
McDowell Rd.
Thomas Rd.
Shea Blvd.
McDonald Drive
University Dr.
Southern Ave.
Baseline Rd.
Elliot Rd.
Frye Rd.
99th Ave.
75th Ave.
51st Ave.
19th Ave.
Cave Creek Rd.
56th St.
Scottsdale Rd.
Pima Rd.
Gilbert Rd.
Higley Rd.
Power Rd.
Ellsworth Rd.
60
17
101
51
143
202
10
153
87
88
2006 $10
2004 $20
2004 $20
2006 $30
2007 $30
2007 $75
2007 $150
2005 $25
2007 $65
2007 $60
2005 $40
2005 $40
2006 $65
2004 $15
2006 $85
2006 $75
2005 $50
2004 $35
2004 $20
ADOT

- Existing Regional Freeway System
- Existing Non-Regional Freeway System
- Under Construction
- Funded Segments
- Under Study

- Total Life Cycle Program Miles : 137.9 Miles
- Grand Ave TI Improvement Locations (Year open to traffic) : 27th Ave/Thomas (03), 43rd Ave/Camelback (04), 51st Ave/Bethany Home (04), 55th Ave/Maryland (05), 59th Ave/Glendale (06), 67th Ave/Northern (06), 75th Ave/Olive (05) and 91st Ave Ramps @101L (03)
- Year open to traffic
  Approx. Remaining cost or Obligated construction cost, millions
- * Corridor under Environmental Impact Statement / Design Concept Report

Internet Address : http://www.dot.state.az.us/ROADS/rfs/Images/7-2004Map.pdf

The 16 existing and new freeways planned are illustrated on the opposite page and described in the following paragraphs.

1.	The Black Canyon Freeway (Interstate 17)

The Black Canyon Freeway was widened to eight lanes in the vicinity of the Papago Freeway to accommodate its connection with the Papago Freeway via a multi-level, freeway-to-freeway interchange. The cloverleaf ramps at the Bell Road interchange with Interstate 17 were replaced in a $8.2 million project that began in August 1994. Work was completed on the ramps in October 1995.

2.	Estrella Freeway (Loop 303)

The Estrella Freeway was initially envisioned as a 36-mile expressway extending from the Papago Freeway just east of the Cotton Lane alignment, north to about Pinnacle Peak Road and then east to the north Black Canyon Freeway. As of June 1992, an interim two lane roadway, built in exchange for donated land within the Estrella corridor, opened to traffic between Grand Avenue and Thomas Road. In March 1995, the State Transportation board approved a Resolution of Abandonment for the entire corridor.

3.	Red Mountain Freeway (Loop 202)

The Red Mountain Freeway was designed to provide a major arterial link between the north Mesa-Apache Junction area and Scottsdale and the northeast valley. Extending from the Squaw Peak Parkway, the road is planned for extension to Power Road by 2006. The freeway was completed to Higley Road in December 2002. The current plan is for Loop 202 to curve south between Power and Ellsworth Roads and connect with the Santan Freeway at about Pecos Road and Arizona Avenue (SR 87) in 2007.

4.	Grand Avenue (US 60)

This existing major arterial cuts diagonally across the region’s grid line street system. The Agua Fria River bridges were completed in July 1993 at a cost of $5.731 million. November 1993 was the completion of a $6.950 million project to reconstruct and widen Grand Avenue from Thunderbird Road to Beardsley Canal. In December 1994, the corridor was withdrawn from the Regional Freeway System funding program. However, work is started on the major intersections of Grand Avenue to create an eventual parkway on Grand Avenue.

5.	Hohokam Freeway (SR 143)

The Hohokam Freeway is a major connecting link between the Red Mountain Freeway and the Maricopa Freeway. In February 1992, the Hohokam Freeway opened between Interstate 10 and McDowell Road, becoming the first of the original 1985 MAG planned corridors to be completed.

6.	Maricopa Freeway (I-10)

The Maricopa Freeway extends from the Black Canyon’s Durango Curve eastward and southerly to just east of the Hohokam Interchange and then curves south to Tucson. In a two-year construction project from November 1995 to November 1997, ADOT added lanes to the Maricopa Freeway between Baseline Road and Chandler Boulevard. The freeway now includes ten lanes, five lanes in each direction, from Baseline to Elliot Road, and four lanes in each direction from Elliot Road to Chandler Boulevard. A new overpass at Pecos Road was completed in 2002.

7.	Pima Freeway (Loop 101)

The Pima Freeway is the proposed extension of the Price Freeway, north of the Red Mountain Freeway, and along the alignment of Pima Road, to Beardsley Road, where it extends west, connecting with the Agua Fria Freeway as it intersects with the Black Canyon Freeway (Interstate 17). The entire project was also completed early in 2002.

The Pima Freeway extends from Frye Road, six miles south of the Superstition Freeway north to Bell Road in North Scottsdale.

8.	Papago Freeway (I-10)

The Papago Freeway is the major east/west expressway connecting Los Angeles to Phoenix. The Papago Freeway connects to the Black Canyon Freeway just south of McDowell Road between the alignments of 19th and 27th Avenues, and continues east through central Phoenix to its interchanges with the Squaw Peak Parkway and the Red Mountain Freeway. At the same interchange, the freeway dips south to culminate in connection to the Maricopa Freeway, just north of the University Drive alignment.

9.	Price Road Expressway (Loop 101)

The Price Road Expressway is planned as a 6.5 mile extension of the Pima Freeway, from the Red Mountain Freeway to the Santan Freeway. A multilevel, freeway-to-freeway interchange link between the Loop 101 Price Freeway and US 60 Superstition Freeway is complete. The Price Freeway segment to Pecos Road was completed in early 2001.

10.	Sky Harbor Access Facility (SR 153)

The Sky Harbor Access provides direct access between Sky Harbor Airport and the freeway system. Sky Harbor Boulevard to 44th Street bridges and paving was completed in March 1992 at a cost of $9.813 million. Construction of this freeway segment from Sky Harbor Boulevard to University Drive is complete. The estimated cost is $17.9 million.

11.	Santan Freeway (Loop 202)

The Santan Freeway is planned to begin at Interstate 10 at approximately the Pecos Road alignment and to curve northward to ultimately connect with the Red Mountain Freeway with an interchange at the Superstition Freeway at a total projected cost of $725 million. Completion is planned for 2006. The first segment from Interstate 10 east to Loop 101 (Price Road) is under construction and is planned for completion in 2003.

12.	South Mountain Freeway (Loop 101)

The 22-mile South Mountain Freeway was planned to link the West Valley with the Southeast Valley accommodating future growth anticipated in southwest Phoenix and south of South Mountain. The South Mountain Freeway is planned to connect with the Santan Freeway at Interstate 10 (the alignment of Pecos Road) and will extend west and then north connecting with Interstate 10, the Papago Freeway, west of 51st Avenue. In December 1994, the corridor was withdrawn from Regional Freeway System funding. However, private funds maybe sought for completion of the project.

13.	Squaw Peak Parkway (SR 51)

The Squaw Peak Parkway is planned to extend from the Papago Freeway at the Red Mountain Interchange north to ultimately connect with the northeast Loop 101, the Agua Fria Freeway, at about the alignments of Union Hills Drive and 40th Street. The project opened to Shea Boulevard in February 1995 and was extended to Bell Road in June 1999. In addition, a $2 million reconstruction project to widen the existing southbound off-ramp to I-10 westbound or Loop 202 eastbound and the existing highway between McDowell and Thomas Roads was finished in 1997.

14.	Superstition Freeway (US 60)

The Superstition Freeway is the only east/west freeway connecting the Phoenix Metropolitan Area with Final County and points east. The freeway is open to the Goldrield Road exit in Pinal County, but continues south and east as a US highway. A new interchange with the Maricopa Freeway (I-10) was completed in November 1995. Construction of new westbound exit ramps and eastbound on-ramps at Priest were completed in 1996. ADOT widened the freeway from Interstate 10 to Val Vista Drive at a cost of $184 million. The 13 mile long project was completed in 2002.

15.	Agua Fria Freeway (Loop 101)

The Agua Fria Freeway is an approximate 24 mile travel corridor extending from I-10, the Papago Freeway at about the 99th Avenue alignment, north to approximately Beardsley Road where it curves to the east and culminates in its connection with the Black Canyon Freeway. The connection with I-10 was completed in late 2000. Loop 101 now extends from I-10 up to 75th Avenue and Beardsley and east to Interstate 17.

Air Transportation

Air transportation facilities are located at Sky Harbor International Airport. Sky Harbor is host to over 27 commercial airlines, as well as private and corporate aircraft.

A major expansion of the passenger facilities at Sky Harbor International Airport was completed in 1990 with the construction of the $172 million Terminal 4, which has dramatically increased the capacity of the airport. A new third runway was completed in October 2000. A total of 35.4 million passengers used the airport during 2001, a decrease from the 36 million in 2000 due to the events of September 21, 2001.

Plans are currently being considered to replace Terminals 2 and 3 with one mega-terminal over the next fifteen years. Airport officials are planning to connect the Phoenix metro light rail line with an airport system that would link the terminals with the outlying economy parking lots.

Water

Over the years, people living in central Arizona have developed its waters to keep pace with the population boom, which followed World War II. As more people migrate to Arizona, the ground water table continues to recede, resulting in problems of water availability. To combat this situation, the Department of Water Resources enacted the Ground Water Management Act of 1980, and the Bureau of Reclamation instituted the Central Arizona Project.

Ground Water Management Act

In 1980, the State Legislature passed a Ground Water Management Act. The Act is intended to institute comprehensive ground water conservation and management in Arizona. Prior to the passage of the Act, few controls existed on the new irrigation wells in certain areas of the state, but there were not limitations on the amount of water which could be withdrawn. Under the new Act, the amount of water which may be withdrawn for existing and future uses will be subject to strict conservation requirements and new ground water development will be restricted.

The Act provides for the establishment of “active management areas.” Within the active management areas, the use of water, the drilling of wells, and the subdividing of land is limited. The drilling of wells and the use of water is less restrictive outside the active management areas, but subdividing land without a proven 100-year supply of water is not allowed.

Two major implications of this Act include: 1) land within water service areas of a municipality or a franchise water utility will be presumed, or deemed to have assured water supply if they have filed Letters of Intent to purchase CAP water; 2) inside active management areas, subdivision lots may not be sold or leased without a Certificate of Assured Water Supply, unless the lands are located within a service area previously designated as an area having an assured water supply.

Despite passage of the Act, metropolitan Phoenix is not in imminent danger of being without water. The Act simply requires water users to be more aware of their consumption levels and helps to prevent senseless wasting of water.

Central Arizona Project

In conjunction with the Ground Water Management Act, the Bureau of Reclamation is in the process of constructing a 335-mile long aqueduct to deliver Colorado River water from Lake Havasu on Arizona’s western border to Maricopa, Pinal, and Pima Counties in central and southern Arizona. The water will replace existing ground water uses and supplement surface water supply.

In theory, the project will offset two-thirds of the over- consumption of ground water supplies. However, CAP water is not intended to increase overall water usage. Rather it is designed to be a substitute for ground water. The CAP will deliver about 1.5 million acre feet of Colorado River water into Maricopa, Pinal, and Pima Counties each year. This water has been allocated to 85 users, classified as municipal or industrial entities, 12 Indian communities, and 23 non-Indian agricultural districts. Water from the CAP will be utilized for drinking and irrigation purposes.

Delivery of Colorado River water began in May 1985 to an irrigation district west of Phoenix. By mid-1986, water was delivered from the Salt-Gila Aqueduct which runs from the Salt River to a point 15 miles southeast of Coolidge. Water was delivered to the initial stages of the Tucson Aqueduct by mid-1987 and delivery to the metropolitan Tucson area was completed in the mid 1990s.

A combination of the Ground Water Management Act and the Central Arizona Project will help to ensure that no more water is pumped from the ground each year than is replaced. Continued planning and a commitment to water conservation will result in prolonging Arizona’s lifeline of water.

Climate

Warm weather and plentiful sunshine contribute to making metropolitan Phoenix a desirable place to live. Mild winter days have average high temperatures ranging from 65 degrees to 87 degrees Fahrenheit. Summer days range on average from 102 degrees to 105 degrees Fahrenheit with very low levels of humidity. Annual rainfall averages 7.2 inches. With moderate rainfall activity, Phoenicians enjoy a year-long average of 85% sunshine.

Seasonal visitors flock to metropolitan Phoenix on a yearly basis to enjoy the mild winter climate. Several five-star resorts are located in metropolitan Phoenix to capitalize on the favorable year-round climate. In addition, several of the country’s most notable retirement communities are located in the area.

Conclusions of Metropolitan Phoenix

An analysis of the 1) social, 2) economic, and 3) governmental and physical factors for metropolitan Phoenix indicates that the area should continue to experience minimal growth in all segments of the real estate market for the foreseeable future.

The favorable employment trends and dramatic growth rates will all contribute to giving Phoenix a stronger, more diverse economic base. The slowdowns in construction experienced during the

1974 and 1976, 1981 to 1982, 1987 through 1990 building cycles tend to be temporary. To the extent that this is true, there is relatively little risk over the long term in well-located areas.

Adoption of a transportation plan for metropolitan Phoenix will alleviate traffic congestion in the area. By now it is evident that a sound freeway system will play a key role in affecting regional growth.

Phoenicians enjoy an active year-round lifestyle. The area’s seasonal climate provides a comfortable living environment and will continue to draw people from the East Coast and Midwestern states. Although the availability of ground water might, at some future date, impact migratory trends, the supply of water for the near term is substantial.

ARCHITECTURAL PLANS

LAND SALES

Vacant Land Sale No. 1

Location:	SEC Priest Drive & Greentree Drive, Tempe
Assessor’s Parcel Number:	301-60-980,981,982
Legal Description:	Lots 1-3 Priest- Warner Commerceplex bk 489 pg 15
Sale Date:	9/2004
Recording Date:	9/30/2004
Document Number:	04/1148521
Property Rights Conveyed:	Fee Simple
Seller:	EJM-Arizona Commerceplex, LLC
Buyer:	8829 South Priest, LLC
Price:	$3,973,304
Terms:	All cash
Price per Sq.Ft.:	$8.00

Site Data

Net Site Size:	11.403 acres; 496,714.7 sq.ft.
Zoning:	I-1/I-2, Tempe

Street Frontage:	450' on Priest Drive

General Data

Intended Use:	Construct expansion warehouse
Sales History:	A search of public records revealed no other sales of this property within the past three years.

Comments:	Price Per Acre: $348,444

Property was purchased for expansion to buyer’s existing property occupied by Arizona Tile.

Vacant Land Sale No. 2

Location:	North side of Roeser Rd & East of 40th St, Phoenix
Assessor’s Parcel Number:	123-06-017A,017B
Legal Description:	Lot 2 Cotton Center Unit II bk 499 pg 24
Sale Date:	5/2004
Recording Date:	5/20/2004
Document Number:	04/0564842
Property Rights Conveyed:	Fee Simple
Seller:	JDMD Apollo Venture, LLC
Buyer:	James M. & Patsy L. Chamberlain, Tr.
Price:	$3,172,932
Terms:	All cash
Price per Sq.Ft.:	$7.20

Site Data

Net Site Size:	10.119 acres ; 440,783.6 sq. ft.
Zoning:	CP/BP, Phoenix

Street Frontage:	780' on Roeser Road
Proposed Building Area:	1 00,000 SF

General Data

Intended Use:	Construct 100,000 SF distribution facility
Marketing Time:	30 days
Sales History:	A search of public records revealed no other sales of this property within the past three years.

Comments:	Price Per Acre: $313,562

Vacant Land Sale No. 3

Location:	NWC of Knox Rd & Priest Dr, Tempe
Assessor’s Parcel Number:	301-59-003C
Legal Description:	Por NE4 sec 20 TlS R4E
Sale Date:	4/2004
Recording Date:	4/30/2004
Document Number:	04/0477457
Property Rights Conveyed:	Fee Simple
Seller:	Alexandra Siegal
Buyer:	Indio Management, LLC
Price:	$2,835,794
Terms:	All cash
Price per Sq.Ft.:	$7.05

Site Data

Net Site Size:	9.24 acres ; 402,494.4 sq. ft.
Zoning:	AG, Tempe

Street Frontage:	366' on Priest Drive

General Data

Intended Use:	Hold for development
Sales History:	A search of public records revealed no other sales of this property within the past three years.

Comments:	Price Per Acre: $306,904

This property is identified in the Tempe General Plan for potential industrial use.

Vacant Land Sale No. 4

Location:	West side of McClintock Dr & South of McKellips Rd, Tempe
Assessor’s Parcel Number:	132-08-013
Legal Description:	Lot 1 Rio Salado Production Facility bk 507 pg 35
Sale Date:	9/2003
Recording Date:	9/30/2003
Document Number:	03/1373757
Property Rights Conveyed:	Fee Simple
Seller:	Freedom Arizona Information, Inc.
Buyer:	Tempe BTS (LLC)
Price:	$4,400,000
Terms:	$1,530,000 down payment; construction loan through KeyBank, N.A.
Price per Sq.Ft.:	$9.03

Site Data

Net Site Size:	11.18 acres; 487,000.8 sq.ft.
Zoning:	I- 1, Tempe

Street Frontage:	520' on McClintock Drive

General Data

Intended Use:	Construct 96,507 SF warehouse distribution complex
Sales History:	A search of public records revealed no other sales of this property within the past three years.

Comments:	Price Per Acre: $393,560

Vacant Land Sale No. 5

Location:	NEC Chandler Blvd & Gila Springs Rd, Chandler
Assessor’s Parcel Number:	301-87-985 (por)
Legal Description:	Por lot 1 Gila Springs Industrial Park bk 254 pg 13
Sale Date:	7/2003
Recording Date:	7/28/2003
Document Number:	03/1000251
Property Rights Conveyed:	Fee Simple
Seller:	First Credit Union
Buyer:	DBSI, Inc.
Price:	$3,500,000
Terms:	$50,000 down payment (1%); balanced carried by seller
Price per Sq. Ft.:	$6.20

Site Data

Net Site Size:	12.95 acres; 564, 102.0 sq. ft.
Zoning:	PAD, Chandler

Street Frontage:	300' on Chandler Blvd

General Data

Intended Use:	To construct a corporate headquarters office
Sales History:	A search of public records revealed no other sales of this property within the past three years.

Comments:	Price Per Acre: $270,270

IMPROVED SALES AND PHOTOGRAPHS

Elliot Corporate Center

875 West Elliot Road, Tempe

Improved Office Sale No. 1

Project Name:	Elliot Corporate Center
Location:	875 West Elliot Road, Tempe
Assessor’s Parcel Number:	301-53-094
Legal Description:	Lot 1 Elliot Corporate Center bk 580 pg 9; Easement
Sale Date:	10/2004
Recording Date:	10/29/2004
Document Number:	04/1274961
Seller:	Crown-Phoenix II, LLC
Buyer:	ARI-Elliot Corporate Center, LLC
Price:	$32,946,000
Terms:	$9,696,000 down payment
Price per Rentable Sq.Ft.:	$147.48

Site Data

Net Site Size:	16.02 acres; 697,961.88 sq. ft.
Land to Building Ratio:	03.12:1
Zoning:	I-2, Tempe
Street Frontage:	861' on Elliot; 288' on Hardy

Improvements Data

NetRentableArea:	223,392 sq. ft.
Year Built:	1998
Age at Sale:	6
Vacancy at Sale:	0%
Single or Multiple Tenant:	Multi
Number of Stories:	2
Parking Spaces:	1312
Covered Parking:	24
Parking Ratio:	5.873084
Construction Details:	This two-story, Class B building of concrete tilt-up construction was in good condition at the time of sale. The building includes three elevators.

Income and Expense Data

Net Operating Income:	$2,767,464
Overall Rate:	8.40%

General Data

Marketing Time:	90 days
Sales History:	A search of public records revealed no other sales of this property within the past three years.
Confirmed by:	Rick Kalinowski
Confirmed with:	Steve Lindley
Relationship:	Buyer’s broker
Telephone:	(602) 281-1446
Confirmation Date:	1/20/2005
Comments:	The net operating income is based on a 5% vacancy factor.

Tenants include: Honeywell Inc, Jacobs Engineering, University of Phoenix, Outsource National.

The property includes 1,312 parking spaces (24 covered), which equates to a parking ratio of 5.87 spaces per 1,000 SF of net rentable area.

Arrowhead Commerce Center

8581 West Kelton Lane, Peoria

Improved Office Sale No. 2

Project Name:	Arrowhead Commerce Center
Location:	8581 West Kelton Lane, Peoria
Assessor’s Parcel Number:	200-45-921C, 922A
Legal Description:	Parcel E Bell-Freeway Commercial Park bk 408 pg 44; Easement
Sale Date:	9/2004
Recording Date:	9/15/2004
Document Number:	04/1075656
Document Type:	Special Warranty Deed
Property Rights Conveyed:	Leased Fee
Seller:	Jackson-Shaw/Arrowhead I, LP
Buyer:	MECG- Arizona, LLC
Price:	$13,200,000
Terms:	All cash
Price per Rentable Sq.Ft.:	$107.25

Site Data

Net Site Size:	9.80 acres; 427,062.24 sq. ft.
Land to Building Ratio:	03.47:1
Zoning:	PAD, Peoria
Street Frontage:	600' on Kelton Lane

Improvements Data

NetRentableArea:	123,074 sq. ft.
Year Built:	1999
Age at Sale:	5
Vacancy at Sale:	5%
Single or Multiple Tenant:	Multi
Number of Stories:	1
Parking Spaces:	600
Parking Ratio:	4.875116
Construction Details:	This project includes three Class B, single-story buildings of concrete block and concrete tilt-up construction, all in good condition at the time of sale.

Income and Expense Data

Overall Rate:	8.50%

General Data

Sales History:	A search of public records revealed no other sales of this property within the past three years.

Comments:	Tenants include: Aerials, Direct Buy, Stand Up MRI of Arizona LLC, T A Appliance, AZ Wholesale, Brewer Plumbing, SPC, Bare Wood, Auto Express, Auto Re-New LLC, Terminex, Auto Styles.

The property includes 600 open parking spaces, which equates to a parking ratio of 4.88 spaces per 1,000 SF of net rentable area.

Hohokam Business Park

1524 West 14TH Street, Tempe

Improved Office Sale No. 3

Project Name:	Hohokam Business Park
Location:	1524 West 14th Street, Tempe
Assessor’s Parcel Number:	124-58-039A, 040A, 043A, 043B, 044, 045A, 045B
Legal Description:	Lots 11, 12 & 15-17 Hohokam Industrial Park Unit II bk 174 pg 33 (exc N226' lots 11 & 12 & E215.77' lot 15)
Sale Date:	5/2004
Recording Date:	5/14/2004
Document Number:	04/0539429
Document Type:	Special Warranty Deed
Property Rights Conveyed:	Leased Fee
Seller:	VJ 14th Street, LLC(etal)
Buyer:	12131 Western Investment, LLC (et al)
Price:	$12,294,000
Terms:	$7,373,017 down payment (60%); balanced assumed through Wells Fargo Bank
Price per Rentable Sq.Ft.:	$70.67

Site Data

Net Site Size:	10. 16 acres; 442,569.60 sq.ft.
Land to Building Ratio:	02.54:1
Zoning:	I-2, Tempe
Street Frontage:	1186' on 14th Street

Improvements Data

NetRentableArea:	173,960 sq. ft.
Year Built:	1977
Age at Sale:	27
Vacancy at Sale:	0%
Single or Multiple Tenant:	Multi
Number of Stories:	1
Parking Spaces:	320
Parking Ratio:	1.839503
Construction Details:	The property includes one single-level building of concrete tilt-up construction which was in average condition at the time of sale.

Income and Expense Data

Overall Rate:	8.90%

General Data

Sales History:	A search of public records revealed no other sales of this property within the past three years.

Comments:	The subject property includes 13% office build-out and is fully sprinklered. Ceiling heights vary from 14' to 26'. The property includes 10 grade level doors and dock high doors.

The subject property includes 320 open parking spaces, which equates to a parking ratio of 1 .84 spaces per 1,000 SF of net rentable area.

Tenants include: EIS Com-Kyl, eSource Mortgage, Design mail, Garrett Aviation.

IKON Office/University of Phoenix

1717-1723 West 16TH Street, Tempe

Improved Office Sale No. 4

Project Name:	IKON Office/University of Phoenix
Location:	1717-1723 West 16th Street, Tempe
Assessor’s Parcel Number:	134-58-065C, 066m, 067, 073C, 073D, 073E, 074A
Legal Description:	Lots 38, 39, 46 & 47 & por lots 36, 37, 44 & 45 Hohokam Industrial Park Unit II bk 174 pg 33
Sale Date:	1/2004
Recording Date:	1/30/2004
Document Number:	04/0099022
Property Rights Conveyed:	Leased Fee
Seller:	Holualoa Tempe One, LLC
Buyer:	ARI-Tempe Business Center, LLC
Price:	$23,739,440
Terms:	$12,739,440 down payment (54%); balanced financed through Thrivent Financial for Lutherans.
Price per Rentable Sq.Ft.:	$109.15

Site Data

Net Site Size:	8.69 acres; 378,623.52 sq. ft.
Land to Building Ratio:	01.74:1
Zoning:	I-2, Tempe
Street Frontage:	653' on 16th Street

Improvements Data

NetRentableArea:	217,493 sq.ft.
Year Built:	1979
Age at Sale:	25
Vacancy at Sale:	0%
Single or Multiple Tenant:	Multi
Number of Stories:	1
Parking Spaces:	1434
Covered Parking:	128
Parking Ratio:	6.593316
Construction Details:	This project includes two Class B single-level buildings of concrete block and concrete tilt-up construction, both in average condition at the time of sale.

Income and Expense Data

Overall Rate:	9.86%

General Data

Sales History:	A search of public records revealed no other sales of this property within the past three years.

Comments:	The building was completely renovated in 2000.

Tenants include IKON Office Solutions, University of Phoenix, and Kronos Group.

The subject property includes 1,434 parking spaces (128 covered), which equates to a parking ratio of 6.59 spaces per 1,000 SF of net rentable area.

Honeywell International

5551 West Talavi Boulevard, Glendale

Improved Office Sale No. 5

Project Name:	Honeywell International
Location:	5551 West Talavi Boulevard, Glendale
Assessor’s Parcel Number:	200-50-012C, 163, 164, 195B
Legal Description:	Lots 3 & 4 & por trt A Talavi bk 331 pg 44; Por NE4 sec 5 T3N R2E; Por abandoned road; Easements
Sale Date:	10/2003
Recording Date:	10/24/2003
Document Number:	03/1483523

Seller:	ACA Honeywell Center (LLC)
Buyer:	HW Phoenix Partners (LP)
Price:	$19,400,000
Terms:	$6,000,000 down payment; balanced financed through Bank of America
Price per Rentable Sq.Ft.:	$106.83

Site Data

Net Site Size:	8.17 acres; 355,754.52 sq. ft.
Land to Building Ratio:	01.96:1
Zoning:	PAD, Glendale
Street Frontage:	400' on Talavi Blvd

Improvements Data

NetRentableArea:	181,596 sq. ft.
Year Built:	1991
Age at Sale:	12
Vacancy at Sale:	0%
Single or Multiple Tenant:	Single
Number of Stories:	2

Construction Details:	This two-story building of concrete tilt-up construction was in average condition at the time of sale.

Income and Expense Data

Overall Rate:	9.25%

General Data

Marketing Time:	45 days
Sales History:	A search of public records revealed no other sales of this property within the past three years.

Comments:	Property includes an R&D assembly on the first floor and offices on the second floor.

Property includes one elevator.

The property was 100% occupied by a single tenant at the time of sale. The current lease has approximately five years remaining and has several options to extend.

Allred Cotton Center Buildings 1 & 2

4025 & 4121 East Cotton Center Boulevard, Phoenix

Improved Office Sale No. 6

Project Name:	Allred Cotton Center Buildings 1 & 2
Location:	4025 & 4121 E. Cotton Center Blvd, Phoenix
Assessor’s Parcel Number:	123-06-018, 029
Legal Description:	Lot 1 Cotton Center Unit VIII bk 562 pg 3; Lot 8 Cotton Center Uit XI bk 593 Pg 48
Sale Date:	7/2002
Recording Date:	7/26/2002
Document Number:	02/0758256
Document Type:	Special Warranty Deed
Property Rights Conveyed:	Leased Fee
Seller:	Dared 80 (LLC)
Buyer:	Bedford Property Investors, Inc
Price:	$24,305,000
Terms:	All cash
Price per Rentable Sq.Ft.:	$132.37

Site Data

Net Site Size:	14.83 acres; 645,994.80 sq. ft.
Land to Building Ratio:	03.52:1
Zoning:	CP/BP, Phoenix
Street Frontage:	1000' on Cotton Center Blvd

Improvements Data

NetRentableArea:	183,618 sq. ft.
Year Built:	2001
Age at Sale:	1
Vacancy at Sale:	0%
Single or Multiple Tenant:	Multi
Number of Stories:	1
Parking Spaces:	304
Parking Ratio:	1.655611
Construction Details:	This project includes two single-level buildings of concrete tilt-up construction which were in excellent condition at the time of sale.

Income and Expense Data

Overall Rate:	9.00%

General Data

Marketing Time:	30 days
Sales History:	A search of public records revealed no other sales of this property within the past three years.

Comments:	The subject property includes 70% office build-out and is fully sprinklered. The buildings include 28’ ceiling height and 15 grade level doors.

Tenants include: Caremark Inc, Aether Systems, and Bax Global Inc.

The property includes 304 open parking spaces, which equates to a parking ratio of 1.66 spaces per 1,000 SF of net rentable area.

Building 1 consists of 103,884 SF and Building 2 consists of 79,734 SF. Both buildings have column spacing of 40 x 60 feet, mezzanine availability, dock highs capabilities, fiber optics to each building and have access to the proposed SRP District Cooling System.

3137 East Elwood Street, Phoenix

Improved Office Sale No. 7

Location:	3137 E. Elwood Street, Phoenix
Assessor’s Parcel Number:	122-03-008C, 073, 074
Legal Description:	Lot 1 Ryan-Southbank Unit I bk 390 pg 21; Por lot 6 Southbank bk 306 pg 44; Easement
Sale Date:	1/2002
Recording Date:	1/31/2002
Document Number:	02/0104069
Document Type:	Special Warranty Deed
Property Rights Conveyed:	Leased Fee
Seller:	Teachers Ins & Annuity Association
Buyer:	Ryan Building Offices SDCO, Inc
Price:	$13,250,000
Terms:	All cash
Price per Rentable Sq.Ft:	$109.05

Site Data

Net Site Size:	9.30 acres; 405,108.00 sq. ft.
Land to Building Ratio:	03.33:1
Zoning:	A-2, Phoenix

Improvements Data

NetRentableArea:	121,500 sq.ft.
Year Built:	1995
Age at Sale:	7
Vacancy at Sale:	0%
Single or Multiple Tenant:	Multi
Number of Stories:	1
Parking Spaces:	600
Parking Ratio:	4.938272
Construction Details:	This single-level bulding of concrete tilt-up construction was in good condition at the time of sale.

Income and Expense Data

Overall Rate:	10.20%

General Data

Sales History:	A search of public records revealed no other sales of this property within the past three years.

Comments:	The subject property includes 90% office build-out and is fully sprinklered. The building has ceiling clearance of 18' and includes 4 grade level doors.

The major tenant in the building is University of Phoenix.

The property includes 600 open parking spaces, which equates to a parking ratio of 4.94 space per 1,000 SF of net rentable area.